Exhibit 10.2

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of August 5, 2013 (this “Amendment”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Canadian Borrower”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”, and together with Holdings, collectively, the “U.S. Acquisition Sub-Facility Borrowers” and each, individually, a “U.S. Acquisition Sub-Facility Borrower”; the U.S. Acquisition Sub-Facility Borrowers, collectively with the Company and the Canadian Borrower, the “Borrowers” and each, individually, a “Borrower”), BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, the “Agent”), and the Lenders (as defined below) party hereto.

PRELIMINARY STATEMENTS

A.            The Borrowers, the Agent, General Electric Capital Corporation, as co-collateral agent, and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of March 31, 2011, as amended as of October 16, 2012 and as further amended as of May 8, 2013 (as amended, and as otherwise amended, restated supplemented or modified from time to time prior to the date hereof, the “Original Credit Agreement”).

B.            The Borrowers have requested that Agent and Lenders amend certain provisions of, and join Holdings and Sub Holdco as U.S. Acquisition Sub-Facility Borrowers under, the Original Credit Agreement.

C.            The Borrowers have requested that, pursuant to Section 9.02 of the Original Credit Agreement, the Lenders consent to the amendments and joinder described herein, and the Lenders are willing to agree to such amendments and joinder on the terms and subject to the conditions described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         Definitions.  Capitalized terms used herein and not otherwise defined in this Amendment have the same meanings as specified in the Original Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2.         Amendment.  Effective as of the Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein:

(a)           Amendments to Original Credit Agreement. The Original Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as attached hereto as Exhibit A, with all revisions to the Original Credit Agreement reflected in Exhibit A in blacklined format.  The amendments to the Original Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Original Credit Agreement are intended to be affected hereby.

(b)           Amendment to Exhibits. The Exhibits to the Original Credit Agreement are hereby amended by adding a new Exhibit J, which is attached hereto as Exhibit B.

(c)           Amendment to Security Agreement. The definition of “Excluded Account” in each Security Agreement is hereby deleted in its entirety and replaced with the following:

“‘Excluded Account’ has the meaning specified in the Credit Agreement.”

SECTION 3.         Conditions of Effectiveness.  This Amendment shall become effective as of the first date (such date being referred to as the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)           Execution of Documents.  The Agent shall have received (i) this Amendment, duly executed and delivered by (A) the Borrowers and (B) the Required Lenders and (ii) a Guarantor Consent and Reaffirmation, in the form of Annex 1 hereto, duly executed and delivered by each Loan Guarantor.

(b)           Certificate of Responsible Officer.  The Agent shall have received a certificate of a Responsible Officer of the Company, (i) certifying as to the matters set forth in Section 4(c) and Section 4(d) of this Amendment on and as of the Amendment Effective Date, (ii) attaching resolutions of each Loan Party authorizing such Loan Party to enter into and perform its obligations under this Amendment and/or the Guarantor Consent and Reaffirmation, as applicable, and (iii) either confirming that there have been no changes in the bylaws or other governing documents of each Loan Party since the copies delivered on the Closing Date (or on the Second Amendment Effective Date) with or attaching any amended, restated or otherwise modified bylaws or similar governing documents of each Loan Party, as the case may be.

(c)           Fees.  The Borrower shall have paid all fees payable to the Agent and the Lenders in accordance with the Fee Letter, dated as of July 24, 2013, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(d)           Opinions.  The Agent shall have received a favorable legal opinion of counsel to the U.S. Acquisition Sub-Facility Borrowers in form and substance reasonably acceptable to the Agent.

(e)           Lien Search Results. The Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Agent with respect to the Company and the U.S. Acquisition Sub-Facility Borrowers.

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

SECTION 4.         Representations and Warranties.  Each Borrower represents and warrants as follows as of the date hereof:

(a)           The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s organizational powers and have been duly authorized by all necessary organizational and, if required, equity holder action of such Borrower.  The execution, delivery and performance by such Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other third party, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Requirement

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of Law applicable to such Borrower or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries, except Liens created pursuant to the Loan Documents; except, in each case other than with respect to the creation of Liens, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.

(b)           This Amendment has been duly executed and delivered by such Borrower.  Each of this Amendment and each other Loan Document to which such Borrower is a party, after giving effect to the amendments pursuant to this Amendment, is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           Upon the effectiveness of this Amendment, no Default or Event of Default shall exist.

(d)           The representations and warranties of the Loan Parties set forth in the Amended Credit Agreement and in each of the other Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect (after giving effect to any qualification therein), in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect (after giving effect to any qualification therein), in all respects) as of such earlier date).

SECTION 5.         Joinder.  Holdings and Sub Holdco have each received and reviewed a copy of the Amended Credit Agreement.  Each of Holdings and Sub Holdco hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be a “U.S. Acquisition Sub-Facility Borrower” for all purposes of the Amended Credit Agreement and shall have all of the obligations of a U.S. Acquisition Sub-Facility Borrower thereunder as if it had executed the Amended Credit Agreement.  Each of Holdings and Sub Holdco hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Amended Credit Agreement applicable to it as a U.S. Acquisition Sub-Facility Borrower.

SECTION 6.         Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)           Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the Borrowers under the Original Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

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(b)           On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 7.         Costs and Expenses.  The Company agrees to pay all reasonable documented out-of-pocket expenses incurred by the Agent in connection with this Amendment pursuant to Section 9.03(a) of the Original Credit Agreement.

SECTION 8.         Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, PDF format or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.         Notices.  All communications and notices hereunder shall be given as provided in the Amended Credit Agreement.

SECTION 10.       Severability. To the extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.       Successors. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Section 9.04 of the Amended Credit Agreement.

SECTION 12.       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEXEO SOLUTIONS, LLC, as a U.S. Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS CANADA CORP., as the Canadian Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Treasurer

NEXEO SOLUTIONS HOLDINGS, LLC, as a U.S. Acquisition Sub-Facility Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS SUB HOLDING CORP., as a U.S. Acquisition Sub-Facility Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 3 to Credit Agreement]

BANK OF AMERICA, N.A., individually and as Agent, U.S. Issuing Bank, a U.S. Lender and U.S. Swingline Lender

By:	/s/ Robert Q. Mahoney
Name: Robert Q. Mahoney
Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Canadian Lender, Canadian Issuing Bank and Canadian Swingline Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Amendment No. 3 to Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President and Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Krista Mize
Name: Krista Mize
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ Domenic Cosentino
Name: Domenic Cosentino
Title: Vice President

U.S. Bank National Association, as a Lender

By:	/s/ Matthew Kasper
Name: Matthew Kasper
Title: Vice President

U.S. Bank National Association, Canada Branch, as a Lender

By:	/s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

Sun Trust Bank, as a Lender

By:	/s/ Michael Dembski
Name: Michael Dembski
Title: Director

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Jeffrey B. Iervese
Name: Jeffrey B. Iervese
Title: Vice President

[Amendment No. 3 to Credit Agreement]

By:	/s/ Jeff Berger
Name: Jeff Berger
Title: Vice President, Head of Business Administration

RBS Business Capital, a division of RBS Asset Finance Inc., a subsidiary of RBS Citizens, N.A., as a Lender

By:	/s/ David S. Vith
Name: David S. Vith
Title: Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

The Huntington National Bank, as a Lender

By:	/s/ John D. Whetstone
Name: John D. Whetstone
Title: Vice President

Capital One Leverage Finance Corp, as a Lender

By:	/s/ Rick Bloemker
Name: Rick Bloemker
Title: Vice President

Exhibit A to Amendment No. 3 to Credit Agreement

[See attached]

EXHIBIT A
to Amendment No. ~~2~~3 to Credit Agreement

CREDIT AGREEMENT [1]
dated as of March 31, 2011

among

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as the Lenders

and

BANK OF AMERICA, N.A.,
as Agent

CITIBANK, N.A.
as Syndication Agent,

and

WELLS FARGO BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
SUNTRUST BANK
and
SIEMENS FINANCIAL SERVICES, INC.,
as Co-Documentation Agents,

and

NEXEO SOLUTIONS, LLC
and the other U.S. Borrowers referred to herein,
as U.S. Borrowers,

and

NEXEO SOLUTIONS CANADA CORP.
as Canadian Borrower,

NEXEO SOLUTIONS HOLDINGS, LLC,
as Holdings

and

NEXEO SOLUTIONS SUB HOLDING CORP.
as Sub Holdco,

and

The Subsidiaries of Nexeo Solutions, LLC from time to time parties hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
CITIGROUP GLOBAL MARKETS, INC.
as Joint Lead Arrangers and Joint Bookrunners

[1] This copy of the Credit Agreement is a blackline of the Amended Credit Agreement effected by Amendment No. ~~2~~3 to Credit Agreement, dated as of ~~May 8,~~**August 5,** 2013 (referred to herein as the "~~Second~~**Third** Amendment"), marked against ~~the~~**a conformed copy of** "Original Credit Agreement" referred to in the ~~Second~~**Third** Amendment.

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TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	2
Section 1.01	Defined Terms	2
Section 1.02	Classification of Loans and Borrowings	~~72~~74
Section 1.03	Terms Generally	~~72~~74
Section 1.04	Accounting Terms; GAAP	~~73~~74
Section 1.05	Interpretation (Quebec)	~~73~~75
Section 1.06	Currency Equivalents Generally	~~73~~75
Section 1.07	Additional Alternative Currencies	~~74~~75
ARTICLE II	THE CREDITS	~~75~~76
Section 2.01	Revolving Commitments	~~75~~76
Section 2.02	Revolving Loans and Borrowings	~~75~~76
Section 2.03	Requests for Revolving Borrowings	~~77~~78
Section 2.04	Protective Advances and Overadvances	~~78~~79
Section 2.05	Swingline Loans	~~81~~82
Section 2.06	Letters of Credit	~~86~~87
Section 2.07	Funding of Borrowings	~~97~~98
Section 2.08	Type; Interest Elections	~~97~~99
Section 2.09	Termination and Reduction of Revolving Commitments	~~99~~100
Section 2.10	Repayment of Loans; Evidence of Debt	~~101~~103
Section 2.11	Prepayment of Loans	~~103~~104
Section 2.12	Fees	~~104~~106
Section 2.13	Interest	~~106~~108
Section 2.14	Alternate Rate of Interest	~~107~~109
Section 2.15	Increased Costs	~~108~~110
Section 2.16	Break Funding Payments	~~109~~111
Section 2.17	Taxes	~~109~~111
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~112~~114
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~115~~117
Section 2.20	Illegality	~~116~~118
Section 2.21	Cash Receipts	~~117~~118
Section 2.22	Reserves; Change in Reserves; Decisions by Agent	~~118~~120
Section 2.23	Commitment Increases	~~119~~120
Section 2.24	Borrower Agent	~~125~~126
Section 2.25	Joint and Several Liability of the U.S. Borrowers	~~125~~127
Section 2.26	Loan Account; Statement of Obligations	~~127~~129
Section 2.27	Extensions of Revolving Loans and Revolving Commitments	~~128~~130
Section 2.28	Defaulting Lenders	~~133~~136
Section 2.29	Currency Matters	~~136~~138
Section 2.30	Currency Fluctuations	~~137~~139
Section 2.31	Collection Allocation Mechanism (CAM) and Lender Loss Sharing Agreement	~~137~~140

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ARTICLE III	REPRESENTATIONS AND WARRANTIES	~~139~~141
Section 3.01	Organization; Powers	~~139~~141
Section 3.02	Authorization; Enforceability	~~139~~142
Section 3.03	Governmental and Third Party Approvals; No Conflicts	~~139~~142
Section 3.04	Financial Condition; No Material Adverse Effect	~~140~~142
Section 3.05	Properties	~~140~~143
Section 3.06	Litigation and Environmental Matters	~~141~~143
Section 3.07	Compliance with Laws, No Default	~~141~~143
Section 3.08	Investment Company Status	~~141~~143
Section 3.09	Taxes	~~141~~143
Section 3.10	Pension Plans	~~141~~143
Section 3.11	Disclosure	~~142~~144
Section 3.12	Solvency	~~143~~145
Section 3.13	Insurance	~~143~~145
Section 3.14	Capitalization and Subsidiaries	~~143~~145
Section 3.15	Security Interest in Collateral	~~143~~146
Section 3.16	Labor Disputes	~~144~~146
Section 3.17	Federal Reserve Regulations	~~145~~147
Section 3.18	Senior Indebtedness	~~145~~147
Section 3.19	Intellectual Property	~~145~~147
Section 3.20	Use of Proceeds	~~145~~147
Section 3.21	Anti-Terrorism Laws	~~145~~148
ARTICLE IV	CONDITIONS	~~146~~148
Section 4.01	Effective Date	~~146~~148
Section 4.02	Each Credit Event	~~149~~151
ARTICLE V	AFFIRMATIVE COVENANTS	~~150~~152
Section 5.01	Financial Statements; Borrowing Base and Other Information	~~150~~152
Section 5.02	Notices of Material Events	~~153~~155
Section 5.03	Existence; Conduct of Business	~~153~~155
Section 5.04	Payment of Obligations	~~153~~156
Section 5.05	Maintenance of Properties	~~154~~156
Section 5.06	Books and Records; Inspection Rights; Appraisals; Field Examinations	~~154~~156
Section 5.07	Reserved	~~154~~157
Section 5.08	Compliance with Laws	~~155~~157
Section 5.09	Use of Proceeds	~~155~~157
Section 5.10	Insurance	~~155~~157
Section 5.11	Additional Loan Parties; Additional Collateral; Further Assurances	~~155~~157
Section 5.12	Designation of Subsidiaries	~~158~~160
ARTICLE VI	NEGATIVE COVENANTS	~~158~~160
Section 6.01	Indebtedness	~~158~~160
Section 6.02	Liens	~~163~~165

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49400514_~~1~~8

Section 6.03	Fundamental Changes	~~168~~170
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~169~~172
Section 6.05	Asset Sales	~~173~~176
Section 6.06	Sale and Lease-Back Transactions	~~174~~177
Section 6.07	Accounting Changes	~~175~~177
Section 6.08	Restricted Payments; Certain Payments of Indebtedness	~~175~~177
Section 6.09	Transactions with Affiliates	~~180~~183
Section 6.10	Restrictive Agreements	~~180~~184
Section 6.11	Amendment of Material Documents	~~181~~184
Section 6.12	[Reserved]	~~181~~185
Section 6.13	Swap Agreements	~~181~~185
Section 6.14	Fixed Charge Coverage Ratio	~~182~~185
ARTICLE VII	EVENTS OF DEFAULT	~~182~~185
Section 7.01	Events of Default	~~182~~185
Section 7.02	Cure Right	~~185~~188
Section 7.03	Exclusion of Immaterial Subsidiaries	~~186~~189
ARTICLE VIII	THE AGENT	~~186~~189
ARTICLE IX	MISCELLANEOUS	~~189~~192
Section 9.01	Notices	~~189~~192
Section 9.02	Waivers; Amendments	~~190~~194
Section 9.03	Expenses; Indemnity; Damage Waiver	~~194~~197
Section 9.04	Successors and Assigns	~~196~~199
Section 9.05	Survival	~~201~~204
Section 9.06	Counterparts; Integration; Effectiveness	~~201~~205
Section 9.07	Severability	~~202~~205
Section 9.08	Right of Setoff	~~202~~205
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~203~~206
Section 9.10	WAIVER OF JURY TRIAL	~~203~~206
Section 9.11	Headings	~~203~~207
Section 9.12	Confidentiality	~~203~~207
Section 9.13	Several Obligations; Nonreliance; Violation of Law	~~204~~208
Section 9.14	PATRIOT Act	~~205~~208
Section 9.15	Disclosure	~~205~~208
Section 9.16	Appointment for Perfection	~~205~~208
Section 9.17	Interest Rate Limitation	~~205~~208
Section 9.18	Cumulative Effect; Conflict of Terms; Entire Agreement; Credit Inquiries; No Advisory or Fiduciary Responsibility	~~205~~208
Section 9.19	Confirmation, Ratification and Affirmation by Loan Parties	~~206~~209
Section 9.20	INTERCREDITOR AGREEMENT	~~207~~210
Section 9.21	Judgment Currency	~~207~~210
ARTICLE X	U.S. LOAN GUARANTY	~~207~~211
Section 10.01	Guaranty	~~207~~211
Section 10.02	Guaranty of Payment	~~207~~211

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49400514_~~1~~8

Section 10.03	No Discharge or Diminishment of U.S. Loan Guaranty	~~208~~211
Section 10.04	Defenses Waived	~~208~~212
Section 10.05	Rights of Subrogation	~~209~~212
Section 10.06	Reinstatement; Stay of Acceleration	~~209~~212
Section 10.07	Information	~~209~~212
Section 10.08	Maximum Liability	~~209~~213
Section 10.09	Contribution	~~210~~213
Section 10.10	Liability Cumulative	~~210~~214
Section 10.11	Termination; Release of U.S. Loan Guarantors and U.S. Borrowers	~~211~~214

SCHEDULES:

Commitment Schedule

Schedule 1.01(a)	Existing Letters of Credit
Schedule 1.01(b)	Immaterial Subsidiaries
Schedule 1.01(c)	Mortgaged Properties
Schedule 1.01(d)	Permitted Inventory Locations
Schedule 1.01(e)	Scheduled EBITDA
Schedule 3.14	Capitalization and Subsidiaries
Schedule 4.01(c)	Local Counsel
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.02(ll)	Canadian Financing Statements
Schedule 6.04	Existing Investments
Schedule 6.05	Specified Asset Sales
Schedule 6.09	Transactions with Affiliates
Schedule 6.10	Existing Restrictions

EXHIBITS:

Exhibit A --	Form of Assignment and Assumption
Exhibit B --	Form of Borrowing Base Certificate
Exhibit C --	Form of Compliance Certificate
Exhibit D --	Joinder Agreement
Exhibit E-1 --	Form of U.S. Letter of Credit Request
Exhibit E-2 --	Form of Canadian Letter of Credit Request
Exhibit F --	Form of Borrowing Request
Exhibit G --	Form of Revolving Promissory Note
Exhibit H --	Form of Mortgage
Exhibit I --	Form of Intercompany Note
Exhibit J --	**Form of U.S Acquisition Loan Note**

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49400514_~~1~~8

This **CREDIT AGREEMENT**, dated as of March 31, 2011 (this "Agreement"), is made by and among **NEXEO SOLUTIONS, LLC**, a Delaware limited liability company (the "Company"), each domestic subsidiary of the Company from time to time party hereto as a U.S. Borrower (each a "U.S. Borrower" and together with the Company, the "U.S. Borrowers"), **NEXEO SOLUTIONS CANADA CORP.**, a ~~Canadian~~**British Columbia** corporation (the "Canadian Borrower" and together with the U.S. Borrowers, collectively the "Borrowers", and individually, each a "Borrower"), **NEXEO SOLUTIONS HOLDINGS, LLC**, a Delaware limited liability company ("Holdings"), **NEXEO SOLUTIONS SUB HOLDING CORP.** ("Sub Holdco"), a Delaware corporation, the Lenders and **BANK OF AMERICA, N.A.**, as administrative agent for the Lenders hereunder and as collateral agent for the Secured Parties (in such capacities, together with its successors in such capacities, the "Agent").

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, pursuant to the Acquisition Agreement, the Company and certain subsidiaries of the Company will (a) purchase and acquire substantially all of the assets of the Target and certain subsidiaries of the Target and (b) assume substantially all of the liabilities of the Target and certain subsidiaries of the Target (the "Acquisition");

WHEREAS, in order to fund, in part, the Acquisition Funds, the Sponsor (together with certain other investors) will, directly or indirectly, make cash equity contributions (the "Equity Contribution") to Holdings in an aggregate amount equal to, when combined with the fair market value of the equity of management and existing equity holders of Holdings rolled over or invested in connection with the Transactions, at least 35% of the total pro forma debt and equity capitalization of Holdings and its Subsidiaries on the Effective Date after giving effect to the Transactions;

WHEREAS, in order to fund, in part, the Acquisition Funds, the Company will (a) in combination (i) issue and sell Senior Subordinated Notes pursuant to the Senior Subordinated Notes Documents in a principal amount of up to $175,000,00 and (ii) incur a term loan under the Senior Secured Term Loan Facility, in a principal amount of up to $325,000,000 and (b) together with the Canadian Borrower, borrow up to the Dollar Equivalent of $200,000,000 in aggregate principal amount of Revolving Loans under this Agreement and obtain up to the Dollar Equivalent of $40,000,000 in Letters of Credit hereunder on the Effective Date;

WHEREAS, the Company has requested that, immediately upon the satisfaction in full of the applicable conditions precedent set forth in Article IV below that, from and after the Effective Date, the Revolving Lenders extend credit to the Borrowers upon the terms and conditions set forth herein; and

WHEREAS, the Revolving Lenders have indicated their willingness to extend such credit, and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

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ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"ABL First Lien Collateral" has the meaning specified in the ABL Intercreditor Agreement.

"ABL Intercreditor Agreement" means the ABL Intercreditor Agreement, dated as of the Effective Date, among Holdings, Sub Holdco, the Company, the Subsidiaries party from time to time thereto, the Agent and the applicable agents or representatives under the Permitted Senior Facilities.

"ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

"Account" means collectively, "Account" as defined in either Security Agreement, as applicable.

"Account Debtor" means any Person obligated on an Account.

"ACH" means automated clearing house transfers.

"Acquired EBITDA" means, with respect to any Acquired Entity or business or any Converted Restricted Subsidiary (any of the foregoing, a "Pro Forma Entity") for any period, the amount for such period of EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Company and its Subsidiaries therein were references to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

"Acquired Entity or Business" has the meaning assigned to such term in the definition of the term "EBITDA".

"Acquisition" has the meaning assigned to such term in the recitals to this Agreement.

"Acquisition Agreement" means that certain Agreement of Purchase and Sale, dated as of November 5, 2010, among the Seller, Holdings and the Company, together with all exhibits, schedules and disclosure letters thereto.

"Acquisition Funds" means the payment of the merger consideration to the Seller of Target under the Acquisition Agreement and the payment of Transaction Expenses.

"Additional Canadian Revolving Commitment Lender" has the meaning assigned to such term in Section 2.23(e).

"Additional Pari Term Loan Debt Facility" has the meaning assigned to such term in the ABL Intercreditor Agreement.

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"Additional U.S. Revolving Commitment Lender" has the meaning assigned to such term in Section 2.23(b).

"Adjusted LIBOR Rate" means, for any Interest Period, the LIBOR Rate for such Interest Period or, if the Board imposes a Reserve Percentage with respect to eurodollar deposits in dollars in the London interbank market, the rate obtained by dividing (a) the LIBOR Rate for such Interest Period by (b) 1 minus the Reserve Percentage.

"Adjustment Date" means with respect to determinations of the Applicable Rate, Average Excess Availability and Average Revolving Loan Utilization, the first day of each January, April, July and October.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agent" has the meaning assigned to such term in the preamble to this Agreement.

"Aggregate Incremental Capacity" has the meaning assigned to such term in Section 2.23(a).

"Agreement" has the meaning assigned to such term in the preamble.

"Allowed Consignment Amount" has the meaning assigned to such term in the definition of "Eligible Canadian Inventory".

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the LIBOR Rate for an Interest Period of one month commencing on such date plus 1%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on such day by reference to BBA LIBOR (as published by Reuters or other commercially available source designated by the Agent) for a period equal to one-month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively.

"Alternative Currency" means, with respect to Letters of Credit, each of Euro and each other currency approved in accordance with Section 1.07.

"Annual Financial Statements" means the audited consolidated balance sheets of the Target as of the fiscal years ended September 30, 2009 and September 30, 2010, and the related audited, consolidated statements of operations, changes in stockholders' equity and cash flows for the Target for the fiscal years ended September 30, 2009 and September 30, 2010.

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"Anti-Terrorism Laws" means any law of any jurisdiction relating to terrorism or money laundering, including the PATRIOT Act and any other enabling legislation or executive order relating thereto.

"Applicable Issuing Bank" means (a) with respect to the Borrower Group made up of U.S. **Operating** Borrowers, the U.S. Issuing Bank, and (b) with respect to the Borrower Group made up of the Canadian Borrower, the Canadian Issuing Bank.

"Applicable Law" means all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

"Applicable Lenders" means with respect to a Borrower Group, the Lenders having Borrower Group Commitments to Borrowers within such Borrower Group.

"Applicable Percentage" means, with respect to any (i) U.S. Revolving Lender, with respect to U.S. Revolving Loans, U.S. LC Exposure or U.S. Swingline Loans, a percentage equal to a fraction the numerator of which is such U.S. Revolving Lender's Revolving Commitment and the denominator of which is the aggregate U.S. Revolving Commitment of all U.S. Revolving Lenders as of such date or (ii) Canadian Revolving Lender, with respect to Canadian Revolving Loans, Canadian LC Exposure or Canadian Swingline Loans, a percentage equal to a fraction the numerator of which is such Canadian Revolving Lender's Revolving Commitment and the denominator of which is the aggregate Canadian Revolving Commitment of all Canadian Revolving Lenders as of such date (if the applicable Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Revolving Lender's share of the aggregate U.S. Revolving Exposure or Canadian Revolving Exposure, as applicable, at that time).

"Applicable Rate" means, for any day, with respect to any Revolving Loan, the applicable rate per annum set forth below under the caption "ABR/Canadian Prime Rate Spread" or "LIBOR Rate/Canadian BA Rate Spread", as the case may be, based upon the Average Excess Availability as of the most recent Adjustment Date; provided that until the first Adjustment Date occurring on or after the Second Amendment Effective Date, the "Applicable Rate" shall be based upon the Average Excess Availability for the immediately preceding calendar quarter:

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Average Excess Availability	ABR/Canadian Prime Rate Spread	LIBOR Rate/Canadian BA Rate Spread
Category 1 Average Excess Availability less than 33.33% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base	1.00%	2.00%
Category 2 Average Excess Availability greater than or equal to 33.33% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base, but less than 66.67% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base	0.75%	1.75%
Category 3 Average Excess Availability greater than or equal to 66.67% of the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base	0.50%	1.50%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Excess Availability in accordance with the table above; provided that (i) if a Specified Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Rate would otherwise be implemented, no such reduction shall be implemented until the date on which such Specified Event of Default shall no longer be continuing, and (ii) if any Borrowing Base Certificate delivered pursuant to this Agreement is at any time restated or otherwise revised, or if it is subsequently determined at any time prior to the date on which all Loans have been repaid in full in cash and all Commitments have been terminated that the information set forth in any such Borrowing Base Certificate was false or incorrect, in either case, such that the Applicable Rate would have been higher than was otherwise in effect during any period, then (1) interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand and shall be payable only to the Applicable Lenders whose Commitments were outstanding during such period when the Applicable Rate should have been higher (regardless of whether such Lenders remain parties to this Agreement at the time such payment is made), and (2) if the payment required under the immediately preceding clause (1) is made no later than five (5) Business Days following such demand, then the failure to pay such interest on the date(s) such higher interest would have been due shall not, in and of itself, constitute a Default or Event of Default (without constituting a waiver of any other Default or Event of Default arising as a result thereof), and no amounts shall be payable at the rate set forth in Section 2.13(e) in respect of any such interest.

"Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent or the applicable U.S. Issuing Bank, as the case may be, to be necessary

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for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

"Appointed Agent" has the meaning assigned to such term in Article VIII.

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (1) a Lender, (2) an Affiliate of a Lender or (3) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

"Attributable Debt" in respect of a Sale and Lease Back Transaction means, as at the time of determination, the present value (discounted at the interest rate for such lease, as reasonably determined by the Company) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

"Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

"Available Revolving Commitment" means the sum of (a) U.S. Available Revolving Commitments plus (b) the Dollar Equivalent of Canadian Available Revolving Commitments.

"Average Excess Availability" means, at any Adjustment Date, the average daily Excess Availability for the calendar quarter immediately preceding such Adjustment Date.

"Average Revolving Loan Utilization" means, as of any Adjustment Date, the Dollar Equivalent of the Canadian Average Revolving Loan Utilization or the U.S. Average Revolving Loan Utilization as of such date, as the case may be.

"BANA" means Bank of America, N.A., a national banking association, acting in its individual capacity, and its successors and assigns.

"Banking Services" means any of the following products, services or facilities extended to any Borrower or any Restricted Subsidiary by a Lender or any of its Affiliates: (a) services provided under Cash Management Agreements and any other Cash Management Services; (b) commercial credit card and merchant card services; and (c) other banking products or services, other than Letters of Credit.

"Banking Services Obligations" means the U.S. Banking Services Obligations or the Canadian Banking Services Obligations, as applicable.

"Bank of America – Canada Branch" means Bank of America, N.A. (acting through its Canada branch), and its successors and assigns.

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"Bank of Canada Overnight Rate" means the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

"Bankruptcy Law" means Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any similar foreign, federal, provincial or state law for the relief of debtors as now or hereinafter in effect.

"Bankruptcy Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any proceeding of the type specified in Section 7.01(g), in each case, with respect to any Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, winding up or other similar case or proceeding with respect to any Person, (c) any liquidation, dissolution, reorganization or winding up of any Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Person.

"BBA LIBOR" has the meaning assigned to such term in the definition of "LIBOR Rate".

"Blocked Account Agreement" has the meaning assigned to such term in Section 2.21(a).

"Blocked Accounts" has the meaning assigned to such term in Section 2.21(a).

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrower" has the meaning assigned to such term in the Preamble.

"Borrower Agent" has the meaning assigned to such term in Section 2.24.

"Borrower Group" a group consisting of (a) U.S. Loan Parties **(i) in their respective capacities as Borrowers or Guarantors under the U.S. Operating Facility or (ii) in their respective capacities as Borrowers or Guarantors under the U.S. Acquisition Sub-Facility, as applicable,** or (b) Canadian Loan Parties, as applicable.

"Borrower Group Collateral" means with respect to the U.S. Revolving Lenders and U.S. Loan Parties, the U.S. Collateral and, with respect to Canadian Revolving Lenders and Canadian Loan Parties, the Canadian Collateral.

"Borrower Group Commitment" means, with respect to the commitment of a U.S. Revolving Lender as of any date, its U.S. Commitment as of such date and, with respect to a Canadian Revolving Lender, its Canadian Commitment as of such date; and the term "Borrower Group Commitments" means, collectively, the Borrower Group Commitments of U.S. Revolving Lenders and the Borrower Group Commitments of Canadian Revolving Lenders.

"Borrower Group Obligations" means, with respect to any Loan Party, the portion of the Obligations owed by such Loan Party and such Loan Party's Borrower Group.

"Borrower Percentage" has the meaning assigned to such term in Section 2.25(f).

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"Borrowing" means any (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of LIBOR Rate Loans and Canadian BA Rate Loans, as to which a single Interest Period is in effect, (b) Swingline Loan or (c) Protective Advance or Overadvance Loan.

"Borrowing Base" means the U.S. Borrowing Base or the Canadian Borrowing Base, or the Dollar Equivalent of the combined U.S. Borrowing Base and Canadian Borrowing Base, as the context may require.

"Borrowing Base Assets" means any U.S. Borrowing Base Assets and any Canadian Borrowing Base Assets.

"Borrowing Base Certificate" means a U.S. Borrowing Base Certificate or a Canadian Borrowing Base Certificate, as applicable.

"Borrowing Request" means a request by the Borrower Agent for a Revolving Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit F, or such other form as shall be approved by the Agent.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina, or, with respect to Canadian Loans and Canadian Letters of Credit, Toronto, Ontario, are authorized or required by law to remain closed; provided that, (a) when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with any Loan or Letter of Credit denominated in an Alternative Currency, the term "Business Day" shall also exclude any day on which dealings in deposits in the relevant currency are not open for dealings in deposits in the relevant Alternative Currency in the London or other applicable offshore interbank market for such currency.

"Calculation Date" has the meaning assigned to such term in Section 2.30.

"CAM Exchange" has the meaning assigned to such term in Section 2.31.

"CAM Exchange Date" has the meaning assigned to such term in Section 2.31.

"CAM Percentage" has the meaning assigned to such term in Section 2.31.

"Canadian Availability Reserves" means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the Agent's ability to realize upon the Canadian Collateral consisting of Canadian Borrowing Base Assets included in the Canadian Borrowing Base, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Canadian Collateral consisting of Canadian Borrowing Base Assets included in the Canadian Borrowing Base or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Canadian Borrowing Base, and includes the Canadian Priority Payables Reserves.

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"Canadian Available Revolving Commitment" means, at any time, the aggregate of the Canadian Commitments of all Canadian Revolving Lenders then in effect *minus* the Canadian Revolving Exposure of all Canadian Revolving Lenders at such time.

"Canadian Average Revolving Loan Utilization" means, at any Adjustment Date, the Dollar Equivalent of the average daily aggregate Canadian Revolving Exposure (excluding any Canadian Revolving Exposure resulting from any outstanding Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Effective Date to such Adjustment Date), divided by the aggregate Canadian Commitments at such time.

"Canadian BA Rate" means with respect to each Interest Period, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers' acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day); provided, that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Agent is then offering to purchase Canadian Dollar bankers' acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

"Canadian BA Rate Loan" means a Canadian Revolver Loan, in Canadian Dollars, that bears interest at a rate determined by reference to the Canadian BA Rate.

"Canadian Banking Services" means each and any Banking Services provided to any Canadian Loan Party by the Agent, any Canadian Revolving Lender or any of their respective Affiliates or branches.

"Canadian Banking Services Obligations" means any and all obligations of the Canadian Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Canadian Banking Services.

"Canadian Banking Services Reserves" means all Canadian Reserves which the Agent from time to time after the occurrence and during the continuation of a Liquidity Event establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated Canadian Banking Services Obligations then provided or outstanding.

"Canadian Borrowing Base" means the Dollar Equivalent of (a) during the Initial Borrowing Base Period, if any, the Initial Borrowing Base for Canadian Loans, and (b) at all times thereafter, (i) 85% of the Value of Eligible Canadian Receivables, *plus* (ii) 85% of the Net Orderly Liquidation Value of Eligible Canadian Inventory, *minus* (iii) without duplication, the then amount of all Canadian Availability Reserves and other Canadian Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22. The Canadian Borrowing Base at any time shall be determined by reference to the most recent Canadian Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h) and adjusted by the Agent in the exercise of its Permitted Discretion and in

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accordance with Section 2.22 based upon additional information, if any, received after the date of delivery of such Canadian Borrowing Base Certificate.

"Canadian Borrowing Base Assets" means any Canadian Loan Party's Inventory and Receivables and other assets directly related thereto, including documents, instruments, general intangibles, deposit accounts and the proceeds of all of the same.

"Canadian Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Canadian Borrower, in substantially the form of Exhibit B or another form which is acceptable to the Agent in its reasonable discretion.

"Canadian Collateral" means any and all property owned, leased or operated by a Person subject to a security interest or Lien under the Collateral Documents and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, on behalf of itself and the Secured Parties, to secure the Canadian Secured Obligations; provided however that Canadian Collateral shall not at any time include any Margin Stock or any U.S. Collateral.

"Canadian Commitment" means, at any time, a Canadian Revolving Commitment or an Extended Canadian Revolving Commitment, as in effect at such time.

"Canadian Commitment Adjustment" has the meaning assigned to such term in Section 2.09(f).

"Canadian Commitment Adjustment Date" has the meaning assigned to such term in Section 2.09(f).

"Canadian Commitment Adjustment Notice" has the meaning assigned to such term in Section 2.09(f).

"Canadian Commitment Percentage" means as to any Canadian Revolving Lender at any time, the ratio, expressed as a percentage, which such Canadian Revolving Lender's Canadian Commitment bears to the aggregate Canadian Commitments at such time.

"Canadian Dollars" or "Cdn$" means the lawful currency of Canada.

"Canadian Excess Availability" means, at any time, an amount equal to the Dollar Equivalent of (a) the lesser of (i) the aggregate total Canadian Commitments at such time and (ii) the Canadian Borrowing Base at such time, (as determined by reference to the most recent Canadian Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h)), *minus* (b) the aggregate Canadian Revolving Exposure (including Canadian LC Exposure) of all Canadian Revolving Lenders at such time.

"Canadian Extension Agreement" has the meaning assigned to such term in Section 2.27(b)(iii).

"Canadian Extension Election" has the meaning assigned to such term in Section 2.27(b)(ii).

"Canadian Extension Request" shall mean Canadian Revolving Extension Requests.

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"Canadian Extension Series" shall mean all Extended Canadian Commitments that are established pursuant to the same Canadian Extension Agreement (or any subsequent Canadian Extension Agreement to the extent such Canadian Extension Agreement expressly provides that Extended Canadian Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and extension fees.

"Canadian Issuing Bank" means each of Bank of America – Canada Branch and any other Canadian Revolving Lender which at the request of the Canadian Borrower and after notice to the Agent agrees to become a Canadian Issuing Bank and, solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates or branches of such Canadian Issuing Bank, in which case the term "Canadian Issuing Bank" shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

"Canadian LC Collateral Account" has the meaning assigned to such term in Section 2.06(b)(x).

"Canadian LC Disbursement" means a payment made by a Canadian Issuing Bank pursuant to a drawing on a Canadian Letter of Credit.

"Canadian LC Exposure" means, at any time of determination, the Dollar Equivalent of the sum (without duplication) of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time *plus* (b) the aggregate amount of all Canadian LC Disbursements that have not yet been reimbursed by or on behalf of the Canadian Borrower or any other Canadian Loan Party at such time, *less* (c) the amount then on deposit in the Canadian LC Collateral Account. The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

"Canadian Lenders" means Bank of America – Canada Branch and each other Canadian Qualified Lender permitted hereunder that has issued a Canadian Commitment.

"Canadian Letter of Credit" means any standby or commercial letter of credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) by a Canadian Issuing Bank for the account of the Canadian Borrower pursuant to this Agreement.

"Canadian Letter of Credit Request" has the meaning assigned to such term in Section 2.06(b).

"Canadian Loan Guarantor" means each Canadian Loan Party other than the Canadian Borrower.

"Canadian Loan Parties" means the Canadian Borrower, each Canadian Subsidiary (other than any Excluded Subsidiary), and any other Person who becomes a party to this Agreement as a Canadian Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

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"Canadian Loans" means the loans and advances made by the Canadian Lenders pursuant to this Agreement, including Canadian Revolving Loans, Canadian Swingline Loans, Canadian Protective Advances and Extended Canadian Revolving Loans.

"Canadian Obligations" means on any date, the portion of the Obligations outstanding that are owing by the Canadian Borrower or any other Canadian Loan Party.

"Canadian Overadvance" means at any time the amount by which the aggregate outstanding Canadian Revolving Exposure exceeds the Canadian Borrowing Base.

"Canadian Overadvance Condition" means and is deemed to exist any time the aggregate outstanding Canadian Revolving Exposure exceeds the Canadian Borrowing Base.

"Canadian Overadvance Loan" means a Canadian Prime Rate Loan made at a time a Canadian Overadvance Condition exists or which results in a Canadian Overadvance Condition.

"Canadian Pension Plan" means a plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or statute or tax statute or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Canadian employees or former employees.

"Canadian Prime Rate" means, for any day, a per annum rate equal to the greater of (a) the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America-Canada Branch as its "prime rate" for loans in Canadian Dollars made in Canada to commercial borrowers, and (b) the sum of 1.00% plus the Canadian BA Rate for a one month Interest Period as determined on such day. The "Canadian Prime Rate" is a rate set by Bank of America-Canada Branch based upon various factors including Bank of America-Canada Branch's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America – Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change.

"Canadian Prime Rate Loan" means a Canadian Revolver Loan, in Canadian Dollars, that bears interest at a rate determined by reference to the Canadian Prime Rate.

"Canadian Priority Payables Reserves" means reserves established by the Agent in its Permitted Discretion for amounts payable by the Canadian Loan Parties and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to or *pari passu* with the Agent's Liens, including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts payable under the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan, the PBA or otherwise as required to be contributed pursuant to any Requirement of Law relating to Canadian

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Pension Plans, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or *pari passu* with any Liens granted to the Agent in the future.

"Canadian Protective Advance" has the meaning assigned to such term in Section 2.04(d).

"Canadian Qualified Lender" means a financial institution that is not prohibited by a Requirement of Law, including under the Bank Act (Canada), from having a Canadian Revolver Commitment or making any Canadian Revolver Loans to the Canadian Borrower hereunder, and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), that financial institution deals at arm's length with the Canadian Borrower and the Canadian Loan Guarantors for purposes of the Income Tax Act (Canada).

"Canadian Reserves" means all (if any) Canadian Availability Reserves (including any Dilution Reserves, Rent Reserves and Canadian Banking Services Reserves and Canadian Secured Swap Reserves with respect to the Canadian Borrower), and any and all other reserves which the Agent deems necessary in its Permitted Discretion.

"Canadian Revolving Borrowing" means a request for Canadian Revolving Loans.

"Canadian Revolving Commitment" means, with respect to each Canadian Revolving Lender, the commitment of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Protective Advances, Canadian Letters of Credit and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender's Canadian Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23. The initial amount of each Canadian Revolving Lender's Canadian Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Revolving Commitment, as applicable. The initial aggregate amount of the Canadian Revolving Lenders' Canadian Revolving Commitments is $40,000,000.

"Canadian Revolving Commitment Increase" has the meaning assigned to such term in Section 2.23(c).

"Canadian Revolving Commitment Increase Date" has the meaning assigned to such term in Section 2.23(c)(iii).

"Canadian Revolving Exposure" means, with respect to any Canadian Lender at any time, the Dollar Equivalent sum of the outstanding principal amount of such Lender's Canadian Revolving Loans and its Canadian LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amounts of Canadian Swingline Loans and Canadian Protective Advances outstanding at such time.

"Canadian Revolving Extension Request" has the meaning assigned to such term in Section 2.27(b)(i).

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"Canadian Revolving Lender" means, as of any date of determination, a Canadian Lender with a Canadian Commitment or, if the Canadian Commitments have terminated or expired, a Lender with Canadian Revolving Exposure. Unless the context otherwise requires, the term "Canadian Revolving Lenders" includes the Canadian Swingline Lender.

"Canadian Revolving Loan" means the loans and advances made by the Canadian Revolving Lenders to the Canadian Borrower pursuant to this Agreement, including a Loan made pursuant to Section 2.01(b), Canadian Swingline Loans and Canadian Protective Advances.

"Canadian Secured Banking Services Obligations" means all Canadian Banking Services Obligations owing to the Agent, a Joint Lead Arranger, a Canadian Revolving Lender or any branch or Affiliate thereof and with respect to which the Canadian Borrower (or other Canadian Loan Party) and the Canadian Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent, at or prior to the time that the Canadian Banking Service relating to such obligation is entered into or, if later, the time that such Canadian Revolving Lender becomes a party to this Agreement, (i) that such a transaction has been entered into, (ii) that it constitutes a Canadian Secured Banking Services Obligation entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement, and (iii) the maximum amount of such obligation, which amount may be established or increased (by further written notice to the Agent from time to time) as long as no Default or Event of Default exists and the establishment of a Canadian Reserve for such amount and all other Canadian Secured Related Obligations would not result in a Canadian Overadvance. For the avoidance of doubt, all Canadian Swap Obligations owing to the Agent shall constitute Canadian Secured Swap Obligations.

"Canadian Secured Obligations" means all Canadian Obligations.

"Canadian Secured Related Obligations" means all Canadian Secured Banking Services Obligations and all Canadian Secured Swap Obligations.

"Canadian Secured Swap Obligations" means all Canadian Swap Obligations owing to the Agent, a Joint Lead Arranger, a Canadian Revolving Lender or any branch or Affiliate thereof and with respect to which the Canadian Borrower (or other Canadian Loan Party) and the Canadian Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent (which notice shall be supplemented on a monthly basis (or more frequently as the Agent may reasonably request) with notice to the Agent of the then outstanding liability owing under such Swap Obligations), at or prior to the time that the Swap Agreement relating to such obligation is entered into or, if later, the time that such Canadian Revolving Lender becomes a party to this Agreement, that such a transaction has been entered into and that it constitutes a Canadian Secured Swap Obligation entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement.

"Canadian Secured Swap Reserves" means all Canadian Reserves which the Agent from time to time establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated Canadian Secured Swap Obligations then provided or outstanding.

"Canadian Security Agreement" means, collectively, those certain General Security Agreements, between the Canadian Loan Parties and the Agent from time to time.

"Canadian Settlement" has the meaning assigned to such term in Section 2.05(b).

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"Canadian Settlement Date" has the meaning assigned to such term in Section 2.05(b).

"Canadian Subsidiary" means a Subsidiary of a Loan Party organized under the laws of Canada or any province or territory thereof.

"Canadian Swap Obligations" means Swap Obligations of a Canadian Loan Party.

"Canadian Swingline Exposure" means, with respect to any Canadian Revolving Lender, at any time, such Canadian Revolving Lender's Applicable Percentage of the Canadian Swingline Loans outstanding at such time.

"Canadian Swingline Lender" means Bank of America – Canada Branch, in its capacity as lender of Canadian Swingline Loans hereunder.

"Canadian Swingline Loan" means a Loan made pursuant to Section 2.05(b).

"Capital Expenditures" means, for any period, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; provided that the term "Capital Expenditures" shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or compensation awards paid on account of a Recovery Event, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of sales, transfers or other dispositions that are not required to be applied to prepay Revolving Loans pursuant to Section 2.11(c), (iv) expenditures that are accounted for as capital expenditures by the Company or any Subsidiary and that actually are paid for by a Person other than the Company or any Subsidiary and for which neither the Company nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by the Company or any Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute "Capital Expenditures" in the applicable period), (v) the book value of any asset owned by the Company or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vi) any expenditures that constitute Permitted Acquisitions (or similar investments, **including any Permitted Holding Company Acquisition**) and expenditures made in connection with the Transactions, (vii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Company and the Subsidiaries for such period or (viii) any Lease Expenses.

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"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the amount thereof accounted for as a liability determined in accordance with GAAP.

"Cash Management Agreement" means any agreement entered into from time to time between any Loan Party or any Restricted Subsidiary, on the one hand, and the Agent or any Applicable Lender or any of their Affiliates or branches, on the other hand, in connection with cash management services for collections, other banking services and for operating, payroll and trust accounts of such Loan Party or Restricted Subsidiary provided by the Agent, the Lenders or their Affiliates or branches, including ACH services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

"Cash Management Services" means services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

"CEA Swap Obligations" means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Change in Control" shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Holders (i) shall fail to have the right, directly or indirectly, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of Holdings or (ii) shall fail to own, directly or indirectly, beneficially and of record, shares of Holdings in an amount equal to more than 50% of the amount of shares owned, directly or indirectly, by the Permitted Holders, beneficially and of record, as of the Effective Date and such ownership by the Permitted Holders shall not represent the largest single block of voting securities of Holdings held, directly or indirectly, by any Person or related group for purposes of Section 13(d) of the Exchange Act, (b) after a Qualified Public Offering, any "person" or "group" (within the meaning of Rule 13d-5 of the Exchange Act but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, shall "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (or the Company after a Qualified Public Offering of the Company) and the percentage of the aggregate ordinary voting power represented by such Equity Interests beneficially owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Equity Interests of Holdings (or the Company after a Qualified Public Offering of the Company) then beneficially owned, directly or indirectly, by the Permitted Holders, unless (i) the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings (or the Company after a Qualified Public Offering of the Company) or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the board of directors of Holdings (or the Company after a Qualified Public

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Offering of the Company) shall be occupied by persons who were (x) members of the board of directors of Holdings on the Effective Date or nominated by the board of directors of Holdings (or of the Company after a Qualified Public Offering of the Company) or by one or more Permitted Holders or Persons nominated by one or more Permitted Holders or (y) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to Holdings or the Company shall occur under and as defined in the Permitted Senior Facilities Documents, Senior Subordinated Notes Documents or any Subordinated Indebtedness of Holdings or its Subsidiaries constituting Material Indebtedness, ~~or~~ (d) at any time, Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Company, **or (e) at any time, Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Sub Holdco (except in connection with any transaction permitted under the terms of this Agreement)**.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty (excluding the taking effect after the Second Amendment Effective Date of a law, rule, regulation, or treaty adopted prior to the Second Amendment Effective Date), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority (other than any such request, guideline or directive to comply with any law, rule, regulation or treaty that was in effect on the Second Amendment Effective Date). It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the date of this Agreement. Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to any compensation under Section 2.15 unless it is the applicable Lender's or Issuing Bank's general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements with similarly situated borrowers.

"Charges" has the meaning assigned to such term in Section 9.17.

"Chattel Paper" means any "chattel paper," as such term is defined in the UCC, (and/or with respect to a Canadian Loan Party, "chattel paper," as defined in the PPSA) including electronic chattel paper, now owned or hereafter acquired by any Loan Party, wherever located.

"Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans (of the same Extension Series), Swingline Loans or Protective Advances or Overadvance Loans; and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or an Extended Revolving Commitment (of the same Extension Series).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" means, collectively, all U.S. Collateral and all Canadian Collateral.

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"Collateral Access Agreement" has the meaning assigned to such term in the Security Agreements, as applicable.

"Collateral Documents" means, collectively, the Security Agreements, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

"Commitment" means a U.S. Commitment or a Canadian Commitment. The Commitments of each Lender and the total Commitments of all Lenders as of the Second Amendment Effective Date are set forth on the Amended Commitment Schedule attached to, and as defined in, the Second Amendment.

"Commitment Fee Rate" means the applicable rate per annum set forth below based upon the Average Revolving Loan Utilization as of the most recent Adjustment Date:

Average Revolving Loan Utilization	Commitment Fee Rate
Less than 25%	0.500%
Greater than or equal to 25% but less than 50%	0.375%
Greater than or equal to 50%	0.250%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Revolving Loan Utilization in accordance with the table above; provided that (a) until the first Adjustment Date occurring on or after the Second Amendment Effective Date, the "Commitment Fee Rate" shall be based upon the Average Revolving Loan Utilization for the immediately preceding fiscal quarter of the Company, and (b) if a Specified Event of Default shall have occurred and be continuing at the time any reduction in the Commitment Fee Rate would otherwise be implemented, no such reduction shall be implemented until the date on which such Specified Event of Default shall have been cured or waived.

"Commitment Schedule" means the Schedule attached hereto identified as such.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 *et seq.*), as amended from time to time, and any successor statute.

"Company" has the meaning assigned to such term in the preamble to this Agreement.

"Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, (b) obligations in respect of Capital Lease Obligations and (c) debt obligations evidenced by bonds, notes, debentures or similar instruments.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

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"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Controlled Investment Affiliate" means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

"Converted Restricted Subsidiary" has the meaning assigned to such term in the definition of the term "EBITDA".

"Converted Unrestricted Subsidiary" has the meaning assigned to such term in the definition of the term "EBITDA".

"Cost" means the cost of purchase of Inventory determined according to the accounting policies used in the preparation of the Company's audited financial statements but excluding the LIFO reserve.

"Crossover Lender" means any U.S. Revolving Lender that is also a Canadian Revolving Lender or that has an Affiliate or branch that is a Canadian Revolving Lender.

"Cure Amount" shall have the meaning assigned to such term in Section 7.02.

"Cure Right" shall have the meaning assigned to such term in Section 7.02.

"DDAs" means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral; and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Security Agreements and the ABL Intercreditor Agreement.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Defaulting Lender" means any Revolving Lender that (a) fails to make any payment or provide funds to the Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within three Business Days, (b) notified the Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or becomes the subject of a Bankruptcy Proceeding; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

"Derivative Transaction" means (a) an interest-rate transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) an exchange-rate transaction,

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including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Derivative Transaction.

"Designated Disbursement Account" has the meaning assigned to such term in Section 2.21(d).

"Designated Obligations" has the meaning assigned to such term in Section 2.31.

"Dilution Reserve" means an amount equal to the excess of (i) the average non-cash reductions to the Borrowers' Receivables (on a combined basis) during a 12-month period prior to the date of determination as established by the Borrowers' records or by a field examination conducted by the Agent's employees or representatives, expressed as a percentage of the Borrowers' average gross sales (on a combined basis) during the same period, as the same may be adjusted by the Agent in the exercise of its Permitted Discretion, over (ii) 5%, multiplied by an amount equal to Eligible Receivables as of the date of determination.

"Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Termination Date), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Termination Date), (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one (91) days after the earlier of the Maturity Date and the occurrence of the Termination Date or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the earlier of the Maturity Date and the occurrence of the Termination Date; provided that if such Equity Interest is issued to any plan for the benefit of employees of Holdings or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by Holdings or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations.

"Document" has the meaning assigned to such term in Article 9 of the UCC (or, with respect to any Document of a Canadian Loan Party, a "document of title" as defined in the PPSA).

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"Dollar Equivalent" means, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any other currency, the amount of Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

"Dollars" or "$" refers to lawful money of the United States of America.

"Domestic Subsidiaries" means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

"EBITDA" means, for any period, Net Income for such period, *plus*

(a) without duplication and, other than in respect of expected cost savings permitted to be added to Net Income under clauses (a)(vi) and (a)(x) and other amounts permitted to be added to Net Income under clause (a)(xiii) below, to the extent already deducted (and not added back) in arriving at such Net Income, the sum of the following amounts attributable to Holdings, **Sub Holdco,** the Company or the Restricted Subsidiaries for such period:

(i) Interest Expense for such period,

(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds),

(iii) depreciation and amortization (including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs),

(iv) Non-Cash Charges,

(v) extraordinary, unusual or non-recurring non-cash charges (including fees and expenses relating thereto),

(vi) in connection with any acquisition or divestiture occurring after the Effective Date, the following expected cost savings: (A) cost savings permitted to be reflected in pro forma financial information under Rule 11.02 of Regulation S-X under the Securities Act of 1933, as amended, and (B) additional cost savings resulting from, or expected to result from, actions taken, committed to be taken or planned to be taken pursuant to a plan that (1) are factually supported and determined in good faith by the Company, as certified by the Company to the Agent, and (2) do not exceed the actual cost savings expected in good faith to be realized by Holdings, the Borrowers and their Restricted Subsidiaries as a result of such actions over the Test Period commencing with the date as of which EBITDA is being determined (as opposed to the annualized impact of such savings); provided, that the aggregate amount of cost savings added to Net Income under this clause (a)(vi) in such Test Period shall not exceed, when combined with the aggregate amount of restructuring charges and other amounts permitted to be added to Net Income in accordance with clauses (a)(vii) and (a)(x) of this definition in such Test Period and the aggregate

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amount of any Pro Forma Adjustments made in any such Test Period, 20.0% of EBITDA for any such Test Period (in each case, calculated without giving effect to any adjustments made pursuant to this clause (a)(vi), clauses (a)(vii) and (a)(x) of this definition or any Pro Forma Adjustments),

(vii) cash restructuring costs actually incurred, extraordinary, non-recurring or unusual losses (including all legal fees and expenses related thereto) or expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any strategic initiatives, costs or accruals or reserves incurred in connection with acquisitions, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs) and curtailments or modifications to pension and postretirement employee benefit plans; provided, that the aggregate amount of restructuring charges, accruals or reserves and other amounts added to Net Income under this clause (a)(vii) in such Test Period shall not exceed, when combined with the aggregate amount of cost savings and other amounts added to Net Income pursuant to clauses (a)(vi) and (a)(x) of this definition in such Test Period and the aggregate amount of any Pro Forma Adjustments made in such Test Period, 20.0% of EBITDA for any such Test Period (in each case, calculated without giving effect to any adjustments made pursuant to this clause (a)(vii), clauses (a)(vi) and (a)(x) of this definition or any Pro Forma Adjustments); provided, further, that in no event shall any such restructuring costs with respect to any acquisition occurring before the Effective Date be added back to EBITDA at any time on or after the second anniversary of the Effective Date,

(viii) the amount of any minority interest expense (or income (loss) allocable to non-controlling interests) consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back in such period to Net Income),

(ix) the amount of management, monitoring, consulting and advisory fees, (including termination and transaction fees) and related indemnities and expenses paid or accrued in such period to (or on behalf of) the Sponsor, to the extent otherwise permitted by Sections 6.09,

(x) with respect to each Specified Restructuring that occurs prior to the applicable date of calculation of EBITDA, cost savings resulting from or reasonably expected to result from actions taken or committed to be taken pursuant to a plan, which cost savings (a) are factually supportable as determined in good faith by the Company and certified by the Company to the Agent, and (b) do not exceed the actual cost savings expected in good faith to be realized by Holdings, the Borrowers and their Restricted Subsidiaries as a result of such actions over the Test Period commencing with the date as of which EBITDA is being determined (as opposed to the annualized impact of such savings); provided that (A) no cost savings shall be added pursuant to this clause (a)(x) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (a)(vi) above or in the definition of the term "Pro Forma Adjustment", and (B) the aggregate amount of cost savings added pursuant to this clause (a)(x) shall not exceed for any Test Period, when combined with the aggregate amount of cost savings, restructuring charges,

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accruals or reserves and other amounts added to Net Income under clauses (a)(vi) and (a)(vii) of this definition in such Test Period and the aggregate amount of any Pro Forma Adjustments made in any such Test Period, 20.0% of EBITDA for any such Test Period (in each case, calculated without giving effect to any adjustments made pursuant to clauses (a)(vi) and (a)(vii) of this definition, this clause (a)(x) or any Pro Forma Adjustments),

(xi) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(xii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Qualified Equity Interests contributed or issued, as the case may be, contemporaneously with the incurrence of such costs or expenses, and

(xiii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to paragraph (b) below for any previous period not added back, less

(b) without duplication and only to the extent included in arriving at such Net Income, the sum of the following amounts attributable to Holdings, **Sub Holdco,** the Company or the Restricted Subsidiaries for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income or EBITDA in any prior period),

(ii) gains on asset sales, disposals and abandonments (other than asset sales, disposals and abandonments in the ordinary course of business),

(iii) the amount of any minority interest income (or income (loss) allocable to non-controlling interests) consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added (and not deducted) in such period in arriving at Net Income,

(iv) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Net Income in any period to the extent non-cash losses relating to such income were added in the calculation of EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and

(v) extraordinary, unusual and non-recurring non-cash gains (less all fees and expenses relating thereto),

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in each case, as determined on a consolidated basis for Holdings, Sub Holdco, the Company and its Restricted Subsidiaries in accordance with GAAP; provided that,

(i) to the extent included in Net Income, there shall be excluded in determining EBITDA currency translation gains and losses,

(ii) to the extent included in Net Income, there shall be excluded in determining EBITDA for any period, any adjustments resulting from the application of Accounting Standards Codification 815,

(iii) there shall be included in determining EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Subsidiary during such period or after such period but on or prior to, or simultaneously with, the calculation of EBITDA, in the case of each of the foregoing, to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an "Acquired Entity or Business") and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period or after such period but on or prior to, or simultaneously with, the calculation of EBITDA (each, a "Converted Restricted Subsidiary"), in the case of each of the foregoing, based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment equal to the amount of the Pro Forma Adjustment for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Agent (for further delivery to the Lenders); and

(iv) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period or after such period but on or prior to, or simultaneously with, the calculation of EBITDA (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a "Sold Entity or Business") and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period or after such period but on or prior to, or simultaneously with, the calculation of EBITDA (each, a "Converted Unrestricted Subsidiary"), in the case of each of the foregoing, based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary contained herein, (a) and subject to adjustment as provided in clauses (iii) and (iv) of the immediately preceding proviso with respect to acquisitions and dispositions occurring following the Effective Date and adjustments as provided under clauses

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(a)(vi), (a)(vii) and (a)(x) of this definition, EBITDA shall be deemed to be as set forth on Schedule 1.01(e) for the periods described on such schedule, (b) all calculations for "EBITDA" will be determined in accordance with GAAP and (c) when calculating the Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with Section 6.14, the events described in clauses (iii) and (iv) of the immediately preceding proviso occurring following the Effective Date that occurred subsequent to the end of the applicable period shall not be given Pro Forma Effect.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date was March 31, 2011.

"Eligible Assignee" means (a) a Lender, (b) a commercial bank, insurance company, or company engaged in the business of making asset based loans or commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $750,000,000, (c) any Affiliate of a Lender or (d) an Approved Fund of a Lender; provided that, in any event, "Eligible Assignee" shall not include (i) any natural person, (ii) any Defaulting Lender, (iii) with respect to any Canadian Revolving Lender, any of the foregoing listed in clauses (a) through (c) of this definition that is not a Canadian Qualified Lender unless an Event of Default has occurred and is continuing, or (iv) Holdings, Sub Holdco, the Company or any Subsidiary.

"Eligible Canadian Inventory" means items of Inventory of the Canadian Borrower subject to the Lien in favor of the Agent held for sale in the ordinary course of the business of the Canadian Borrower (but not including packaging or shipping materials or maintenance supplies) that, unless otherwise approved by the Agent in its Permitted Discretion, meet all of the following requirements, subject to the ability of the Agent to establish other criteria of eligibility in its Permitted Discretion or modify the criteria established below, in either case subject to the requirements of Section 2.22 and Section 9.02(b)(K).

(a) such Inventory is owned by the Canadian Borrower and is subject to a first priority perfected Lien in favor of the Agent;

(b) such Inventory is not subject to any other Lien other than Liens permitted by Section 6.02, and other than Liens permitted under Section 6.02(ll), so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods, except that consigned goods valued at up to the Dollar Equivalent of $5,000,000 in the aggregate (the "Allowed Consignment Amount") shall be eligible at any time as Eligible Canadian Inventory or Eligible U.S. Inventory on a combined basis;

(d) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e) such Inventory is currently either usable or saleable, at prices approximating at least the Cost thereof, in the normal course of the Canadian Borrower's business;

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(f) such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g) such Inventory does not constitute Hazardous Material classified as Inventory of the Environmental Services Division;

(h) such Inventory is either located within Canada at one of the Permitted Inventory Locations or is in transit within Canada from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;

(i) if such Inventory is located at any location leased by the Canadian Borrower, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(j) such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

If the Agent deems Inventory ineligible in its Permitted Discretion (and not based upon the criteria set forth above), then the Agent shall give the Borrower Agent five (5) Business Days' prior notice thereof; provided that (i) any modification of the eligibility criteria set forth above shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such eligibility criteria, as determined by the Agent in its Permitted Discretion and (ii) circumstances, conditions, events or contingencies arising prior to the Effective Date of which the Agent had actual knowledge prior to the Effective Date shall not be the basis for any such modification after the Effective Date unless such circumstances, conditions, events or contingencies shall have changed since the Effective Date.

With respect to any Inventory that was acquired or originated by any Person acquired by the Canadian Borrower after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Canadian Borrower, to complete diligence in respect of such Inventory, within a reasonable time following request of the Borrower Agent.

"Eligible Canadian Receivable" means the unpaid portion of a Receivable payable in Dollars or Canadian Dollars to the Canadian Borrower subject to the Lien in favor of the Agent net of any returns, discounts, credits or other allowances or deductions agreed to by the Canadian Borrower and net of any amounts owed by the Canadian Borrower to the Account Debtor on such Receivable (including to the extent of any set-off), which Receivable, unless otherwise approved by the Agent in its Permitted Discretion, meets all of the following requirements, subject to the ability of the Agent to establish other criteria of eligibility in its Permitted Discretion or modify the criteria established below, in either case subject to the requirements of Section 2.22 and Section 9.02(b)(K).

(a) such Receivable is owned by the Canadian Borrower and represents a complete *bona fide* transaction which requires no further act under any circumstances on the part of the Canadian Borrower to make such Receivable payable by the Account Debtor, and, for the

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avoidance of doubt, in the case a Receivable related to goods shipped where title to such goods passes to the customer upon receipt of the goods, such transaction shall not be deemed a *bona fide* transaction requiring no further act until such goods have been received by the customer;

(b) such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 90 days after the invoice date; provided that in calculating delinquent portions of Receivables, credit balances which are unapplied for more than 60 days shall not reduce the past due portion of the Receivables balance;

(c) such Receivable does not arise out of any transaction with any Loan Party, Excluded Subsidiary, or any Affiliate of any of the foregoing, other than Receivables arising out of transactions with domestic Affiliates of the Sponsor (other than Holdings, Sub Holdco, the Company or any Subsidiary thereof), which Receivables (i) arise from arms-length transactions entered to in the ordinary course of business upon standard market terms and (ii) would otherwise be an Eligible Canadian Receivable hereunder;

(d) such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are, based (i) on the most recent Canadian Borrowing Base Certificate, not Eligible Canadian Receivables pursuant to clause (b) above or (ii) based on the most recent Canadian Borrowing Base Certificate and U.S. Borrowing Base Certificate, on a consolidated basis, past due more than 60 days after their applicable due date or later than 90 days after their applicable invoice date;

(e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the Canadian Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Agent, and on terms, reasonably acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the Canada and has been duly assigned to the Agent, except that up to $1,000,000 of such Receivables outstanding at any time that are otherwise Eligible Canadian Receivables, may be included in Eligible Canadian Receivables without such letter of credit supports;

(f) if such Receivable is owed by a Governmental Authority, the Canadian Borrower has assigned to the Agent its right to payments of such Receivable so as to comply with the Financial Administration Act (Canada), as amended from time to time, or any such other Applicable Law;

(g) the representations and warranties set forth in the Canadian Security Agreement applicable to Receivables are correct in all material respects with respect to such Receivable;

(h) such Receivable (i) is a valid, legally enforceable obligation of the Account Debtor with respect thereto and (ii) is not disputed, is not subject to a claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance, recoupment, offset or chargeback that has been asserted with respect thereto by the applicable Account Debtor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance, recoupment, offset or chargeback), and is not subject to offset or reduction based upon cash received by the Canadian Borrower but not yet applied against such Receivable;

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(i) such Receivable is not owed by an Account Debtor that is subject to a Bankruptcy Proceeding or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Agent in its Permitted Discretion;

(j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(k) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Borrowers, based on the most recent U.S. Borrowing Base Certificate and Canadian Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess;

(l) such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Agent in its Permitted Discretion;

(m) such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

(n) such Receivable is subject to a first priority perfected Lien in favor of the Agent;

(o) such Receivable is not subject to any Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent; and

(p) such Receivable is not subject to a Permitted Receivables Transaction.

If the Agent deems Receivables ineligible in its Permitted Discretion (and not based upon the criteria set forth above), then the Agent shall give the Borrower Agent five (5) Business Days' prior notice thereof; provided that (i) any modification of the eligibility criteria set forth above shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such eligibility criteria, as determined by the Agent in its Permitted Discretion and (ii) circumstances, conditions, events or contingencies arising prior to the Effective Date of which the Agent had actual knowledge prior to the Effective Date shall not be the basis for any such modification after the Effective Date unless such circumstances, conditions, events or contingencies shall have changed since the Effective Date.

With respect to any Receivables that were acquired or originated by any Person acquired by the Canadian Borrower after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Canadian Borrower, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower Agent.

"Eligible Inventory" means Eligible Canadian Inventory or Eligible U.S. Inventory.

"Eligible Receivable" means an Eligible Canadian Receivable or an Eligible U.S. Receivable.

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"Eligible U.S. Inventory" means items of Inventory of a U.S. Borrower subject to the Lien in favor of the Agent held for sale in the ordinary course of the business of such U.S. Borrower (but not including packaging or shipping materials or maintenance supplies) that, unless otherwise approved by the Agent in its Permitted Discretion, meet all of the following requirements, subject to the ability of the Agent to establish other criteria of eligibility in its Permitted Discretion or modify the criteria established below, in either case subject to the requirements of Section 2.22 and Section 9.02(b)(K):

(a) such Inventory is owned by a U.S. Borrower and is subject to a first priority perfected Lien in favor of the Agent;

(b) such Inventory is not subject to any other Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods, except that consigned goods valued at up to the Dollar Equivalent of the Allowed Consignment Amount shall be eligible at any time as Eligible Canadian Inventory or Eligible U.S. Inventory on a combined basis;

(d) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e) such Inventory is currently either usable or saleable, at prices approximating at least the Cost thereof, in the normal course of the applicable U.S. Borrower's business;

(f) such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g) such Inventory does not constitute Hazardous Material classified as Inventory of the Environmental Services Division;

(h) such Inventory is either located within the United States at one of the Permitted Inventory Locations or is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;

(i) if such Inventory is located at any location leased by a U.S. Loan Party, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(j) such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

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If the Agent deems Inventory ineligible in its Permitted Discretion (and not based upon the criteria set forth above), then the Agent shall give the Borrower Agent five (5) Business Days' prior notice thereof; provided that (i) any modification of the eligibility criteria set forth above shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such eligibility criteria, as determined by the Agent in its Permitted Discretion and (ii) circumstances, conditions, events or contingencies arising prior to the Effective Date of which the Agent had actual knowledge prior to the Effective Date shall not be the basis for any such modification after the Effective Date unless such circumstances, conditions, events or contingencies shall have changed since the Effective Date.

With respect to any Inventory that was acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the U.S. Loan Parties, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower Agent.

"Eligible U.S. Receivable" means the unpaid portion of a Receivable payable in Dollars or Canadian Dollars to a U.S. Borrower subject to the Lien in favor of the Agent net of any returns, discounts, credits or other allowances or deductions agreed to by a U.S. Borrower and net of any amounts owed by a U.S. Borrower to the Account Debtor on such Receivable (including to the extent of any set-off), which Receivable, unless otherwise approved by the Agent in its Permitted Discretion, meets all of the following requirements, subject to the ability of the Agent to establish other criteria of eligibility in its Permitted Discretion or modify the criteria established below, in either case subject to the requirements of Section 2.22 and Section 9.02(b)(K):

(a) such Receivable is owned by a U.S. Borrower and represents a complete *bona fide* transaction which requires no further act under any circumstances on the part of any U.S. Borrower to make such Receivable payable by the Account Debtor, and, for the avoidance of doubt, in the case a Receivable related to goods shipped where title to such goods passes to the customer upon receipt of the goods, such transaction shall not be deemed a *bona fide* transaction requiring no further act until such goods have been received by the customer;

(b) such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 90 days after the invoice date; provided that in calculating delinquent portions of Receivables, credit balances which are unapplied for more than 60 days shall not reduce the past due portion of the Receivables balance;

(c) such Receivable does not arise out of any transaction with any Loan Party, Excluded Subsidiary, or any Affiliate of any of the foregoing, other than Receivables arising out of transactions with domestic Affiliates of the Sponsor (other than Holdings, Sub Holdco, the Company or any Subsidiary thereof), which Receivables (i) arise from arms-length transactions entered to in the ordinary course of business upon standard market terms and (ii) would otherwise be Eligible U.S. Receivables hereunder;

(d) such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are (i) based on the most recent U.S. Borrowing Base Certificate, not Eligible U.S. Receivables pursuant to clause (b) above or (ii) based on the most recent Canadian Borrowing Base Certificate and U.S. Borrowing Base Certificate, on a consolidated basis, past due more than 60 days after their applicable due date or later than 90 days after their applicable invoice date;

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(e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable U.S. Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Agent, and on terms, reasonably acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Agent, except that up to $10,000,000 of such Receivables outstanding at any time that are otherwise Eligible U.S. Receivables, may be included in Eligible U.S. Receivables without such letter of credit supports;

(f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any other Applicable Law now or hereafter existing similar in effect thereto, unless the applicable Borrower has assigned its right to payments of such Receivable so as to comply with the Assignment of Claims Act of 1940, as amended from time to time, or any such other Applicable Law, or to any contractual provision accepted in writing by such Borrower prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been made or obtained;

(g) the representations and warranties set forth in the U.S. Security Agreement applicable to Receivables are correct in all material respects with respect to such Receivables;

(h) such Receivable (i) is a valid, legally enforceable obligation of the Account Debtor with respect thereto and (ii) is not disputed, is not subject to a claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance recoupment, offset or chargeback that has been asserted with respect thereto by the applicable Account Debtor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance, recoupment, offset or chargeback), and is not subject to offset or reduction based upon cash received by such Borrower but not yet applied against such Receivable;

(i) such Receivable is not owed by an Account Debtor that is subject to a Bankruptcy Proceeding or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Agent in its Permitted Discretion;

(j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(k) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Borrowers, based on the most recent U.S. Borrowing Base Certificate and Canadian Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess;

(l) such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Agent in its Permitted Discretion;

(m) such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

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(n) such Receivable is subject to a first priority perfected Lien in favor of the Agent;

(o) such Receivable is not subject to any Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent; and

(p) such Receivable is not subject to a Permitted Receivables Transaction.

If the Agent deems Receivables ineligible in its Permitted Discretion (and not based upon the criteria set forth above), then the Agent shall give the Borrower Agent five (5) Business Days' prior notice thereof; provided that (i) any modification of the eligibility criteria set forth above shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such eligibility criteria, as determined by the Agent in its Permitted Discretion and (ii) circumstances, conditions, events or contingencies arising prior to the Effective Date of which the Agent had actual knowledge prior to the Effective Date shall not be the basis for any such modification after the Effective Date unless such circumstances, conditions, events or contingencies shall have changed since the Effective Date.

With respect to any Receivables that were acquired or originated by any Person acquired by any U.S. Borrower after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the U.S. Loan Parties, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower Agent.

"Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, the preservation or reclamation of natural resources, the management, transportation, disposal, release or threatened release of any Hazardous Material or to health and safety matters (to the extent related to the exposure to any Hazardous Material).

"Environmental Liability" means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement in writing pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Contribution" has the meaning assigned to such term in the recitals to this Agreement.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

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"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

"Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

"Event of Default" has the meaning assigned to such term in Article VII.

"Excess Availability" means the sum of (a) U.S. Excess Availability plus (b) the Dollar Equivalent of Canadian Excess Availability.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Exchange Rate" means, on any date, (i) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by BANA at its noon spot rate at which Dollars are offered on such date for Canadian Dollars, and (ii) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by BANA at its noon spot rate at which Canadian Dollars are offered on such date for such Dollars.

"Excluded Accounts" means ~~collectively, any "Excluded Account" as defined in either of the Security Agreements.~~the collective reference to (i) all accounts described on or set forth on Schedule 1 to the U.S. Security Agreement (or any account established to replace any account set forth on Schedule 1 to the U.S. Security Agreement (or any successive replacement accounts in respect thereof)), (ii) all accounts described on or set forth on Schedule A to each of the Canadian Security Agreements (or any account established to replace any account set forth on Schedule A to the Canadian Security Agreement (or any successive replacement accounts in respect thereof)) and (iii) subject to Section 2.21(d), each segregated DDA that is established

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and maintained from time to time by any Loan Party and that is used exclusively as a disbursement account.

"Excluded Equity Interests" shall mean (a) any Equity Interests with respect to which the Company and the Agent have reasonably determined in writing that the cost or other consequences (including any material adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Equity Interests to secure the Obligations, (i) any Equity Interests of any Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes substantially all of the assets of which consist of the stock of one or more Foreign Subsidiaries, and (ii) any Equity Interests that are voting Equity Interests of a Foreign Subsidiary, in each of clauses (i) and (ii), in excess of 65% of the outstanding voting Equity Interests of such class (provided, that if a Domestic Subsidiary described in the foregoing clause (b)(i) owns any Equity Interests described in the foregoing clause (b)(ii), solely for the purpose of pledging Equity Interests, such Equity Interests described in clause (i) shall be deemed to be Excluded Equity Interests), (c) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) the Equity Interests of any Subsidiary that is not wholly owned by the Company and its Subsidiaries at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (e) the Equity Interests of any Immaterial Subsidiary or Unrestricted Subsidiary, (f) the Equity Interests of any Subsidiary of a Foreign Subsidiary and (g) any Equity Interests of a joint venture to the extent that the joint venture agreement applicable thereto restricts the pledge of such Equity Interests; provided, that, notwithstanding anything herein to the contrary, any Equity Interests pledged to secure any obligations under any Permitted Senior Facilities Documents shall not be deemed to be Excluded Equity Interests hereunder and shall be pledged to secure the Obligations.

"Excluded Subsidiary" shall mean (a) any Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Loan Party pursuant to the requirements of Section 5.11 (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (b) any Subsidiary that is prohibited by any Requirements of Law or any Contractual Obligation existing on the Effective Date or by any Contractual Obligation existing at the time such Subsidiary becomes a Subsidiary of the Company, in each case from guaranteeing the Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to grant such guarantee (for so long as such restrictions or any replacement or renewal thereof is in effect), (c) any Domestic Subsidiary that is (i) treated as a disregarded entity for U.S. federal income tax purposes substantially all of the assets of which consist of the stock of one or more Foreign Subsidiaries or (ii) a direct or indirect Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code, (d) any Immaterial Subsidiary and any Unrestricted Subsidiary, (e) any other Subsidiary with respect to which the Company and the Agent have reasonably determined that the cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (f) any non-for-profit Subsidiary, if any, (g) any captive insurance Subsidiary, if any, and (h) each Foreign Subsidiary.

"Excluded Swap Obligation" means, with respect to any Loan Party, any CEA Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such CEA Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract

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participant" as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 2.25(h) and any other "keepwell, support, or other agreement" for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

"Excluded Taxes" means, with respect to the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any other Loan Party hereunder or any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise taxes and branch profit taxes, in each case (i) imposed by the United States of America or Canada or any political subdivision of either thereof, (ii) imposed by the jurisdiction or any political subdivision thereof under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (iii) that are Other Connection Taxes, (b) other than in the case of an assignee pursuant to a request by the Borrower Agent under Section 2.19(b), any U.S. federal withholding tax and, after the effective date, any non-U.S. federal withholding tax, in each case, that is imposed on amounts payable to a Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) (or where the Lender is a partnership for purposes of the relevant taxing authority, on the later of the date on which such Lender becomes a party hereto or on the date when the affected partner becomes a partner of such Lender) or is attributable to such Lender's failure to comply with Section 2.17(e) or (f), as applicable, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment, as the case may be), to receive additional amounts from the Company or any other Loan Party with respect to such withholding tax pursuant to Section 2.17(a), and (c) any withholding tax that is imposed under FATCA.

"Existing Class" means each Class of Existing Revolving Commitments.

"Existing Letter of Credit" means any letter of credit previously issued for the account of the Company or any other Loan Party by a Lender or an Affiliate of a Lender that is (a) outstanding on the Effective Date and (b) listed on Schedule 1.01(a).

"Existing Canadian Revolving Commitments" has the meaning assigned to such term in Section 2.27(b)(i).

"Existing Canadian Revolving Loans" has the meaning assigned to such term in Section 2.27(b)(i).

"Existing Revolving Commitments" means the Existing U.S. Revolving Commitments and the Existing Canadian Revolving Commitments, as applicable.

"Existing U.S. Revolving Commitments" has the meaning assigned to such term in Section 2.27(a)(i).

"Existing U.S. Revolving Loans" has the meaning assigned to such term in Section 2.27(a)(i).

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"Extended Canadian Loans/Commitments" means Extended Canadian Revolving Loans and/or Extended Canadian Revolving Commitments.

"Extended Canadian Revolving Commitments" has the meaning assigned to such term in Section 2.27(b)(i).

"Extended Canadian Revolving Loans" has the meaning assigned to such term in Section 2.27(b)(i).

"Extended Revolving Commitments" means Extended U.S. Revolving Commitments or Extended Canadian Revolving Commitments, as applicable.

"Extended U.S. Loans/Commitments" means Extended U.S. Revolving Loans and/or Extended U.S. Revolving Commitments.

"Extended U.S. Revolving Commitments" has the meaning assigned to such term in Section 2.27(a)(i).

"Extended U.S. Revolving Loans" has the meaning assigned to such term in Section 2.27(a)(i).

"Extending Canadian Lender" has the meaning assigned to such term in Section 2.27(b)(iii).

"Extending U.S. Lender" has the meaning assigned to such term in Section 2.27(a)(ii).

"Extension Series" means a Canadian Extension Series or a U.S. Extension Series, as applicable.

"FATCA" means Sections 1471 through 1474 of the Code, as of the Second Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant thereto (including Section 1471(b)(1) of the Code or any intergovernmental agreements).

"Federal Funds Effective Rate" means, (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Agent on the applicable day on such transactions, as determined by the Agent.

"Fee Letter" means the amended and restated fee letter, dated as of November 24, 2010, between the Agent, General Electric Capital Corporation, the Joint Lead Arrangers and Holdings.

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"Financed Capital Expenditures" means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are financed with the proceeds of Indebtedness (other than Revolving Loans) or Net Cash Proceeds of any Proceeds Event.

"Financial Officer" means the chief financial officer, treasurer or controller of the Company.

"First Loan Year" means the period commencing on the Effective Date and ending on the date immediately preceding the first anniversary of the Effective Date.

"First Priority Lien" means any Lien on any asset of any Loan Party that is granted under any Pari Term Loan Debt Security Documents and that, pursuant and subject to the provisions of the ABL Intercreditor Agreement, is senior in priority to the Liens of the Agent in the Collateral.

"Fixed Charges" means, with reference to any period, without duplication, the sum of (a) Interest Expense actually paid in cash for such period, *plus* (b) the aggregate amount of scheduled principal payments in respect of long-term Consolidated Total Indebtedness of Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries made **in cash** during such period (other than payments made by **Holdings, Sub Holdco,** the Company or any Restricted Subsidiary to Holdings, **Sub Holdco,** the Company or a Restricted Subsidiary) *plus* (c) **other than the amount of any payment on account of any Permitted Acquisition Preferred Shares,** any payments on account of **(i)** Disqualified Equity Interests of **Holdings, Sub Holdco,** the Company or any Restricted Subsidiary or **(ii)** preferred Equity Interests of **Holdings, Sub Holdco,** the Company or any Restricted Subsidiary (whether in the nature of dividends, redemption, repurchase or otherwise)**, in each case under clauses (i) and (ii),** required to be made in cash in such period.

"Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of:

(i) (A) EBITDA of Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries for the most recent Test Period ended on or prior to such date of determination *plus* (B) only for purposes of the calculation of the Fixed Charge Coverage Ratio under, and as provided in, Section 7.02, Permitted Cure Securities *minus* (C) taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes (including in respect of repatriated funds), net of cash refunds received, of Holdings**, Sub Holdco,** the Company and its Restricted Subsidiaries paid in cash during such Test Period *minus* (D) Unfinanced Capital Expenditures made by Holdings, the Company and its Restricted Subsidiaries during such Test Period, to

(ii) Fixed Charges payable by Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries in cash during such Test Period**, all as determined on a consolidated basis in accordance with GAAP**.

For purposes of calculating the Fixed Charge Coverage Ratio for any period ending prior to the first anniversary of the Effective Date, Interest Expense shall be an amount equal to actual Interest Expense from the Effective Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Effective Date through the date of determination.

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"Floating Rate" means Alternate Base Rate or Canadian Prime Rate.

"Foreign Lender" means a Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"Foreign Subsidiary" means any Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code, which for the avoidance of doubt, does not include Canadian Subsidiaries that are Loan Parties.

"Foreign Subsidiary Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the aggregate book value of all accounts receivable of the applicable Foreign Subsidiary or Subsidiaries and (b) 70% of the aggregate book value of all inventory owned by the applicable Foreign Subsidiary or Subsidiaries.

"Foreign Subsidiary Total Assets" means the total assets of the Foreign Subsidiary or Subsidiaries that are not Loan Parties, as determined in accordance with GAAP in good faith by the Company, without intercompany eliminations between such Foreign Subsidiaries and the Company and its other Subsidiaries.

"FSCO" means the Financial Services Commission of Ontario or like body in any other province or territory of Canada and any other Governmental Authority succeeding to the functions thereof.

"Funding Account" has the meaning assigned to such term in Section 4.01(j).

"GAAP" means generally accepted accounting principles in the United States of America, in effect and applicable to that accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

"Governmental Authority" means the government of the United States of America, Canada or any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Granting Lender" has the meaning assigned to such term in Section 9.04(e).

"Guarantee" of or by any Person (the "Guarantor") means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or

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disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

"Guaranteed Obligations" means the U.S. Guaranteed Obligations and the Canadian Guaranteed Obligations; provided, that Guaranteed Obligations of a Loan Party shall not include any Excluded Swap Obligations.

"Guarantor Percentage" has the meaning assigned to such term in Section 10.09.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature to the extent the foregoing are regulated pursuant to any Environmental Law.

"Holdings" has the meaning assigned to such term in the preamble to this Agreement.

"Immaterial Subsidiary" means, at any date of determination, any Subsidiary designated as such in writing by the Company to the Agent and that (a) contributed 5.0% or less of EBITDA for the Test Period most recently ended prior to such date of determination and (b) had consolidated assets representing 5.0% or less of the Total Assets of the Company and the Subsidiaries on the last day of the Test Period most recently ended prior to such date of determination. The Immaterial Subsidiaries as of the Effective Date are listed on Schedule 1.01(b).

"Immediate Family Members" means with respect to any individual, such individual's child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

"Incremental Foreign Facility" means any Permitted Foreign Facility established in accordance with Section 2.23.

"Incremental Foreign Facility Lender" has the meaning specified in Section 2.23(d).

"Indebtedness" of any Person means (in each case, whether such obligation is with full or limited recourse), without duplication, (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except (i) accrued expenses and trade accounts payable that arise in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable, (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person in respect of Disqualified Equity Interests, (f) any obligation of such Person (whether or not contingent) to any other Person in respect

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of a letter of credit or other Guarantee issued by such other Person, (g) any Swap Obligation, except that if any Swap Agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (h) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person (provided that the amount of such Indebtedness shall be the lesser of the fair market value of such asset at the date of determination determined by such Person in good faith and the amount of such Indebtedness of others so secured) and (i) any Indebtedness of others Guaranteed by such Person. For all purposes hereof, the Indebtedness of any Person shall exclude purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset (other than earn-out obligations).

"Indemnitees" has the meaning assigned to such term in Section 9.03(b).

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Information" has the meaning assigned to such term in Section 3.11(a).

"Initial Borrowing Base" means, at any time during the Initial Borrowing Base Period, (a) with respect to U.S. Loans, (i) 65% of the net book value of the U.S. Borrowers' domestic Receivables plus (ii) 40% of the net book value (determined in accordance with GAAP but excluding LIFO reserve) of the U.S. Borrowers' domestic Inventory (as otherwise adjusted for U.S. Reserves in accordance with the definition of "U.S. Borrowing Base"), and (b) with respect to Canadian Loans, (i) 65% of the net book value of the Canadian Borrower's domestic Receivables plus (ii) 40% of the net book value (determined in accordance with GAAP but excluding LIFO reserve) of the Canadian Borrower's domestic Inventory (as otherwise adjusted for Canadian Reserves in accordance with the definition of "Canadian Borrowing Base"), as determined based on the most recent monthly financial statements of the Borrowers delivered to the Agent; provided that each of the percentages set forth in the foregoing clauses (a)(i)-(ii) and (b)(i)-(ii) shall be reduced by 5.0% on the date that occurs sixty (60) days after the Effective Date.

"Initial Borrowing Base Period" means if the U.S. Borrowers or the Canadian Borrower, as applicable do not deliver to the Agent both a completed inventory appraisal and a field examination, each in form and substance satisfactory to the Agent, prior to the Effective Date, the period commencing on the Effective Date and ending on the earlier of (a) the ninetieth day after the Effective Date and (b) such earlier date as the Borrowers may elect after delivery to the Agent of both an inventory appraisal and a field examination in each case in form and substance satisfactory to the Agent; provided that notwithstanding the delivery of an acceptable inventory appraisal and field examination, the Borrowers may elect to keep the Initial Borrowing Base in effect until the ninetieth day after the Effective Date.

"Initial Increase Effective Date" means the effective date of the first U.S. Revolving Commitment Increase, Canadian Revolving Commitment Increase or Incremental Foreign Facility under this Agreement.

"Insolvent" with respect to any Multiemployer Plan, means the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

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"Instrument" shall have the meaning assigned to such term in Article 9 of the UCC.

"Intercompany Note" means the Intercompany Subordinated Note, dated as of the Effective Date, substantially in the form of Exhibit I hereto executed by Holdings, Sub Holdco, the Company and each other Subsidiary of the Company.

"Interest Election Request" means a request by the Borrower Agent to convert or continue a Borrowing in accordance with Section 2.08.

"Interest Expense" means, with respect to any period, without duplication, the sum of:

(1) consolidated interest expense of Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, to the extent such expense was deducted (and not added back) in computing Net Income (including (a) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances during such period, (b) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Agreements or other Derivative Transactions pursuant to GAAP or Accounting Standards Codification 815), (c) the interest component of Capital Lease Obligations and (d) net payments, if any, made (less net payments, if any, received) pursuant to obligations under interest rate Swap Agreements with respect to Indebtedness, and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) all additional interest or liquidated damages then owing pursuant to any registration rights agreement and any comparable "additional interest" or liquidated damages with respect to other securities designed to compensate the holders thereof for a failure to publicly register such securities, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (v) any expensing of commitment and other financing fees, (vi) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (vii) any one-time costs associated with breakage in respect of Swap Agreements for interest rates and (viii) penalties and interest relating to taxes); *plus*

(2) consolidated capitalized interest of Holdings, **Sub Holdco,** the Company and its Subsidiaries for such period, whether paid or accrued; *less*

(3) interest income of Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries for such period.

For purposes of this definition, (x) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (y) the Interest Expense of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries shall be excluded.

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"Interest Payment Date" means (a) with respect to any ABR Loan or Canadian Prime Rate Loan (other than a Swingline Loan), the first Business Day of each January, April, July and October and the Maturity Date, (b) with respect to any LIBOR Rate Loan or Canadian BA Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Rate Borrowing or Canadian BA Rate Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period (or if such day is not a Business Day, the next succeeding Business Day) and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

"Interest Period" means (a) with respect to any LIBOR Rate Borrowing or Canadian BA Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to and agreed to by each Lender, nine or twelve months) thereafter, as the Borrower Agent may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Interest Period Rate" means the Adjusted LIBOR Rate or the Canadian BA Rate.

"Inventory" means collectively, any "Inventory" as defined in either Security Agreement.

"Investment Grade Securities" means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Permitted Investments), (b) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P's or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrowers and their Subsidiaries and (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

"IRS" has the meaning assigned to such term in Section 2.17(e).

"Issuing Banks" means, collectively, the U.S. Issuing Banks and the Canadian Issuing Banks.

"Joinder Agreement" has the meaning assigned to such term in Section 5.11.

"Joint Lead Arrangers" means Merrill Lynch, Pierce, Fenner and Smith Incorporated and Citigroup Global Markets Inc., and Barclays Capital.

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"LC Collateral Account" means the Canadian LC Collateral Account or the U.S. LC Collateral Account, as applicable.

"LC Disbursement" means a Canadian LC Disbursement or a U.S. LC Disbursement, as applicable.

"LC Exposure" means, at any time of determination, the sum of the Canadian LC Exposure and the U.S. LC Exposure.

"Lease Expense" means, for any period, all rental expenses of the Company and its Subsidiaries during such period under operating leases for real or personal property (including in connection with Sale and Lease-Back Transactions), but excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income; provided that Lease Expense shall not include (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to the Transactions and pursuant to an acquisition (including a Permitted Acquisition or a Permitted Holding Company Acquisition) to the extent that such rental expenses relate to operating leases (i) in effect at the time of (and immediately prior to) such acquisition and (ii) related to periods prior to such acquisition, (c) Capital Lease Obligations, all as determined on a consolidated basis in accordance with GAAP and (d) the effects from applying purchase accounting.

"Lenders" means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

"Letter of Credit" means any U.S. Letter of Credit or Canadian Letter of Credit.

"LIBOR Rate" means, with respect to any Interest Period, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by the Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source designated by the Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Rate Loan would be offered by the Agent's London branch to major banks in the London interbank Eurodollar market.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, trust (deemed or statutory) or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that (i) in no event shall an operating lease be deemed to be a Lien and (ii) in no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Loan Party.

"Liquidity Event" means the determination by the Agent that (a) Trigger Event Excess Availability is less than the greater of (1) 10.0% of the lesser of (A) the aggregate Revolving Commitments and (B) the combined Borrowing Base, as of such date, and (2) $35,000,000, in either

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case for a period of five consecutive Business Days, or (b) a Specified Event of Default has occurred; provided that the Agent has notified the Borrower Agent of either thereof. The occurrence of a Liquidity Event shall be deemed continuing (i) until such date as such Specified Event of Default shall no longer be continuing and (ii) until such date as Trigger Event Excess Availability exceeds such amount for thirty (30) consecutive days, in which event a Liquidity Event shall no longer be deemed to be continuing.

"Loan Account" has the meaning assigned to such term in Section 2.26(a).

"Loan Documents" means this Agreement, any promissory notes issued pursuant to the Agreement, the Fee Letter, any Letters of Credit or Letter of Credit applications, the Collateral Documents, the Perfection Certificate, the ABL Intercreditor Agreement and any intercreditor agreement(s) entered into in connection with any Permitted Foreign Facility.

"Loan Guarantor" means (a) each U.S. Loan Guarantor and (b) each Canadian Loan Guarantor.

"Loan Parties" means the U.S. Loan Parties and the Canadian Loan Parties.

"Loans" means U.S. Loans, Canadian Loans and loans and advances under any Incremental Foreign Facilities.

"Management Fees" has the meaning given such term in the Management Services Agreement.

"Management Services Agreement" means, collectively, the Management Services Agreement by and among the Company and the Sponsor, dated as of the Effective Date, pursuant to which the Sponsor agreed to provide certain management and advisory services to the Company in exchange for certain fees and indemnities, and any amendment, restatement, supplement or other modification thereto, but only to the extent that any such amendment, restatement, supplement or other modification is permitted under Section 6.11(b).

"Management Stockholders" means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of Holdings (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of Holdings on the date hereof or will become holders of such Equity Interests in connection with the Acquisition.

"Margin Stock" has the meaning assigned to such term in Regulation U.

"Material Adverse Effect" means (a) a material adverse effect on the business, assets, results of operations or financial condition of Holdings, **Sub Holdco,** the Company and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document or (c) a material adverse effect on the ability of any Borrower or any Loan Guarantor to perform its payment obligations under any Loan Document.

"Material Indebtedness" means Indebtedness under any Permitted Senior Facilities Documents and the Senior Subordinated Notes Documents and all other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, **Sub Holdco,** the Company and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the

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"obligations" of Holdings, Sub Holdco, the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, Sub Holdco, the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

"Material Subsidiary" means each Subsidiary, other than an Immaterial Subsidiary.

"Maturity Date" means the first to occur of (a) May 8, 2018, (b) the date that is sixty (60) days prior to the earliest stated maturity date of the Permitted Senior Facilities in effect at any time, or (c) any date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided, that in the case of any Extension Series of Extended Revolving Commitments, "Maturity Date" in clause (a) shall mean the maturity date related thereto.

"Maximum Liability" has the meaning assigned to such term in Section 10.08.

"Maximum Rate" has the meaning assigned to such term in Section 9.17.

"Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

"Mortgaged Properties" means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

"Mortgages" means any mortgage, deed of trust or other agreement entered into by the owner of a Mortgaged Property and the Agent, which conveys or evidences a Lien in favor of the Agent, for the benefit of the Secured Parties, on such Mortgaged Property, substantially in the form of Exhibit H (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Company and the Agent.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Net Cash Proceeds" means, with respect to any Proceeds Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of Holdings, Sub Holdco, the Company or any of the Restricted Subsidiaries in respect of such Proceeds Event, less (b) the sum of the following (without duplication):

(i) the amount, if any, of all taxes paid or reasonably estimated to be payable by Holdings, Sub Holdco, the Company or any of the Restricted Subsidiaries in connection with such Proceeds Event (including withholding taxes imposed on the repatriation of any such proceeds) or any amounts that would be distributed to cover tax obligations of a parent company pursuant to Section 6.08(a)(v)(B) in connection with such Proceeds Event;

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i)

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above) (x) associated with the assets that are the subject of such Proceeds Event and (y) retained by Holdings, Sub Holdco, the Company or any of the Restricted Subsidiaries including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Proceeds Event occurring on the date of such reduction;

(iii) in the case of any Proceeds Event constituting a sale, transfer or disposition of assets or a Recovery Event by any non-wholly owned Subsidiary, the pro rata portion of the net cash proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Company or a wholly owned Subsidiary as a result thereof; and

(iv) reasonable and customary fees, commissions, expenses (including attorney's fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, discounts and other costs paid by Holdings, Sub Holdco, the Company or any of the Restricted Subsidiaries, as applicable, in connection with such Proceeds Event (other than those payable to Holdings, Sub Holdco, the Company or any Restricted Subsidiary), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

"Net Income" means, for any period, the consolidated net income (or loss) of Holdings, Sub Holdco, the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(b) any net after-tax effect of gains or losses attributable to asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business as determined in good faith by the Company shall be excluded;

(c) the Net Income for such period of any Person that is not a Restricted Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or to the extent converted into cash or Permitted Investments) by such Person to the Company or any Restricted Subsidiary in respect of such period, and the net losses of any such Person shall only be included to the extent funded with cash from the Company or any Restricted Subsidiary;

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(d) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other noncash charges in the Company's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(e) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Swap Obligations or other Derivative Transactions shall be excluded;

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(g) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(h) accruals and reserves that are established or adjusted by Holdings, **Sub Holdco,** the Company or its Restricted Subsidiaries within twelve months after the Effective Date that are so required to be established or adjusted as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(i) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(j) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption of Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries shall be excluded;

(k) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations or other Derivative Transactions and the application of Accounting Standards Codification 815 shall be excluded;

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(l) any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other monetary assets and liabilities shall be excluded;

(m) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves shall be excluded; and

(n) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, sale or disposition, recapitalization, investment, issuance, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case, whether or not successful, shall be excluded.

In addition, to the extent not already included in the Net Income of Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

"Net Orderly Liquidation Value" means, with respect to Inventory of any Person, the orderly liquidation value thereof, net of all costs of liquidation thereof, as based upon the most recent Inventory appraisal conducted in accordance with this Agreement and expressed as a percentage of Cost of such Inventory.

"Non-Cash Charges" mean (a) any impairment charge or asset write-off or write-down of intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, (e) the non-cash impact of accounting changes or restatements and (f) other non-cash charges (provided that, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

"Non-Cash Compensation Expense" means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

"Non-Consenting Lender" has the meaning assigned to such term in Section 9.02(e).

"Non-Ordinary Course Asset Disposition" mean any sale, transfer or other disposition by one or more Loan Parties of Borrowing Base Assets with a Value in an aggregate amount in excess of $25,000,000.

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"Non-Paying Borrower" has the meaning assigned to such term in Section 2.25(f).

"Non-Paying U.S. Guarantor" has the meaning assigned to such term in Section 10.09.

"Obligations" mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any Bankruptcy Proceeding with respect to such Borrower, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of a Borrower or any other Loan Party to any of the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Loan Party under or pursuant to this Agreement or the other Loan Documents, (d) the due and punctual payment and performance of all Secured Swap Obligations and (e) the due and punctual payment and performance of all Secured Banking Services Obligations. Notwithstanding the foregoing, (i) the obligations of Holdings, Sub Holdco, the Company or any Subsidiary in respect of any Secured Swap Obligations or any Secured Banking Services Obligations shall be secured and guaranteed pursuant to the Collateral Documents and the U.S. Loan Guaranty or the Canadian Loan Guarantee Agreement, as applicable, only to the extent that, and for so long as, the other Obligations are so secured and guaranteed (provided, that Obligations of any Loan Party shall not include any Excluded Swap Obligations) and (ii) any release of Collateral or Loan Guarantors effected in the manner permitted by this Agreement and the other Loan Documents shall not require the consent of the holders of Secured Swap Obligations or the holders of Secured Banking Services Obligations.

"Original Currency" has the meaning assigned to such term in Section 9.21.

"Other Connection Taxes" means, with respect to the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any other Loan Party hereunder, Taxes that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Information" has the meaning assigned to such term in Section 3.11(b).

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"Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

"Overadvance" means a Canadian Overadvance or a U.S. Overadvance.

"Overadvance Condition" means a Canadian Overadvance Condition or a U.S. Overadvance Condition.

"Overadvance Loan" means a Canadian Overadvance Loan or a U.S. Overadvance Loan.

"Pari Term Loan Debt Security Documents" has the meaning assigned to such term in the ABL Intercreditor Agreement.

"Participant" has the meaning assigned to such term in Section 9.04.

"Participant Register" has the meaning assigned to such term in Section 9.04(c).

"PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272 (2001).

"Paying Borrower" has the meaning assigned to such term in Section 2.25(f).

"Paying U.S. Guarantor" has the meaning assigned to such term in Section 10.09.

"Payment Account" has the meaning assigned to such term in Section 2.21(c).

"Payment Conditions" means, at any time of determination with respect to any Specified Payment, as of the date of such Specified Payment and after giving effect thereto, that (a) no Event of Default exists or has occurred and is continuing, (b) if the amount of any such Specified Payment exceeds $5,000,000, Trigger Event Excess Availability (after giving Pro Forma Effect to such Specified Payment both as of such date and during the thirty (30) consecutive day period immediately preceding the making of such Specified Payment) shall be not less than 12.5% (with respect to a Specified Investments and Specified Restricted Debt Payments) or 15.0% (with respect to Specified Restricted Payments) of the lesser of (i) the aggregate Revolving Commitments and (ii) the combined Borrowing Base, as of such date, and (c) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the making of such Specified Payment, calculated on a Pro Forma Basis to give effect to such Specified Payment as if such Specified Payment had been made as of the first day of such period, shall be equal to or greater than 1.00 to 1.00; provided, that if Trigger Event Excess Availability (after giving Pro Forma Effect to such Specified Payment both as of such date and during the thirty (30) consecutive day period immediately preceding the making of such Specified Payment) is greater than 20.0% with respect to Specified Investments and Specified Restricted Debt Payments or 25.0% with respect to Specified Restricted Payments of the lesser of (i) the aggregate Revolving Commitments and (ii) the combined Borrowing Base, as of such date, the Fixed Charge Coverage Ratio test described in clause (c) shall not apply.

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"PBA" means the Pensions Benefits Act (Ontario) or any other Canadian federal or provincial statute in relation to Canadian Pension Plans.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

"Pension Plan" means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

"Perfection Certificate" means a certificate in the form of Exhibit I to the U.S. Security Agreement or the Canadian Security Agreement, as applicable, or any other form approved by the Agent.

"Permitted ABL Amount" has the meaning assigned to such term in Section 2.01(a).

"Permitted Acquisition" means the acquisition, by merger or otherwise, by **Holdings, Sub Holdco,** the Company or any Subsidiary of assets or businesses of a Person (including assets constituting a business unit, line of business or division of such Person) or of the Equity Interests of a Person; provided that as of the date of such acquisition and after giving effect thereto, (i) no Event of Default shall exist or have occurred and be continuing or would result therefrom after giving Pro Forma Effect thereto; (ii) the acquired assets, division or Person are in the same or generally related line of business as that conducted by the Company and the Subsidiaries during the then current and most recent fiscal year or businesses reasonably related or ancillary thereto; (iii) in the event that the purchase price of the proposed acquisition is greater than $15,000,000 (after giving Pro Forma Effect to such acquisition both as of such date and during the thirty (30) consecutive day period immediately preceding the making of such acquisition), Trigger Event Excess Availability shall not be less than 12.5% of the lesser of (x) the aggregate Revolving Commitments and (y) the combined Borrowing Base as of such date, as calculated after giving Pro Forma Effect to such Permitted Acquisition; provided, however, that in no event shall the number of acquisitions involving a purchase price of $15,000,000 or less exceed two (2) per fiscal year unless the Trigger Event Excess Availability threshold of this clause (iii) is also met; (iv) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to such Permitted Acquisition, calculated on a Pro Forma Basis to give effect to such Permitted Acquisition as if such Permitted Acquisition had been consummated as of the first day of such period, shall be equal to or greater than 1.00 to 1.00; (v) any Indebtedness **(other than any Obligations)** incurred in connection with such acquisition that is secured by a Lien on ABL First Lien Collateral shall be subordinated to the Liens in favor of the Agent, for the benefit of the Secured Parties, under the Loan Documents, pursuant to the ABL Intercreditor Agreement or otherwise upon terms and conditions reasonably satisfactory to the Agent, and (vi) **Holdings,** the Company ~~and~~**,** the Subsidiaries **and Sub Holdco** shall comply, and (if applicable) shall cause the acquired Person to comply, with the applicable provisions of Section 5.11

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and the Collateral Documents; provided, that if Trigger Event Excess Availability (after giving Pro Forma Effect to such acquisition both as of such date and during the thirty (30) consecutive day period immediately preceding the making of such acquisition) is greater than 20.0% of the lesser of (A) the aggregate Revolving Commitments and (B) the combined Borrowing Base, the Fixed Charge Coverage Ratio test described in clause (iv) shall not apply.

"Permitted Acquisition Preferred Shares" means Equity Interests in the Company constituting preferred shares issued by the Company to Holdings or Sub Holdco, as applicable, in connection with any Permitted Holding Company Acquisition, which such preferred shares (a) will not be convertible into Indebtedness and (b) will not have a mandatory redemption or outside redemption date.

"Permitted Cure Security" means any Qualified Equity Interest of Holdings.

"Permitted Discretion" means the Agent's commercially reasonable credit judgment in establishing eligibility criteria and Reserves and exercised in good faith in accordance with customary business practices for similar asset based lending facilities, based upon its consideration of any factor that it reasonably believes (i) could materially adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Laws that may inhibit collection of a Receivable), the enforceability or priority of the Agent's Liens thereon, or the amount that the Agent, the Lenders or the Issuing Banks could receive in liquidation of any Collateral; (ii) that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of any Bankruptcy Proceeding involving a Loan Party; or (iv) creates or could result in an Event of Default. In exercising such judgment, the Agent may consider any factors that could materially increase the credit risk of lending to the Borrowers on the security of the Collateral.

"Permitted Encumbrances" means:

(a) Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than thirty (30) days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings and where such Person has set aside on its books adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP (or, in the case of the Canadian Loan Parties only, other appropriate accounting standards);

(b) Liens imposed by law, such as carriers', warehousemen's, materialmen's, processor's, customs broker's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than thirty (30) days or being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and

(c) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(j) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

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"Permitted Foreign Facility" means one or more credit facilities of one or more of the Company's or any U.S. Borrower's Foreign Subsidiaries (other than Canadian Subsidiaries) that (a) are guaranteed by the U.S. Borrowers, (b) have such guarantees secured by the U.S. Collateral on an equal and ratable basis with the other Obligations, (c) are either (A) subject to the provisions of Section 2.18 or (B) otherwise, if reasonably requested by the Agent, subject to a customary intercreditor agreement, and (d) do not exceed an aggregate principal amount at any one time outstanding in excess of $60,000,000.

"Permitted Holders" means the Sponsors and Management Stockholders.

"Permitted Holding Company Acquisition" means, without duplication, any or all Permitted Acquisitions by Holdings or Sub Holdco, as applicable, or any other acquisitions by Holdings or Sub Holdco, as applicable, of assets or businesses of a Person (including assets constituting a business unit, line of business or division of such Person) or of the Equity Interests of a Person, in each case, that are not otherwise prohibited under the terms of this Agreement and the other Loan Documents, as the context may require.

"Permitted Inventory Locations" means each location listed on Schedule 1.01(d) and from time to time each other location within the United States or Canada which the Company has notified the Agent is a location at which Inventory of a Borrower is maintained.

"Permitted Investments" means (a) marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States government or any agency of the United States government, in each case having maturities of not more than 12 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally available from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Revolving Lender or any bank holding company owning any Revolving Lender who is not a Defaulted Lender at the time of acquisition thereof; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and Eurodollar certificates of deposit or bankers' acceptances issued or accepted by any Revolving Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (i) "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within 12 months after issuance or acceptance thereof; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar securities having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (g) above, (i) in the case of investments by any Canadian Subsidiary

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or investments made in Canada, other customarily utilized high-quality investments in Canada or in which such investment is made that would customarily constitute "cash equivalents" and (j) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Foreign Subsidiary is located or in which such investment is made that would customarily constitute "cash equivalents".

"Permitted Junior Secured Refinancing Debt" means any Permitted Second Priority Debt as defined in and permitted in accordance with the terms and conditions of the Senior Secured Term Loan Documents (including, without limitation, the condition that such Indebtedness be subject to the ABL Intercreditor Agreement), including any exchange, modification, refinancing, refunding, renewal, replacement or extension thereof permitted under and in accordance with the Senior Secured Term Loan Documents and the ABL Intercreditor Agreement.

"Permitted Pari Passu Secured Debt" means any "Permitted Additional Pari Term Loan Debt" as defined in and permitted in accordance with the terms and conditions of the Senior Secured Term Loan Documents (including, without limitation, the condition that such Indebtedness be subject to the ABL Intercreditor Agreement), including any exchange, modification, refinancing, refunding, renewal, replacement or extension thereof permitted under and in accordance with the Senior Secured Term Loan Documents and the ABL Intercreditor Agreement.

"Permitted Receivables Transaction" means a transaction entered in the ordinary course of business by any Borrower or any Subsidiary under a Qualified Receivables Program pursuant to which such Borrower or such Subsidiary agrees to assign to a Qualified Receivables Counterparty its right, title and interest in and to all or a portion of such Borrower's or such Subsidiary's Accounts (and related assets) owing from a Qualified Account Debtor; provided, that:

(a) prior notice shall be given to the Agent before entering into a Qualified Receivables Program;

(b) once party to a Qualified Receivables Program with respect to a Qualified Account Debtor, all Accounts originated by such Borrower or Subsidiary owed by such Qualified Account Debtor shall be excluded from the Borrowing Base until such Qualified Receivables Program is terminated;

(c) a pro forma Borrowing Base Certificate for the latest available reporting period shall be delivered to the Agent prior to entering into a Qualified Receivables Program excluding the Accounts of a Qualified Account Debtor from the calculation of the Borrowing Base;

(d) there shall be no Liens on the Receivables Transaction Assets other than in connection with the Permitted Receivables Transactions and other Liens permitted under Section 6.02;

(e) if estimated sales under any such Qualified Receivables Program entered into with any Qualified Account Debtor are expected to equal or exceed $10,000,000 per year (as determined in good faith by the Company), a customary and reasonable intercreditor agreement shall be put in place if so requested by the Agent;

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(f) a list of Qualified Account Debtors with Accounts subject to a Qualified Receivables Program shall be provided on a schedule or otherwise be reasonably identified in writing to the Agent; and

(g) at the initiation of any Permitted Receivables Transaction, no Event of Default shall have occurred and be continuing and no Event of Default would occur as result thereof.

"Permitted Senior Facilities" means, as of any date of determination, the Senior Secured Term Loan Facility as in effect as of such date, and any facilities providing Permitted Pari Passu Secured Debt or Permitted Junior Secured Refinancing Debt (as and to the extent permitted under the Senior Secured Term Loan Documents).

"Permitted Senior Facilities Documents" means (a) the Senior Secured Term Loan Documents and (b) other definitive documentation with respect to Indebtedness permitted under Section 6.01(b)(ii) and otherwise subject to terms and conditions permitted under the Senior Secured Term Loan Documents and the ABL Intercreditor Agreement.

"Person" means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of a Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

"PPSA" means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, that if validity, perfection and effect of perfection and non-perfection of Agent's security interest in any Collateral of any Canadian Loan Party are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

"Prime Rate" means the rate of interest announced by the Agent from time to time as its prime rate. Such rate is set by the Agent on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

"Pro Forma Adjustment" means, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the EBITDA of the Company, in either case arising from any Specified Transaction, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, either (a) permitted to be reflected in pro forma financial information under Rule 11.02 of Regulation S-X under the Securities Act or (b) projected by the Borrower in good faith to result from actions taken, committed to be taken or planned to be taken pursuant to a factually supported plan entered into in connection with such Specified Transaction prior to the time in which such Acquired EBITDA or such EBITDA is required to be calculated; provided that such

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cost savings referred to in this clause (ii) (x) are factually supportable and determined in good faith by the Company, as certified to the Agent on a Pro Forma Adjustment Certificate, (y) do not exceed the actual cost savings expected in good faith to be realized by the Company during the Test Period commencing with the date as of which EBITDA is being determined (as opposed to the annualized impact of such cost savings) and (z) the aggregate amount of Pro Forma Adjustments shall not exceed for any Test Period, when combined with the aggregate amount of restructuring charges, accruals or reserves and other amounts added to Net Income under clause (a)(vii) of the definition of EBITDA in such Test Period and the aggregate amount of cost savings and other amounts added to Net Income pursuant to clauses (a)(vi) and (a)(x) of the definition of EBITDA in such Test Period, 20.0% of EBITDA for any such Test Period (in each case, calculated without giving effect to any adjustments made pursuant to such clause (a)(vi), such clause (a)(vii), such clause (a)(x) or such Pro Forma Adjustments).

"Pro Forma Adjustment Certificate" means any certificate of a Financial Officer delivered pursuant to Section 5.01(l) or setting forth the information described in clause (iv) to Section 5.01(d).

"Pro Forma Balance Sheet" has the meaning assigned to such term in Section 3.04(a).

"Pro Forma Balance Sheet Date" has the meaning assigned to such term in Section 3.04(a).

"Pro Forma Basis", "Pro Forma Compliance" and "Pro Forma Effect" means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant unless otherwise expressly specified herein: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Equity Interests in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment **(including any Permitted Holding Company Acquisition)** described in the definition of the term "Specified Transaction", shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred or assumed ~~by the Borrower~~**in accordance with this Agreement by Holdings, Sub Holdco, the Company** or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term "Pro Forma Adjustment". For the avoidance of doubt, any pro forma basis, compliance or effect for acquisitions or dispositions will include the corresponding impact on interest, capital expenditures and, if any, other fixed charges.

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"Pro Forma Entity" means any Acquired Entity or Business or any Converted Restricted Subsidiary.

"Proceeds Event" means any sale, transfer or other disposition of assets, any Recovery Event, any incurrence or issuance of Indebtedness or any issuance of Equity Interests.

"Projections" means the projections of the Company and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements of such entities furnished to the Lenders or the Agent by or on behalf of Holdings, Sub Holdco, the Company or any of the Subsidiaries prior to the Effective Date.

"Protective Advances" means U.S. Protective Advances and Canadian Protective Advances.

"Purchasing Debt Affiliate" means any Affiliate of the Borrower, including the Sponsor, other than Holdings, **Sub Holdco,** the Company and its Restricted Subsidiaries.

"Qualified Account Debtors" means up to five (5) Account Debtors that have been specified on a written schedule delivered to the Agent, as such schedule may be updated from time to time by the Company.

"Qualified ECP" means, in respect of any CEA Swap Obligation, each Loan Party that constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Qualified Equity Interests" means any Equity Interests that are not Disqualified Equity Interests.

"Qualified Public Offering" means the initial underwritten public offering of common Equity Interests of Holdings or any direct or indirect parent of Holdings or the Company pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form).

"Qualified Receivables Counterparty" means each bank or other financial institution that is a Lender or Affiliate of a Lender, or any other bank or financial institution reasonably satisfactory to Agent.

"Qualified Receivables Program" means a financing program (including customer sponsored acceleration payment programs) sponsored by a Qualified Account Debtor in partnership with one or more Qualified Receivables Counterparties, under which one or more participating suppliers of such Qualified Account Debtor may sell, convey, transfer or assign from time to time, on a non-recourse basis (except for customary representations, warranties, covenants and indemnities made in connection with such financing program), all or a portion of its Receivables Transaction Assets to one or more Qualified Receivables Counterparties on mutually-agreed terms and conditions.

"Quarterly Financial Statements" means the unaudited condensed consolidated balance sheets and related statements of income and cash flows of the Target for the most recent

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fiscal quarters after the date of the Annual Financial Statements and ended at least forty-five (45) days before the Effective Date.

"Real Property Collateral Requirements" means, with respect to any Mortgaged Property, each of the following, in form and substance reasonably satisfactory to the Agent:

(a) a Mortgage on such Mortgaged Property;

(b) evidence that a counterpart of the Mortgage has been recorded or delivered to the appropriate title insurance company subject to arrangements reasonably satisfactory to the Agent for the prompt recording thereof;

(c) an ALTA or other mortgagee's title policy or amendment thereto (or a marked unconditional binder thereof insuring the Lien of the Mortgage at ordinary rates);

(d) an opinion of counsel in the jurisdiction in which such Mortgaged Property is located as to the recordability and enforceability of the applicable Mortgage in the relevant jurisdiction; and

(e) a flood zone certificate in favor of the Agent, and, if any Mortgaged Property with improvements located thereon is being identified as being within a special flood hazard area, flood insurance in an amount required by Applicable Law or by the Agent.

"Receivables" means Accounts.

"Receivables Transaction Assets" means in connection with any Permitted Receivables Transaction, Accounts owing by the applicable Qualified Account Debtor, together with the books and records with respect thereto, all payments made on such Account and any other payments, receipts or recoveries received by the seller of such Account with respect to such Account, all rights of the seller of such Accounts to enforce rights to reimbursement constituting, or for the payment of money arising from, such Accounts and all other contractual rights of the seller of such Accounts related to such Accounts or arising from the sale of goods or the rendition of services which gave rise to such Accounts, and the proceeds of any of the foregoing (including "proceeds" as defined in the UCC).

"Recovery Event" has the meaning specified in Section 6.05(f).

"Register" has the meaning assigned to such term in Section 9.04(b)(v).

"Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

"Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

"Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

"Related Funds" has the meaning assigned to such term in Section 9.04(b).

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"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, advisors, other representatives and controlling persons of such Person and such Person's Affiliates.

"Rent Reserve" means an amount approximately equal to two months of the aggregate rent payable by Holdings and the Borrowers on all leased properties in respect of which landlord's or warehouseman's waivers, in form and substance reasonably acceptable to the Agent, or Collateral Access Agreements, are not in effect or such greater amount as the Agent may, in its Permitted Discretion, reasonably determine to be appropriate.

"Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

"Report" means reports prepared by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties' assets from information furnished by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent, subject to the provisions of Section 9.12.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Required Canadian Lenders" means, at any time and subject to the limitations set forth in Section 9.04(g), Canadian Revolving Lenders having Canadian Revolving Exposure and unused Canadian Revolving Commitments representing more than 50% of the sum of the total Canadian Revolving Exposure and unused Canadian Revolving Commitments at such time; provided that (i) the Canadian Revolving Exposure and unused Canadian Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Canadian Lenders at any time and (ii) if any Extended Canadian Revolving Commitments are outstanding, such Canadian Commitments shall be included in the determination of the Required Lenders.

"Required Lenders" means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing more than 50% of the sum of the Total Revolver Exposure and unused Revolving Commitments at such time; provided that (i) the Revolving Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time and (ii) if any Extended Revolving Commitments are outstanding, such Commitments shall be included in the determination of the Required Lenders.

"Required Reserve Notice" means (a) so long as no Event of Default has occurred and is continuing, at least three days' advance notice to the Borrower Agent, and (b) if an Event of Default has occurred and is continuing, one days' advance notice to the Borrower Agent (or no advance notice to the Borrower Agent, as may reasonably be determined to be appropriate by the Agent in its Permitted Discretion to protect the interests of the Lenders).

"Required U.S. Lenders" means, at any time and subject to the limitations set forth in Section 9.04(g), U.S. Revolving Lenders having U.S. Revolving Exposure and unused U.S. Revolving Commitments representing more than 50% of the sum of the total U.S. Revolving Exposure and unused U.S. Revolving Commitments at such time; provided that (i) the U.S.

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Revolving Exposure and unused U.S. Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required U.S. Lenders at any time and (ii) if any Extended U.S. Revolving Commitments are outstanding, such U.S. Commitments shall be included in the determination of the Required Lenders.

"Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or Regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Reserves" means U.S. Reserves or Canadian Reserves, as applicable.

"Reserve Percentage" means the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

"Reset Date" has the meaning assigned to such term in Section 2.30.

"Responsible Officer" of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Effective Date (but subject to the express requirements set forth in Article IV), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Restricted Debt Payment" has the meaning assigned to such term in Section 6.08(b).

"Restricted Indebtedness" has the meaning assigned to such term in Section 6.08(b).

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or the Company or any option, warrant or other right to acquire any such Equity Interests in Holdings or the Company.

"Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

"Revolving Borrowing" means a request for Revolving Loans.

"Revolving Commitment" means for any Lender as of any time, the sum of such Lender's U.S. Commitment and such Lender's Canadian Commitment in effect at such time.

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"Revolving Lender" means any Canadian Revolving Lender and any U.S. Revolving Lender.

"Revolving Loan" means a U.S. Revolving Loan or a Canadian Revolving Loan.

"S&P" means Standard & Poor's Financial Services LLC, a wholly-owned subsidiary of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

"Sale and Lease-Back Transaction" has the meaning assigned to such term in Section 6.06.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

"Second Amendment" means that certain Amendment No. 2 to Credit Agreement, dated as of May 8, 2013, among the Loan Parties party thereto, the Lenders and the Agent.

"Second Amendment Effective Date" means the "Amendment Effective Date" under and as defined in the Second Amendment.

"Second Currency" has the meaning assigned to such term in Section 9.21.

"Second Priority Lien" means any Lien on any asset of any Loan Party that is granted under any Pari Term Loan Debt Security Documents and that, pursuant and subject to the provisions of the ABL Intercreditor Agreement, is junior in priority to the Liens of the Agent in the Collateral.

"Section 2.27 Additional Canadian Agreement" has the meaning assigned to such term in Section 2.27(b)(iii).

"Section 2.27 Additional U.S. Agreement" has the meaning assigned to such term in Section 2.27(a)(iii).

"Secured Banking Services Obligations" means Canadian Secured Banking Services Obligations or the U.S. Secured Banking Services Obligations, as applicable.

"Secured Obligations" means all Obligations.

"Secured Parties" means, collectively, the "Secured Parties" under the Security Agreements as applicable, and as defined therein.

"Secured Swap Obligations" means Canadian Secured Swap Obligations and U.S. Secured Swap Obligations, as applicable; provided, that Secured Swap Obligations of a Loan Party shall not include any Excluded Swap Obligations.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Security Agreements" means, collectively, (a) the U.S. Security Agreement and (b) the Canadian Security Agreement.

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"Seller" means the company known as "Accolade Seller".

"Senior Secured Term Loan Documents" means the $325,000,000 Credit Agreement, dated as of March 9, 2011, among the Loan Parties, Bank of America, N.A., as administrative agent and the other lenders from time to time party thereto, and all other instruments, agreements and other documents evidencing the Senior Secured Term Loans or providing for any Guarantee or other right in respect thereof, as the foregoing may be amended, **increased,** modified, supplemented, replaced, refinanced, renewed or extended as permitted thereunder and in accordance with the ABL Intercreditor Agreement.

"Senior Secured Term Loan Facility" means the senior secured term loan facility pursuant to which ~~the Company has obtained the~~ Senior Secured Term Loans **have been or will be obtained**, including any exchange, modification, **increase,** refinancing, refunding, renewal, replacement or extension thereof permitted under and in accordance with the Senior Secured Term Loan Documents and the ABL Intercreditor Agreement.

"Senior Secured Term Loan Facility Agent" has the meaning assigned to such term in the ABL Intercreditor Agreement.

"Senior Secured Term Loans" means the loans **initially made** to the Company ~~made~~ pursuant to the Senior Secured Term Loan Documents in an initial aggregate principal amount of $325,000,000, which may be increased from time to time pursuant to the Senior Secured Term Loan Documents, and any change, modification, refinancing, refunding, renewal, replacement or extension of the Senior Secured Term Loans otherwise permitted hereunder.

"Senior Secured Leverage Ratio" means, as of the date of determination, the ratio of (a) the Consolidated Total Indebtedness of the Company and its Subsidiaries as of the last day of the most recent Test Period ended on or prior to such date of determination, which Indebtedness is secured by Liens, less an amount equal to the amount of any cash and Permitted Investments of the Company and its Subsidiaries as of such date, to (b) EBITDA of the Company and its Subsidiaries for such Test Period.

"Senior Subordinated Note Documents" means the Senior Subordinated Note Indenture and all other instruments, agreements and other documents evidencing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof.

"Senior Subordinated Note Indenture" means the indenture under which the Senior Subordinated Notes are issued.

"Senior Subordinated Notes" means the Company's 8.375% Senior Subordinated Notes due 2018, in an initial aggregate principal amount of $175,000,000 and any exchange notes and related exchange guarantees to be issued in exchange therefor.

"Settlement" and "Settlement Date" have the meanings assigned to such terms in Section 2.05(a)(ii).

"Solidary Claim" has the meaning assigned to such term in Article VIII.

"SPC" has the meaning assigned to such term in Section 9.04(e).

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"Specified Acquisition Agreement Representations" means such of the representations made by the Seller with respect to the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings or the Company (or an Affiliate of Holdings or the Company, as applicable) has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representation(s) in the Acquisition Agreement.

"Specified Event of Default" means any Event of Default of the type described in Section 7.01(a), Section 7.01(b) (solely with respect to any representation or warranty in the Borrowing Base Certificate that is untrue in any material respect when made or deemed made), Section 7.01(c)(i) (solely with respect to failure to observe or perform any covenant, condition or agreement contained in (i) Section 2.21 (solely with respect to the application of amounts, in each case, during the continuance of a Liquidity Event pursuant to Sections 2.21(c) and (d)) or (ii) Section 6.14 (subject to the Cure Right in Section 7.02)), Section 7.01(c)(ii) (for purposes of this definition, after a five (5) Business Day grace period), Section 7.01(g) or Section 7.01(h).

"Specified Existing Canadian Revolving Commitment Class" has the meaning assigned to such term in Section 2.27(b)(i).

"Specified Existing U.S. Revolving Commitment Class" has the meaning assigned to such term in Section 2.27(a)(i).

"Specified Investment" means any investment, loan or advance pursuant to Section 6.04(v).

"Specified Obligor" means, in respect of any CEA Swap Obligation, each Loan Party that is not then an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder (determined prior to giving effect to Section 2.25(h)).

"Specified Payment" means any Specified Investment, Specified Restricted Payment and/or Specified Restricted Debt Payment

"Specified Restricted Debt Payment" means any Restricted Debt Payment pursuant to Section 6.08(b)(v).

"Specified Restricted Payment" means any Restricted Payment pursuant to Section 6.08(a)(viii) or 6.08(a)(xii).

"Specified Representations" means the representations made in Sections 3.01, 3.02, 3.03(b) and (c), 3.08, 3.12, 3.15, 3.17, 3.18 and 3.21.

"Specified Restructuring" means any restructuring of Holdings, Sub Holdco, the Company and/or its Subsidiaries not in the ordinary course of business and described in a Specified Restructuring Certificate.

"Specified Restructuring Certificate" means a certificate of the Company, in form and substance reasonably satisfactory to the Agent, describing in reasonable detail any proposed restructuring of Holdings, Sub Holdco, the Company and/or its Subsidiaries, setting forth the amount and basis of the cost savings expected to arise therefrom and certifying all other matters required in a Pro Forma Adjustment Certificate.

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"Specified Senior Amendment" means any amendment, modification or waiver of any term or condition under any Subject Senior Debt Document that would (a) reduce availability under the TLB Borrowing Base or otherwise reduce the amount of Indebtedness permitted to be incurred under the Loan Documents or any instrument or agreement governing any permitted refinancing Indebtedness in respect of any Loan Documents; (b) modify the definitions of "Excess Cash Flow" or "ECF Percentage," or the component financial definitions contained in the foregoing definitions, to require an increase in the amount of any "Excess Cash Flow" mandatory prepayment, but in each case under this clause (b), solely if the primary purpose of such modification(s) is to increase the amount of any "Excess Cash Flow" mandatory prepayment; (c) add any new mandatory prepayment obligation that is not a customary mandatory prepayment obligation for facilities that are similar to the Subject Senior Debt Facilities then in effect and that have credit ratings that are the same as those of such Subject Senior Debt Facilities, but in each case under this clause (c), (i) solely to the extent such new mandatory prepayment obligation would be adverse to the Lenders in any material respect and (ii) excluding any amendment, modification or waiver requiring application of all or any portion of the net proceeds of any Indebtedness incurred in accordance with this Agreement to prepay all or any portion of the Subject Senior Debt Facilities then in effect substantially simultaneously with the issuance of such other Indebtedness; (d) shorten the maturity date of any Subject Senior Debt Facilities to a date which is prior to sixty (60) days after the Maturity Date; or (e) increase scheduled amortization payments or require scheduled amortization payments to be made earlier than required prior to any such amendment, modification or waiver (provided, that this clause (e) shall not apply to any increase to, or earlier required payment of, scheduled amortization payments that arises as a result of any amendment, modification or waiver because of the Company's prior application of any prepayment (i) to future amortization payments in direct, reverse or other order of maturity or (ii) to any applicable existing tranche of Indebtedness under any Subject Senior Debt Facilities if such application to scheduled amortization payments is made (A) in accordance with the terms of the applicable Subject Senior Debt Documents in effect as of the date of such application or (B) in connection with a permitted refinancing of all or any portion of any Subject Senior Debt Facilities).

"Specified Transaction" means, with respect to any period, any investment (including any acquisition), sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or other event that by the terms of the Loan Documents requires "Pro Forma Compliance" with a test or covenant hereunder or requires such test or covenant to be calculated on a "Pro Forma Basis".

"Sponsor" means TPG Capital, L.P. and its Affiliates but not including, however, any portfolio companies of the foregoing.

"Sub Holdco" has the meaning assigned to such term in the preamble to this Agreement.

"Subject Persons" has the meaning assigned to such term in Section 9.12.

"Subject Senior Debt Documents" has the meaning assigned to such term in Section 6.11(a).

"Subject Senior Debt Facilities" means facilities in effect under the Subject Senior Debt Documents at any time and from time to time.

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"Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations on terms and conditions at least as favorable to the Lenders as those contained in the Senior Subordinated Note Documents.

"Subsequent Fee" has the meaning given such term in the Management Services Agreement.

"subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, unlimited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Subsidiary" means, unless the context otherwise requires, a subsidiary of the Company. Notwithstanding the foregoing (and except for purposes of Sections 3.06, 3.09, 3.10, 3.14, 5.04, 5.08, and the definition of "Unrestricted Subsidiary" contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.

"Success Fee" has the meaning given such term in the Management Services Agreement.

"Super Majority Lenders" means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Total Revolver Exposure and unused Revolving Commitments representing more than 66 ⅔% of the sum of the Total Revolver Exposure and unused Revolving Commitments at such time; provided that (i) the Revolving Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time and (ii) if any Extended Revolving Commitments are outstanding, such Commitments shall be included in the determination of the Super Majority Lenders.

"Swap Agreement" means any agreement with respect to any Derivative Transaction between the Company or any Subsidiary and any other Person.

"Swap Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

"Swingline Borrowing" means a request for Swingline Loans.

"Swingline Lender" means the Canadian Swingline Lender or the U.S. Swingline Lender, or both, as the context may require.

"Swingline Loan" means a Canadian Swingline Loan or a U.S. Swingline Loan or both, as the context may require.

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"Target" means the global distribution business of Ashland Inc.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Date" means the date on which all Obligations are paid in full in cash (other than Secured Swap Obligations, Secured Banking Services Obligations and any contingent or inchoate obligations not then due and payable) and the Commitments and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms set forth in Section 2.06(a)(x) or Section 2.06(b)(x) or back-stopped following the termination of the Commitments).

"Termination Event" means (a) the whole or partial withdrawal of the Canadian Borrower or any Canadian Loan Guarantor from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of a trustee to administer, any Canadian Pension Plan.

"Test Period" means, for any determination under this Agreement, the twelve consecutive calendar months then last ended and for which financial statements have been delivered to the Agent pursuant to Section 5.01(a) or Section 5.01(b), as applicable. For the avoidance of doubt, to the extent that any Test Period for any Loan Party includes periods prior to the Effective Date, the results for Target or Target's Subsidiaries (as applicable) for the applicable periods prior to the Effective Dates shall be included in such Test Period.

"Third Amendment" means that certain Amendment No. 3 to Credit Agreement, dated as of August 5, 2013, among the Loan Parties party thereto, the Lenders party thereto and the Agent.

"Third Amendment Effective Date" means the "Amendment Effective Date" under and as defined in the Third Amendment.

"Title Insurance Company" means the title insurance company providing the Title Insurance Policies.

"Title Insurance Policies" means the lender's title insurance policies issued to and reasonably satisfactory in form and substance to the Agent with respect to the Mortgaged Properties.

"TLB Borrowing Base" means the "Borrowing Base" as defined in the Senior Secured Term Loan Documents.

"Total Assets" means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

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"Total Exposure" means on any date, the sum of (i) Total Revolver Exposure and (ii) the Dollar Equivalent of the outstanding principal amount of Loans under each Incremental Foreign Facility (if any).

"Total Revolver Commitments" means the aggregate outstanding amount of U.S. Commitments of all U.S. Revolving Lenders and the Canadian Commitments of all Canadian Revolving Lenders.

"Total Revolver Exposure" means on any date, the sum of (i) the U.S. Revolving Exposure plus (ii) the Canadian Revolving Exposure.

"Transaction Expenses" means any fees or expenses incurred or paid by or on behalf of the Sponsor, Holdings, the Company or any of their respective Subsidiaries or Affiliates in connection with the Transactions and the transactions contemplated hereby and thereby.

"Transactions" means, collectively, (a) the Acquisition and the payment of the Acquisition Funds, (b) the Equity Contribution, (c) the entering into of the Permitted Senior Facilities Documents and the use of the proceeds thereof, (d) issuance of the Senior Subordinated Notes, (e) the consummation of any other transactions connected with the foregoing and (f) the payment of Transaction Expenses.

"Trigger Event" means, at any time, that Trigger Event Excess Availability, is less than the greater of (a) $35,000,000 and (b) 10.0% of the lesser of (i) the aggregate Revolving Commitments and (ii) the combined Borrowing Base, as of such date. Upon the occurrence of any Trigger Event, such Trigger Event shall be deemed to be continuing notwithstanding that Trigger Event Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Trigger Event Excess Availability exceeds such amount for thirty (30) consecutive days, in which event a Trigger Event shall no longer be deemed to be continuing.

"Trigger Event Excess Availability" means, as of any date of determination, the sum of (a) U.S. Excess Availability as of such date plus (b) the lesser of (i) Canadian Excess Availability as of such date and (ii) 20% of the Canadian Commitments at the relevant time.

"Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate, the Alternate Base Rate, the Canadian Prime Rate or the Canadian BA Rate.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

"Uncontrolled Cash" means all amounts from time to time on deposit in the Designated Disbursement Account.

"Unfinanced Capital Expenditures" means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are not Financed Capital Expenditures.

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"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Unrestricted Subsidiary" means any Subsidiary of the Company designated by the Company after the Effective Date as an Unrestricted Subsidiary hereunder by written notice to the Agent in accordance with Section 5.12.

"U.S. Acquisition Sub-Facility" means the collective reference to U.S. Revolving Loans that are made to the U.S. Acquisition Sub-Facility Borrowers for the consummation of any Permitted Holding Company Acquisition, payment of working capital expenses arising from such Permitted Holding Company Acquisition or payment of any debt service obligations of any U.S. Acquisition Sub-Facility Borrower at any time and from time to time. The U.S. Acquisition Sub-Facility is part of, and not in addition to, the U.S. Revolving Commitment.

"U.S. Acquisition Sub-Facility Borrowers" means Holdings, Sub Holdco, the Company and each other Domestic Subsidiary of the Company that becomes a Borrower from time to time pursuant to Section 5.11(a).

"U.S. Acquisition Sub-Facility Borrowing" means a U.S. Revolving Borrowing by any U.S. Acquisition Sub-Facility Borrower under the U.S. Acquisition Sub-Facility.

"U.S. Acquisition Sub-Facility Loan" means a U.S. Revolving Loan made pursuant to Section 2.01(a) that is made under the U.S. Acquisition Sub-Facility and that has not subsequently been deemed to be a U.S. Operating Loan in accordance with Section 2.03.

"U.S. Availability Reserves" means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the Agent's ability to realize upon the U.S. Collateral consisting of U.S. Borrowing Base Assets included in the U.S. Borrowing Base, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the U.S. Collateral consisting of U.S. Borrowing Base Assets included in the U.S. Borrowing Base or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the U.S. Borrowing Base.

"U.S. Available Revolving Commitment" means, at any time, the aggregate of the U.S. Commitments of all U.S. Revolving Lenders then in effect *minus* the U.S. Revolving Exposure of all U.S. Revolving Lenders at such time.

"U.S. Average Revolving Loan Utilization" means, at any Adjustment Date, the average daily aggregate U.S. Revolving Exposure (excluding any U.S. Revolving Exposure resulting from any outstanding Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Effective Date to such Adjustment Date), divided by the aggregate U.S. Commitments in effect at such time.

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"U.S. Banking Services" means each and any Banking Services provided to any U.S. Loan Party or any Restricted Subsidiary (other than the Canadian Loan Parties) by the Agent, any U.S. Revolving Lender or any of their respective Affiliates or branches.

"U.S. Banking Services Obligations" means any and all obligations of the U.S. Loan Parties and any Restricted Subsidiary (other than the Canadian Loan Parties), whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with U.S. Banking Services.

"U.S. Banking Services Reserves" means all U.S. Reserves which the Agent from time to time after the occurrence and during the continuation of a Liquidity Event establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated U.S. Secured Banking Services Obligations then provided or outstanding.

"U.S. Borrower" means ~~any of the Company and each other Domestic Subsidiary of the Company that becomes a Borrower from time to time pursuant to Section 5.11(a).~~ **, without duplication, any U.S. Operating Borrowers and, as the context requires with respect to the U.S. Acquisition Sub-Facility, any U.S. Acquisition Sub-Facility Borrowers.**

"U.S. Borrower's Maximum Liability" has the meaning assigned to such term in Section 2.25(e).

"U.S. Borrowing Base" means (a) during the Initial Borrowing Base Period, if any, the Initial Borrowing Base for U.S. Loans, and (b) at all times thereafter, (i) 85% of the Value of Eligible U.S. Receivables, *plus* (ii) 85% of the Net Orderly Liquidation Value of Eligible U.S. Inventory, *minus* (iii) without duplication, the then amount of all U.S. Availability Reserves and other U.S. Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22(a). The U.S. Borrowing Base at any time shall be determined by reference to the most recent U.S. Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h) and adjusted by the Agent in the exercise of its Permitted Discretion and in accordance with Section 2.22(a) based upon additional information, if any, received after the date of delivery of such U.S. Borrowing Base Certificate.

"U.S. Borrowing Base Assets" means any U.S. Loan Party's Inventory and Receivables and other assets directly related thereto, including documents, instruments, general intangibles, deposit accounts and the proceeds of all of the same.

"U.S. Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Company, in substantially the form of Exhibit B or another form which is acceptable to the Agent in its reasonable discretion.

"U.S. Collateral" means any and all property owned, leased or operated by a Person subject to a security interest or Lien under the Collateral Documents and any and all other property of any U.S. Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and the Secured Parties, to secure the U.S. Secured Obligations; provided however that U.S. Collateral shall not at any time include any Margin Stock or any Canadian Collateral.

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"U.S. Commitment" means, at any time, a U.S. Revolving Commitment or an Extended U.S. Revolving Commitment as in effect at such time.

"U.S. Excess Availability" means, at any time, an amount equal to (a) the lesser of (i) the aggregate U.S. Commitments at such time and (ii) the U.S. Borrowing Base at such time, (as determined by reference to the most recent U.S. Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h)), *minus* (b) the aggregate U.S. Revolving Exposures (including the U.S. LC Exposure) of all U.S. Revolving Lenders at such time.

"U.S. Extension Agreement" has the meaning assigned to such term in Section 2.27(a)(iii).

"U.S. Extension Election" has the meaning assigned to such term in Section 2.27(a)(ii).

"U.S. Extension Request" shall mean Revolving Extension Requests.

"U.S. Extension Series" shall mean all Extended U.S. Revolving Commitments that are established pursuant to the same U.S. Extension Agreement (or any subsequent U.S. Extension Agreement to the extent such U.S. Extension Agreement expressly provides that Extended U.S. Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and extension fees.

"U.S. Guaranteed Obligations" has the meaning assigned to such term in Section ~~10.01.~~**10.01; provided, that for the avoidance of doubt solely with respect to each of Holdings and Sub Holdco in its capacity as a U.S. Guarantor, for so long as Holdings or Sub Holdco is a U.S. Acquisition Sub-Facility Borrower, the U.S. Guaranteed Obligations of Holdings or Sub Holdco, as the case may be, shall not include U.S. Secured Obligations under the U.S. Acquisition Sub-Facility.**

"U.S. Issuing Bank" means each of Bank of America, N.A. and any other U.S. Revolving Lender which at the request of the Borrower Agent and after notice to the Agent agrees to become a U.S. Issuing Bank and, solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each U.S. Issuing Bank may, in its discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term "U.S. Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

"U.S. LC Collateral Account" has the meaning assigned to such term in Section 2.06(a)(x).

"U.S. LC Disbursement" means a payment made by a U.S. Issuing Bank pursuant to a drawing on a U.S. Letter of Credit. All U.S. LC Disbursements shall be denominated in Dollars.

"U.S. LC Exposure" means, at any time of determination, the sum (without duplication) of the Dollar Equivalent of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate amount of all U.S. LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower or any other U.S. Loan Party at such

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time, less (c) the amount then on deposit in the U.S. LC Collateral Account. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.

"U.S. Lenders" means Bank of America, N.A. and each other Lender permitted hereunder that has issued a U.S. Commitment in effect at such time.

"U.S. Letter of Credit" means any standby or commercial letter of credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) by a U.S. Issuing Bank for the account of a U.S. **Operating** Borrower**, any other U.S. Loan Party** or any Subsidiary **of the Company** (other than Canadian Loan Parties) pursuant to this Agreement. U.S. Letters of Credit may be issued in Dollars or in an Alternative Currency.

"U.S. Letter of Credit Request" has the meaning assigned to such term in Section 2.06(a).

"U.S. Loan Guarantor" means ~~each~~**(a) with respect to all U.S. Secured Obligations arising under or with respect to the U.S. Acquisition Sub-Facility, each U.S. Loan Party that is not a U.S. Borrower, and (b) with respect to all U.S. Secured Obligations (other than U.S. Secured Obligations arising under or with respect to the U.S. Acquisition Sub-Facility), each of Holdings, Sub Holdco and each other** U.S. Loan Party that is not a U.S. Borrower.

"U.S. Loan Guaranty" means Article X of this Agreement.

"U.S. Loan Party" means Holdings, Sub Holdco, each U.S. Borrower, each Domestic Subsidiary (other than any Excluded Subsidiary), and any other Person who becomes a party to this Agreement as a U.S. Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

"U.S. Loans" means the loans and advances made by the U.S. Lenders pursuant to this Agreement, including U.S. Revolving Loans, U.S. Swingline Loans, U.S. Protective Advances and Extended U.S. Revolving Loans.

"U.S. Obligated Party" has the meaning assigned to such term in Section 10.02.

"U.S. Obligations" means on any date, the portion of the Obligations outstanding that are owing by a U.S. Borrower or any other U.S. Loan Party.

"U.S. Operating Borrower" means any of the Company and each other Domestic Subsidiary of the Company that becomes a Borrower from time to time pursuant to Section 5.11(a).

"U.S. Operating Borrowing" means a U.S. Revolving Borrowing that is not a U.S. Acquisition Sub-Facility Borrowing.

"U.S. Operating Facility" means the collective reference to all U.S. Operating Loans.

"U.S. Operating Loan" means a U.S. Revolving Loan made pursuant to Section 2.01(a) that is not a U.S. Acquisition Sub-Facility Loan.

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"U.S. Overadvance" means at any time the amount by which the aggregate outstanding U.S. Revolving Exposure exceeds the U.S. Borrowing Base.

"U.S. Overadvance Condition" means and is deemed to exist any time the aggregate outstanding U.S. Revolving Exposure exceeds the U.S. Borrowing Base.

"U.S. Overadvance Loan" means an ABR U.S. ~~Revolving~~Operating Loan made at a time a U.S. Overadvance Condition exists or which results in a U.S. Overadvance Condition.

"U.S. Protective Advance" has the meaning assigned to such term in Section 2.04(a).

"U.S. Reserves" means all (if any) U.S. Availability Reserves (including any Dilution Reserves, Rent Reserves and U.S. Banking Services Reserves and U.S. Secured Swap Reserves with respect to Holdings and the U.S. Borrowers), and any and all other reserves which the Agent deems necessary in its Permitted Discretion.

"U.S. Revolving Borrowing" means a request for U.S. Revolving Loans.

"U.S. Revolving Commitment" means, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in U.S. Protective Advances, U.S. Letters of Credit and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Lender's U.S. Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23. The initial amount of each U.S. Revolving Lender's U.S. Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable. The initial aggregate amount of the U.S. Revolving Lenders' U.S. Revolving Commitments is $500,000,000.

"U.S. Revolving Commitment Increase" has the meaning assigned to such term in Section 2.23(b)(i).

"U.S. Revolving Commitment Increase Date" has the meaning assigned to such term in Section 2.23(b)(iii).

"U.S. Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's U.S. Revolving Loans and its U.S. LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amounts of U.S. Swingline Loans and U.S. Protective Advances outstanding at such time.

"U.S. Revolving Extension Request" has the meaning assigned to such term in Section 2.27(a)(i).

"U.S. Revolving Lender" means, as of any date of determination, a Lender with a U.S. Commitment or, if the U.S. Commitments have terminated or expired, a Lender with U.S. Revolving Exposure. Unless the context otherwise requires, the term "U.S. Revolving Lenders" includes the U.S. Swingline Lender.

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"U.S. Revolving Loan" means the loans and advances made by the U.S. Revolving Lenders pursuant to this Agreement, including ~~a Loan~~Loans made pursuant to Section 2.01(a), U.S. Swingline Loans and U.S. Protective Advances.

"U.S. Secured Banking Services Obligations" means all U.S. Banking Services Obligations owing to the Agent, a Joint Lead Arranger, a U.S. Revolving Lender or any Affiliate or branch thereof and with respect to which the U.S. Borrower (or other U.S. Loan Party) and the U.S. Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent, at or prior to the time that the U.S. Banking Service relating to such obligation is entered into or, if later, the time that such U.S. Revolving Lender becomes a party to this Agreement, (i) that such a transaction has been entered into, (ii) that it constitutes a U.S. Secured Banking Services Obligation entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement, and (iii) the maximum amount of such obligation, which amount may be established or increased (by further written notice to the Agent from time to time) as long as no Default or Event of Default exists and the establishment of a U.S. Reserve for such amount and all other U.S. Secured Related Obligations would not result in a U.S. Overadvance. For the avoidance of doubt, all U.S. Swap Obligations owing to the Agent shall constitute U.S. Secured Swap Obligations.

"U.S. Secured Obligations" means all U.S. Obligations.

"U.S. Secured Related Obligations" means all U.S. Secured Banking Services Obligations and all U.S. Secured Swap Obligations.

"U.S. Secured Swap Obligations" means all U.S. Swap Obligations owing to the Agent, a Joint Lead Arranger, a U.S. Revolving Lender or any Affiliate thereof and with respect to which the Company (or other U.S. Loan Party) and the U.S. Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent (which notice shall be supplemented on a monthly basis (or more frequently as the Agent may reasonably request) with notice to the Agent of the then outstanding liability owing under such Swap Obligations), at or prior to the time that the Swap Agreement relating to such obligation is entered into or, if later, the time that such U.S. Revolving Lender becomes a party to this Agreement, that such a transaction has been entered into and that it constitutes a U.S. Secured Swap Obligation entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement.

"U.S. Secured Swap Reserves" means all U.S. Reserves which the Agent from time to time establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated U.S. Secured Swap Obligations then provided or outstanding.

"U.S. Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, between the U.S. Loan Parties and the Agent.

"U.S. Subsidiary" means a Subsidiary of a Loan Party that is organized under the laws of a state of the United States or the District of Columbia.

"U.S. Swap Obligations" means Swap Obligations of a U.S. Loan Party.

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"U.S. Swingline Exposure" means, with respect to any U.S. Revolving Lender, at any time, such U.S. Revolving Lender's Applicable Percentage of the U.S. Swingline Loans outstanding at such time.

"U.S. Swingline Lender" means Bank of America, N.A., in its capacity as lender of U.S. Swingline Loans hereunder.

"U.S. Swingline Loan" means a Loan made pursuant to Section 2.05(a).

"Value" means with reference to (a) Eligible Inventory, on any date, the value thereof determined on the basis of the lower of (i) cost thereof calculated based upon the book value thereof determined in accordance with GAAP but excluding the LIFO reserves and (ii) the market value thereof, and (b) Eligible Receivables, the book value thereof determined in accordance with GAAP.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "LIBOR Rate Loan") or by Class and Type (e.g., a "LIBOR Rate Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "LIBOR Rate Borrowing") or by Class and Type (e.g., a "LIBOR Rate Revolving Borrowing").

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change

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in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the provisions of Section 9.02.

Section 1.05 Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) "personal property" shall be deemed to include "movable property", (b) "real property" shall be deemed to include "immovable property", (c) "tangible property" shall be deemed to include "corporeal property", (d) "intangible property" shall be deemed to include "incorporeal property", (e) "security interest" and "mortgage" shall be deemed to include a "hypothec", (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to "perfection" of or "perfected" Liens shall be deemed to include a reference to the "opposability" of such Liens to third parties, (h) any "right of offset", "right of setoff" or similar expression shall be deemed to include a "right of compensation", (i) "goods" shall be deemed to include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, and (j) an "agent" shall be deemed to include a "mandatary".

Section 1.06 Currency Equivalents Generally.

(a) Covenant Compliance. For purposes of determining compliance under Sections 6.01 through 6.10 with respect to any amount in a currency other than Dollars (other than with respect to any calculation of the Fixed Charge Coverage Ratio, EBITDA or any other amount derived from the financial statements of Holdings or any other Loan Party), compliance will be determined at the time of incurrence or advancing thereof using the prevailing currency exchange rates reasonably determined by the Borrowers at the time of such incurrence or advancement. For purposes of determining compliance with Section 6.14, any calculation of the Fixed Charge Coverage Ratio, EBITDA or any other amount derived from the financial statements of Holdings or any Loan Party, such amount shall be determined in a manner consistent with that used in calculating EBITDA for the related period.

(b) Generally. Any amount specified in this Agreement (other than in Articles II, VIII and IX or as otherwise provided in Section 1.06(a)) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Agent at such time on the basis of the Exchange Rate for the purchase of such currency with Dollars or the screen rate for the purchase of such currency with Dollars quoted by Bloomberg or other nationally recognized information bureau.

Section 1.07 Additional Alternative Currencies. The Borrowers may from time to time request that U.S. Letters of Credit be issued in a currency other than Dollars, Euros or any other any other currency previously approved under this Section 1.07 from time to time as an "Alternative Currency"; provided, that such requested currency is (a) lawful currency that is readily available and freely transferrable and convertible into Dollars and (b) approved by the Agent and the Issuing Bank. Any such request shall be made to the Agent not later than ten (10) Business Days (or such other time period agreed by the Agent and the Issuing Bank in their sole discretion) prior to the date of the

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desired issuance of a Letter of Credit in such currency, and the Agent shall promptly notify the Issuing Bank thereof. The Issuing Bank shall notify the Agent, not later than 11:00 a.m., five (5) Business Days (or such other period of time as may be agreed by the Agent and the Issuing Bank in their sole discretion) after receipt of such request whether it consents, in its sole discretion, to the issuance of U.S. Letters of Credit in such requested currency. Any failure to so respond shall be deemed a refusal by the Issuing Bank to issue U.S. Letters of Credit in the requested currency. If such alternative currency is approved by the Agent and the Issuing Bank, the Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of the issuance of U.S. Letters of Credit.

ARTICLE II
THE CREDITS

Section 2.01 Revolving Commitments

(a) U.S. Revolving Loans. Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees, severally and not jointly, to make U.S. Revolving Loans ~~to the U.S. Borrowers~~**in the form of (i) U.S. Operating Loans to the U.S. Operating Borrowers and (ii) U.S. Acquisition Sub-Facility Loans to the U.S. Acquisition Sub-Facility Borrowers, in each case,** from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such U.S. Revolving Lender's U.S. Revolving Exposure exceeding such U.S. Revolving Lender's U.S. Commitment at such time, (ii) the total U.S. Revolving Exposures exceeding the lesser of (x) the sum of the total U.S. Commitments, and (y) the U.S. Borrowing Base (subject to the Agent's authority, in its sole discretion, to make U.S. Protective Advances and U.S. Overadvances pursuant to the terms of Section 2.04) at such time, or (iii) at any time on or after the Initial Increase Effective Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to such U.S. Revolving Loan) is (or will be) greater than $540,000,000 (or, if applicable, any greater fixed principal amount of Indebtedness permitted to be incurred under this Agreement in accordance with the Permitted Senior Facilities Documents then in effect) ($540,000,000 or such greater amount, as applicable, the "Permitted ABL Amount"), the Total Exposure (including Protective Advances) exceeding 90% of the TLB Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the **applicable** U.S. Borrowers may borrow, repay and reborrow **the applicable** U.S. Revolving Loans. Each U.S. Revolving Loan shall be funded and repaid in Dollars.

(b) Canadian Revolving Loans. Subject to the terms and conditions set forth herein, each Canadian Revolving Lender agrees, severally and not jointly, to make Canadian Revolving Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Canadian Revolving Lender's Canadian Revolving Exposure exceeding such Canadian Revolving Lender's Canadian Commitment at such time, (ii) the total Canadian Revolving Exposures exceeding the lesser of (x) the sum of the total Canadian Commitments and (y) the Canadian Borrowing Base (subject to the Agent's authority, in its sole discretion, to make Canadian Protective Advances and Canadian Overadvances pursuant to the terms of Section 2.04) at such time, or (iii) at any time on or after the Initial Increase Effective Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to such Canadian Revolving Loan) is (or will be) greater than the Permitted ABL Amount, the Total Exposure (including Protective Advances) exceeding 90% of the TLB Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the

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Canadian Borrower may borrow, repay and reborrow Canadian Revolving Loans. Each Canadian Revolving Loan shall be funded and repaid in Canadian Dollars.

Section 2.02 Revolving Loans and Borrowings

(a) Revolving Loans. Each Revolving Loan (other than a Swingline Loan or a Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Revolving Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b) Revolving Borrowings.

(i) Subject to Section 2.14, each U.S. Revolving Borrowing shall be comprised entirely of ABR Loans or LIBOR Rate Loans as the Borrower Agent may request in accordance herewith. Each U.S. Swingline Loan and each U.S. Protective Advance shall be an ABR Loan. Each U.S. Revolving Lender at its option may make any LIBOR Rate Loan by causing any domestic or foreign branch or Affiliate of such U.S. Revolving Lender to make such U.S. Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the **applicable** U.S. Borrowers to repay such U.S. Revolving Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such U.S. Revolving Lender shall use reasonable efforts to minimize any increase in the Adjusted LIBOR Rate or increased costs to the **applicable** U.S. Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).

(ii) Subject to Section 2.14, each Canadian Revolving Borrowing shall be comprised entirely of Canadian BA Rate Loans or Canadian Prime Rate Loans as the Canadian Borrower may request in accordance herewith. Each Canadian Swingline Loan and each Canadian Protective Advance shall be a Canadian Prime Rate Loan.

(c) Minimum Amounts of Borrowings.

(i) At the commencement of each Interest Period for any LIBOR Rate U.S. Revolving Borrowing, such U.S. Revolving Borrowing shall comprise an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Each ABR U.S. Revolving Borrowing when made shall be in a minimum principal amount of $500,000; provided that an ABR U.S. Revolving Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the total U.S. Commitments at such time or that is required to finance the reimbursement of a U.S. LC Disbursement as contemplated by Section 2.06(a)(v). U.S. Revolving Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBOR Rate U.S. Revolving Borrowings at any time outstanding.

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(ii) At the commencement of each Interest Period for any Canadian BA Rate Revolving Borrowing, such Revolving Borrowing of Canadian Revolving Loans shall comprise an aggregate principal amount that is an integral multiple of Cdn $100,000 and not less than Cdn $1,000,000. Each Canadian Prime Rate Canadian Revolving Borrowing when made shall be in a minimum principal amount of Cdn $100,000; provided that a Canadian Prime Rate Canadian Revolving Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the total Canadian Commitments at such time or that is required to finance the reimbursement of a Canadian LC Disbursement as contemplated by Section 2.06(b)(v). Canadian Revolving Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of four different Interest Periods in effect for Canadian BA Rate Revolving Borrowings at any time outstanding.

(d) Borrowings Beyond Maturity Date. Notwithstanding any other provision of this Agreement, the Borrower Agent shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Agent shall notify the Agent of such request either in writing by delivery of a Borrowing Request (by hand or facsimile) signed by the Borrower Agent or by telephone (a) in the case of a LIBOR Rate Borrowing, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing (including any such notice of an ABR Borrowing or Canadian Prime Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(a)(v) or Section 2.06(b)(v), as applicable), not later than 12:00 noon, New York City time, one (1) Business Day before the date of the proposed Borrowing, and (c) in the case of a Canadian BA Rate Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Agent of a written Borrowing Request signed by the Borrower Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Revolving Borrowing.

(ii) the date of such Revolving Borrowing, which shall be a Business Day;

(iii) whether such Revolving Borrowing is to be an ABR Borrowing, a LIBOR Rate Borrowing, a Canadian Prime Rate Borrowing or a Canadian BA Rate Borrowing;

(iv) in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

(v) whether the Borrowing is for a Canadian Revolving Loan or a U.S. Revolving Loan; ~~and~~

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(vi) the location and number of the Borrower's account to which funds are to be disbursed; and

(vii) whether any U.S. Revolving Borrowing is a U.S. Acquisition Sub-Facility Borrowing or a U.S. Operating Borrowing.

If no election as to the Type of Revolving Borrowing or U.S. Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no election as to the Type of Canadian Revolving Borrowing is specified, then the requested Canadian Revolving Borrowing shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Rate Borrowing or Canadian BA Rate Borrowing, then the Borrower Agent shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Agent shall advise each Applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. Notwithstanding anything herein to the contrary, the Company and Sub Holdco may request that all or any portion of U.S. Acquisition Sub-Facility Loans be designated as U.S. Operating Loans, either by delivery of a written request (by hand or facsimile) signed by the Company or by telephone not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed designation. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Agent of a written request signed by the Company. For the avoidance of doubt, no U.S. Operating Loan may be designated as a U.S. Acquisition Sub-Facility Loan.

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Section 2.04 Protective Advances and Overadvances.

(a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Agent is authorized by the U.S. Operating Borrowers and the U.S. Revolving Lenders, from time to time in the Agent's sole discretion (but shall have absolutely no obligation), to make U.S. Operating Loans to the U.S. Operating Borrowers, on behalf of all U.S. Lenders whether or not any condition precedent set forth in Section 4.02 has not been satisfied or waived, including the failure to comply with the conditions set forth in Section 2.01, which the Agent, in its Permitted Discretion, deems necessary or desirable (x) to preserve or protect the U.S. Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Loans and other U.S. Obligations, or (z) to pay any other amount chargeable to or required to be paid by the U.S. Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (each such U.S. Operating Loan, a "U.S. Protective Advance"). Any U.S. Protective Advance may be made in a principal amount that would cause the aggregate U.S. Revolving Exposure to exceed the U.S. Borrowing Base; provided, that no U.S. Protective Advance may be made to the extent that, after giving effect to such U.S. Protective Advance (together with the outstanding principal amount of any outstanding U.S. Protective Advances), the aggregate principal amount of U.S. Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed U.S. Protective Advance, and is not known by the Agent to exceed, together with U.S. Overadvances described in Section 2.04(c), 10% of the lesser of (i) the total U.S. Commitments and (ii) the U.S. Borrowing Base, at such time; provided, further, that, the aggregate amount of outstanding U.S. Protective Advances *plus* any U.S. Overadvances described in Section 2.04(c) *plus* the aggregate of all other U.S. Revolving Exposure shall not exceed (A) the aggregate total U.S. Commitments or (B) at any time on or after the Initial Increase Effective Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to such U.S. Protective Advance) is (or will be) greater than the Permitted ABL Amount, an amount equal to (1) the TLB Borrowing Base times (2) a fraction, the numerator of which is the total U.S. Commitments and the denominator of which is the total Commitments. Notwithstanding anything herein to the contrary, U.S. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied or waived. The Agent agrees to use reasonable efforts to deliver prompt notice to the U.S. Lenders of any U.S. Protective Advance or U.S. Overadvance. Each U.S. Protective Advance shall be secured by the Liens in favor of the Agent in and to the U.S. Collateral and shall constitute U.S. Obligations hereunder. The Agent's authorization to make U.S. Protective Advances may be revoked at any time by the Required U.S. Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. The making of a U.S. Protective Advance on any one occasion shall not obligate the Agent to make any U.S. Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Agent may request the U.S. Revolving Lenders to make a U.S. ~~Revolving~~Operating Loan to repay a U.S. Protective Advance. At any other time, the Agent may require the U.S. Lenders to fund their risk participations described in Section 2.04(b).

(b) Upon the making of a U.S. Protective Advance by the Agent (whether before or after the occurrence of a Default), each U.S. Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Agent without recourse or warranty, an undivided interest and participation in such U.S. Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any U.S. Revolving Lender is required to fund its participation in any U.S. Protective Advance purchased

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hereunder, the Agent shall promptly distribute to such U.S. Revolving Lender, such U.S. Revolving Lender's Applicable Percentage of all payments of principal and interest and all proceeds of U.S. Collateral received by the Agent in respect of such U.S. Protective Advance.

(c) Notwithstanding anything to the contrary contained elsewhere in this Section 2.04 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Agent may require all U.S. Revolving Lenders to honor requests or deemed requests by the U.S. Operating Borrowers for U.S. ~~Revolving~~Operating Loans at a time that a U.S. Overadvance Condition exists or which would result in a U.S. Overadvance Condition and each Lender shall be obligated to continue to make its Applicable Percentage of any such U.S. Overadvance Loan up to a maximum amount outstanding equal to its U.S. Commitment at such time, so long as such U.S. Overadvance is not known by the Agent to exceed, 5% of the lesser of (i) the total U.S. Commitments and (ii) the U.S. Borrowing Base, at such time, but in no event shall such U.S. Overadvance exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period; provided, that, the aggregate amount of outstanding U.S. Overadvances *plus* any U.S. Protective Advances described in Section 2.04(a) *plus* the aggregate of all other U.S. Revolving Exposure shall not exceed (A) the aggregate total U.S. Commitments or (B) at any time on or after the Initial Increase Effective Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to such U.S. Overadvance) is (or will be) greater than the Permitted ABL Amount, an amount equal to (1) the TLB Borrowing Base times (2) a fraction, the numerator of which is the total U.S. Commitments and the denominator of which is the total Commitments. The Agent's authorization to require U.S. Revolving Lenders to honor requests or deemed requests for U.S. Overadvance Loans may be revoked at any time by the Required U.S. Lenders.

(d) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Agent is authorized by the Canadian Borrower and the Canadian Revolving Lenders, from time to time in the Agent's sole discretion (but shall have absolutely no obligation), to make Canadian Loans to the Canadian Borrower, on behalf of all Canadian Lenders whether or not any condition precedent set forth in Section 4.02 has been satisfied or waived, including the failure to comply with the conditions set forth in Section 2.01, which the Agent, in its Permitted Discretion, deems necessary or desirable (x) to preserve or protect the Canadian Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Loans and other Canadian Obligations, or (z) to pay any other amount chargeable to or required to be paid by the Canadian Loan Parties pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (each such Canadian Loan, a "Canadian Protective Advance"). Any Canadian Protective Advance may be made in a principal amount that would cause the aggregate Canadian Revolving Exposure to exceed the Canadian Borrowing Base; provided that no Canadian Protective Advance may be made to the extent that, after giving effect to such Canadian Protective Advance (together with the outstanding principal amount of any outstanding Canadian Protective Advances), the aggregate principal amount of Canadian Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed Canadian Protective Advance, and is not known by the Agent to exceed, together with Canadian Overadvances described in Section 2.04(f), 10% of the lesser of (i) the total Canadian Commitments and (ii) the Canadian Borrowing Base, at such time; provided, further, that, the aggregate amount of outstanding Canadian Protective Advances *plus* any Canadian Overadvances described in Section 2.04(f) *plus* the aggregate of all other Canadian Revolving Exposure shall not exceed (A) the aggregate total Canadian Commitments or (B) at any time on or after the Initial Increase Effective

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Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to such Canadian Protective Advance) is (or will be) greater than the Permitted ABL Amount, an amount equal to (1) the TLB Borrowing Base times (2) a fraction, the numerator of which is the total Canadian Commitments and the denominator of which is the total Commitments. Notwithstanding anything herein to the contrary, Canadian Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied or waived. The Agent agrees to use reasonable efforts to deliver prompt notice to the Canadian Lenders of any Canadian Protective Advance or Overadvance. Each Canadian Protective Advance shall be secured by the Liens in favor of the Agent in and to the Canadian Collateral and shall constitute Canadian Obligations hereunder. The Agent's authorization to make Canadian Protective Advances may be revoked at any time by the Required Canadian Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. The making of a Canadian Protective Advance on any one occasion shall not obligate the Agent to make any Canadian Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Agent may request the Revolving Canadian Lenders to make a Canadian Revolving Loan to repay a Canadian Protective Advance. At any other time, the Agent may require the Canadian Revolving Lenders to fund their risk participations described in Section 2.04(e).

(e) Upon the making of a Canadian Protective Advance by the Agent (whether before or after the occurrence of a Default), each Canadian Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Agent without recourse or warranty, an undivided interest and participation in such Canadian Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Canadian Revolving Lender is required to fund its participation in any Canadian Protective Advance purchased hereunder, the Agent shall promptly distribute to such Canadian Revolving Lender, such Canadian Revolving Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Canadian Collateral received by the Agent in respect of such Canadian Protective Advance.

(f) Notwithstanding anything to the contrary contained elsewhere in this Section 2.04 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Agent may require all Canadian Revolving Lenders to honor requests or deemed requests by the Canadian Borrower for Canadian Revolving Loans at a time that a Canadian Overadvance Condition exists or which would result in a Canadian Overadvance Condition and each Lender shall be obligated to continue to make its Applicable Percentage of any such Canadian Overadvance Loan up to a maximum amount outstanding equal to its Canadian Commitment at such time, so long as such Canadian Overadvance is not known by the Agent to exceed, 5% of the lesser of (i) the total Canadian Commitments and (ii) the Canadian Borrowing Base, at such time, but in no event shall such Canadian Overadvance exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period; provided, that, the aggregate amount of outstanding Canadian Overadvances *plus* any Canadian Protective Advances described in Section 2.04(d) *plus* the aggregate of all other Canadian Revolving Exposure shall not exceed (A) the aggregate total Canadian Commitments or (B) at any time on or after the Initial Increase Effective Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to such Canadian Overadvance) is (or will be) greater than Permitted ABL Amount, an amount equal to (1) the TLB Borrowing Base times (2) a fraction, the numerator of which is the total Canadian Commitments and the denominator of which is the total Commitments. The Agent's authorization to require Canadian Revolving Lenders to honor

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requests or deemed requests for Canadian Overadvance Loans may be revoked at any time by the Required Canadian Lenders.

Section 2.05 Swingline Loans.

(a) U.S. Swingline Loans.

(i) Subject to the terms and conditions set forth herein, the U.S. Swingline Lender may in its discretion, and in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.05, make available U.S. Swingline Loans to the U.S. Operating Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding $50,000,000 or (ii) the total U.S. Revolving Exposures exceeding the lesser of the total U.S. Commitments and the U.S. Borrowing Base, at such time; provided, that the U.S. Swingline Lender shall not be required to make a U.S. Swingline Loan to refinance an outstanding U.S. Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Operating Borrowers may borrow, prepay and reborrow U.S. Swingline Loans. To request a U.S. Swingline Loan, the Borrower Agent shall notify the Agent of such request by telephone (confirmed by facsimile), not later than 1:00 p.m., New York City time, on the day of a proposed U.S. Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested U.S. Swingline Loan. The Agent will promptly advise the U.S. Swingline Lender of any such notice received from the Borrower Agent. The U.S. Swingline Lender shall make each U.S. Swingline Loan available to the U.S. Operating Borrowers by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Borrower Agent (including, in the case of a U.S. Swingline Loan made to finance the reimbursement of a U.S. LC Disbursement as provided in Section 2.06(a)(v), by remittance to the applicable U.S. Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Agent to be distributed to the U.S. Lenders) on the requested date of such U.S. Swingline Loan.

(ii) To facilitate administration of the U.S. Revolving Loans, the U.S. Revolving Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any U.S. Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the U.S. Revolving Loans and the U.S. Swingline Loans and the U.S. Protective Advances shall take place on a periodic basis in accordance with this clause (ii). The Agent shall request settlement (a "Settlement") with the U.S. Revolving Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the U.S. Swingline Lender, with respect to each outstanding U.S. Swingline Loan and (B) with respect to collections received, in each case, by notifying the U.S. Revolving Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:30p.m. New York City Time, on the date of such requested Settlement (the "Settlement Date"). Each U.S. Revolving Lender (other than the U.S. Swingline Lender, in the case of U.S. Swingline Loans) shall make the

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amount of such U.S. Revolving Lender's Applicable Percentage of the outstanding principal amount of the U.S. Swingline Loans with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 3:30 p.m., New York City time, on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied without regard to any minimum amount specified therein. Such amounts made available to the Agent shall be applied against the amounts of the applicable U.S. Swingline Loan and, together with the portion of such U.S. Swingline Loan representing the U.S. Swingline Lender's pro rata share thereof, shall constitute U.S. Revolving Loans of the U.S. Revolving Lenders. If any such amount is not made available to the Agent by any U.S. Revolving Lender on the Settlement Date applicable thereto, the Agent shall, on behalf of the U.S. Swingline Lender with respect to each outstanding U.S. Swingline Loan, be entitled to recover such amount on demand from such U.S. Revolving Lender together with interest thereon at the Federal Funds Effective Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to U.S. Revolving Loans. Between Settlement Dates the Agent may pay over to the U.S. Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the U.S. Revolving Loans, for application to the U.S. Swingline Lender's U.S. Revolving Loans or U.S. Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the U.S. Swingline Lender's U.S. Revolving Loans, the U.S. Swingline Lender shall pay to the Agent for the accounts of the U.S. Revolving Lenders, to be applied to the outstanding U.S. Revolving Loans of such U.S. Revolving Lenders, an amount such that each U.S. Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Applicable Percentage of the U.S. Revolving Loans. During the period between Settlement Dates, the U.S. Swingline Lender with respect to U.S. Swingline Loans, the Agent with respect to U.S. Protective Advances and each U.S. Revolving Lender with respect to its U.S. Revolving Loans shall be entitled to interest thereon at the applicable rate or rates payable under this Agreement.

(iii) In addition, the U.S. Swingline Lender may by written notice given to the Agent not later than 1:00 p.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of the U.S. Swingline Loans outstanding. Such notice shall specify the aggregate amount of U.S. Swingline Loans in which U.S. Revolving Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each U.S. Revolving Lender, specifying in such notice such U.S. Revolving Lender's Applicable Percentage of such U.S. Swingline Loan or Loans. Each U.S. Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the U.S. Swingline Lender, such U.S. Revolving Lender's Applicable Percentage of such U.S. Swingline Loan or Loans. Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations in U.S. Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or

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reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to U.S. Loans made by such U.S. Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the Agent shall promptly pay to the U.S. Swingline Lender the amounts so received by it from the U.S. Revolving Lenders. The Agent shall notify the Borrower Agent of any participations in any U.S. Swingline Loan acquired pursuant to this paragraph. Any amounts received by the U.S. Swingline Lender from the U.S. Operating Borrowers (or other party on behalf of any U.S. Operating Borrower) in respect of a U.S. Swingline Loan after receipt by the U.S. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the U.S. Revolving Lenders that shall have made their payments pursuant to this paragraph and to the U.S. Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the U.S. Swingline Lender or the Agent, as applicable, if and to the extent such payment is required to be refunded to any U.S. Operating Borrower for any reason. The purchase of participations in a U.S. Swingline Loan pursuant to this paragraph shall not relieve the U.S. Operating Borrowers of any default in the payment thereof.

(b) Canadian Swingline Loans.

(i) Subject to the terms and conditions set forth herein, the Canadian Swingline Lender may in its discretion, and in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.05, make available Canadian Swingline Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Swingline Loans exceeding the Dollar Equivalent of $10,000,000 or (ii) the total Canadian Revolving Exposures exceeding the lesser of the total Canadian Commitments and the Canadian Borrowing Base, at such time; provided, that the Canadian Swingline Lender shall not be required to make a Canadian Swingline Loan to refinance an outstanding Canadian Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Swingline Loans. To request a Canadian Swingline Loan, the Canadian Borrower shall notify the Agent of such request by telephone (confirmed by facsimile), not later than 1:00 p.m., Toronto time, on the day of a proposed Canadian Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Canadian Swingline Loan. The Agent will promptly advise the Canadian Swingline Lender of any such notice received from the Canadian Borrower. The Canadian Swingline Lender shall make each Canadian Swingline Loan available to the Canadian Borrower by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Canadian Borrower (including, in the case of a Canadian Swingline Loan made to finance the reimbursement of a Canadian LC Disbursement as provided in Section 2.06(b)(v), by remittance to the applicable Canadian Issuing Bank, and in the case of repayment of another Loan or fees or

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expenses as provided by Section 2.18(c), by remittance to the Agent to be distributed to the Canadian Lenders) on the requested date of such Canadian Swingline Loan.

(ii) To facilitate administration of the Canadian Revolving Loans, the Canadian Revolving Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by the Canadian Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Canadian Revolving Loans and the Canadian Swingline Loans and the Canadian Protective Advances shall take place on a periodic basis in accordance with this clause (ii). The Agent shall request settlement (a "Canadian Settlement") with the Canadian Revolving Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Canadian Swingline Lender, with respect to each outstanding Canadian Swingline Loan and (B) with respect to collections received, in each case, by notifying the Canadian Revolving Lenders of such requested Canadian Settlement by telecopy, telephone, or other similar form of transmission, of such requested Canadian Settlement, no later than 2:30p.m. Toronto Time, on the date of such requested Canadian Settlement (the "Canadian Settlement Date"). Each Canadian Revolving Lender (other than the Canadian Swingline Lender, in the case of Canadian Swingline Loans) shall make the amount of such Canadian Revolving Lender's Applicable Percentage of the outstanding principal amount of the Canadian Swingline Loans with respect to which Canadian Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 3:30 p.m., Toronto time, on the Canadian Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied without regard to any minimum amount specified therein. Such amounts made available to the Agent shall be applied against the amounts of the applicable Canadian Swingline Loan and, together with the portion of such Canadian Swingline Loan representing the Canadian Swingline Lender's pro rata share thereof, shall constitute Canadian Revolving Loans of the Canadian Revolving Lenders. If any such amount is not made available to the Agent by any Canadian Revolving Lender on the Settlement Date applicable thereto, the Agent shall, on behalf of the Canadian Swingline Lender with respect to each outstanding Canadian Swingline Loan, be entitled to recover such amount on demand from such Canadian Revolving Lender together with interest thereon at the Bank of Canada Overnight Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to Canadian Revolving Loans. Between Canadian Settlement Dates the Agent may pay over to the Canadian Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Revolving Loans, for application to the Canadian Swingline Lender's Canadian Revolving Loans or Canadian Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Canadian Swingline Lender's Canadian Revolving Loans, the Canadian Swingline Lender shall pay to the Agent for the accounts of the Canadian Revolving Lenders, to be applied to the outstanding Canadian Revolving Loans of such Canadian Revolving Lenders, an amount such that each Canadian Revolving Lender shall, upon receipt of such amount, have, as of such Canadian Settlement Date, its Applicable Percentage of the

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Canadian Revolving Loans. During the period between Settlement Dates, the Canadian Swingline Lender with respect to Canadian Swingline Loans, the Agent with respect to Canadian Protective Advances and each Canadian Revolving Lender with respect to its Canadian Revolving Loans shall be entitled to interest thereon at the applicable rate or rates payable under this Agreement.

(iii) In addition, the Canadian Swingline Lender may by written notice given to the Agent not later than 1:00 p.m., Toronto time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of the Canadian Swingline Loans outstanding. Such notice shall specify the aggregate amount of Canadian Swingline Loans in which Canadian Revolving Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Canadian Revolving Lender, specifying in such notice such Canadian Revolving Lender's Applicable Percentage of such Canadian Swingline Loan or Loans. Each Canadian Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Canadian Swingline Lender, such Canadian Revolving Lender's Applicable Percentage of such Canadian Swingline Loan or Loans. Each Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations in Canadian Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Canadian Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Canadian Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Canadian Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Canadian Revolving Lenders), and the Agent shall promptly pay to the Canadian Swingline Lender the amounts so received by it from the Canadian Revolving Lenders. The Agent shall notify the Canadian Borrower of any participations in any Canadian Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Canadian Swingline Lender from the Canadian Borrower (or other party on behalf of the Canadian Borrower) in respect of a Canadian Swingline Loan after receipt by the Canadian Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Canadian Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Canadian Swingline Lender or the Agent, as applicable, if and to the extent such payment is required to be refunded to the Canadian Borrower for any reason. The purchase of participations in a Canadian Swingline Loan pursuant to this paragraph shall not relieve the Canadian Borrower of any default in the payment thereof.

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Section 2.06 Letters of Credit.

(a) U.S. Letters of Credit.

(i) General. Subject to the terms and conditions set forth herein, (i) each U.S. Issuing Bank agrees, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.06, (A) from time to time on any Business Day during the period from the Effective Date to but not including the 5th Business Day prior to the Maturity Date, upon the request of the Borrower Agent, to issue U.S. Letters of Credit denominated in Dollars or in one or more Alternative Currencies and issued on sight basis only for the account of one or more of the U.S. Operating Borrowers, any other U.S. Loan Party or any Subsidiary of the Company (other than the Canadian Loan Parties) (so long as with respect to any Letter of Credit issued for the account of any Subsidiary of the Company that is not a U.S. Loan Party, the Company is a joint and several co-applicant, and references to the Company or a "U.S. Operating Borrower" in this Section 2.06 shall be deemed to include reference to such Subsidiary) and to amend or renew U.S. Letters of Credit previously issued by it, in accordance with Section 2.06(a)(ii), and (B) to honor drafts under the U.S. Letters of Credit, and (ii) the U.S. Revolving Lenders severally agree to participate in the U.S. Letters of Credit issued pursuant to Section 2.06(a)(iv). Subject to the terms and conditions hereof, the U.S. Operating Borrowers' ability to obtain U.S. Letters of Credit shall be fully revolving, and accordingly the U.S. Operating Borrowers may, during the foregoing period, obtain U.S. Letters of Credit to replace U.S. Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a U.S. Letter of Credit (or the amendment, renewal or extension of an outstanding U.S. Letter of Credit), the Borrower Agent shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable U.S. Issuing Bank) to the applicable U.S. Issuing Bank and the Agent, at least two (2) Business Days, in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable U.S. Issuing Bank), a request to issue in the form of Exhibit E-1 attached hereto (each a "U.S. Letter of Credit Request"). To request an amendment, extension or renewal of a U.S. Letter of Credit, the Borrower Agent shall submit such a request on its letterhead, addressed to the applicable U.S. Issuing Bank (with a copy to the Agent) at least two (2) Business Days, in advance of the requested date of amendment, extension or renewal, identifying the U.S. Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such U.S. Letter of Credit. If requested by the applicable U.S. Issuing Bank, the Borrower Agent also shall submit a U.S. Letter of Credit application on such U.S. Issuing Bank's standard form in connection with any request for a U.S. Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of U.S. Letter of Credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent or any

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Borrower with, the applicable U.S. Issuing Bank relating to any U.S. Letter of Credit, the terms and conditions of this Agreement shall control. A U.S. Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each U.S. Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. LC Exposure (including U.S. Letters of Credit denominated in an Alternative Currency) shall not exceed $200,000,000, and (ii) the total U.S. Revolving Exposures shall not exceed the lesser of the total U.S. Commitments and the U.S. Borrowing Base, at such time. Promptly after the delivery of any U.S. Letter of Credit or any amendment to a U.S. Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable U.S. Issuing Bank will also deliver to the Borrower Agent and the Agent a true and complete copy of such U.S. Letter of Credit or amendment. Promptly after receipt of such U.S. Letter of Credit or amendment, the Agent shall notify the U.S. Revolving Lenders, in writing, of such U.S. Letter of Credit or amendment, and if so requested by a U.S. Revolving Lender the Agent will provide such U.S. Revolving Lender with copies of such U.S. Letter of Credit or amendment. With respect to commercial U.S. Letters of Credit, each U.S. Issuing Bank shall, on the first Business Day of each week, submit to the Agent, by facsimile, a report detailing the daily aggregate total of commercial U.S. Letters of Credit for the previous calendar week.

(iii) Expiration Date. Each standby U.S. Letter of Credit shall expire not later than the earlier of (i) the date one year after the date of the issuance of such U.S. Letter of Credit and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any standby U.S. Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)). Each commercial U.S. Letter of Credit shall expire on the earlier of (i) 180 days after the date of the issuance of such U.S. Letter of Credit and (ii) the date that is thirty (30) days prior to the Maturity Date.

(iv) Participations. By the issuance of a U.S. Letter of Credit (or an amendment to a U.S. Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable U.S. Issuing Bank or the U.S. Revolving Lenders, the applicable U.S. Issuing Bank hereby grants to each U.S. Revolving Lender, and each U.S. Revolving Lender hereby acquires from such U.S. Issuing Bank, a participation in such U.S. Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such U.S. Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent in Dollars, for the account of the applicable U.S. Issuing Bank, such U.S. Lender's Applicable Percentage of each U.S. LC Disbursement made by such U.S. Issuing Bank and not reimbursed by the U.S. Operating Borrowers on the date due as provided in paragraph (v) of this Section 2.06(a), or of any reimbursement payment required to be refunded to any Borrower for any reason. Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of U.S. Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any U.S. Letter of Credit or the occurrence and continuance of a

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Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(v) Reimbursement. If the applicable U.S. Issuing Bank shall make any U.S. LC Disbursement in respect of a U.S. Letter of Credit, the U.S. Operating Borrowers shall reimburse such U.S. LC Disbursement by paying to the Agent an amount equal to such U.S. LC Disbursement not later than (i) for a U.S. Letter of Credit to be reimbursed in Dollars, 5:00 p.m. New York City time, on the same Business Day the Borrower Agent is presented with notice of such U.S. LC Disbursement under paragraph (vii) of this Section 2.06(a) if such notice is presented before 10:00 a.m. New York City time, (ii) for a U.S. Letter of Credit to be reimbursed in Dollars, 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent is presented notice of such U.S. LC Disbursement under paragraph (vii) of this Section 2.06 if such notice is presented on or after 10:00 a.m. New York City time and (iii) for a U.S. Letter of Credit to be reimbursed in an Alternative Currency, the Applicable Time on the date of an payment by a U.S. Issuing Bank; provided that the Borrower Agent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR U.S. Revolving Borrowing or U.S. Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Operating Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR U.S. Revolving Borrowing or U.S. Swingline Loan. In the case of a U.S. Letter of Credit denominated in an Alternative Currency, the U.S. Operating Borrowers shall reimburse the applicable U.S. Issuing Bank in such Alternative Currency, unless (A) such U.S. Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the U.S. Operating Borrowers shall have notified the applicable U.S. Issuing Bank promptly following receipt of the notice of drawing that the U.S. Operating Borrowers will reimburse such U.S. Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a U.S. Letter of Credit denominated in an Alternative Currency, the applicable U.S. Issuing Bank shall notify the Borrower Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the U.S. Operating Borrowers fail to make such payment when due, the Agent shall notify each U.S. Revolving Lender of the applicable U.S. LC Disbursement (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a U.S. Letter of Credit denominated in an Alternative Currency), the payment then due from the U.S. Operating Borrowers in respect thereof and such U.S. Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each U.S. Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the U.S. Operating Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the Agent shall promptly pay to the applicable U.S. Issuing Bank the amounts so received by it from the U.S. Revolving Lenders. Promptly following receipt by the Agent of any payment from the U.S. Operating Borrowers pursuant to this paragraph, the Agent shall distribute such payment in Dollars and in the same funds as those received by the Agent to the applicable U.S. Issuing Bank or, to the extent that U.S. Revolving Lenders have made payments pursuant to this paragraph

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to reimburse such U.S. Issuing Bank, then to such Lenders and such U.S. Issuing Bank as their interests may appear.

(vi) Obligations Absolute. The U.S. Operating Borrowers' obligation to reimburse U.S. LC Disbursements as provided in paragraph (v) of this Section 2.06(a) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any U.S. Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a U.S. Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable U.S. Issuing Bank under a U.S. Letter of Credit against presentation of a draft or other document that does not comply with the terms of such U.S. Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06(a)(vi), constitute a legal or equitable discharge of, or provide a right of setoff against, any U.S. Operating Borrower's obligations hereunder. Neither the Agent, the U.S. Revolving Lenders nor any U.S. Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any U.S. Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any U.S. Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such U.S. Issuing Bank; provided that the foregoing shall not be construed to excuse such U.S. Issuing Bank from liability to the U.S. Operating Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each U.S. Operating Borrower to the extent permitted by Applicable Law) suffered by any U.S. Operating Borrower that are caused by such U.S. Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a U.S. Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of applicable U.S. Issuing Bank (as finally determined by a court of competent jurisdiction), such U.S. Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a U.S. Letter of Credit, the applicable U.S. Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such U.S. Letter of Credit.

(vii) Disbursement Procedures. The applicable U.S. Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a U.S. Letter of Credit. Such U.S. Issuing Bank shall

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promptly notify the Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such U.S. Issuing Bank has made or will make a U.S. LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such U.S. Issuing Bank and the U.S. Revolving Lenders with respect to any such U.S. LC Disbursement.

(viii) Interim Interest. If a U.S. Issuing Bank shall make any U.S. LC Disbursement, then, unless the U.S. **Operating** Borrowers shall reimburse such U.S. LC Disbursement in full on the date such U.S. LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such U.S. LC Disbursement is made to but excluding the date that the U.S. **Operating** Borrowers reimburse such U.S. LC Disbursement, at the rate per annum then applicable to ABR U.S. Revolving Loans; provided that, if the U.S. **Operating** Borrowers fail to reimburse such U.S. LC Disbursement when due pursuant to paragraph (v) of this Section 2.06(a), then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable U.S. Issuing Bank, except that interest accrued on and after the date of payment by any U.S. Revolving Lender pursuant to paragraph (v) of this Section 2.06(a) to reimburse such U.S. Issuing Bank shall be for the account of such U.S. Lender to the extent of such payment.

(ix) Replacement of a U.S. Issuing Bank. A U.S. Issuing Bank may be replaced at the written request of the Borrower Agent and without the consent of the Agent at any time by written agreement among the Borrower Agent, the replaced U.S. Issuing Bank and the successor U.S. Issuing Bank, and acknowledged by the Agent. The Agent shall notify the U.S. Revolving Lenders of any such replacement of a U.S. Issuing Bank. At the time any such replacement shall become effective, the U.S. **Operating** Borrowers shall pay all unpaid fees accrued for the account of the replaced U.S. Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor U.S. Issuing Bank shall have all the rights and obligations of the replaced U.S. Issuing Bank under this Agreement with respect to U.S. Letters of Credit to be issued thereafter and (ii) references herein to the term "U.S. Issuing Bank" shall be deemed to refer to such successor or to any previous U.S. Issuing Bank, or to such successor and all previous U.S. Issuing Banks, as the context shall require. After the replacement of a U.S. Issuing Bank hereunder, the replaced U.S. Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a U.S. Issuing Bank under this Agreement with respect to U.S. Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional U.S. Letters of Credit.

(x) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, (B) U.S. Excess Availability shall at any time be less than zero, (C) the Maturity Date shall occur or (D) if and to the extent required in accordance with the provisions of Section 2.28, on the Business Day that the Borrower Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the total U.S. LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the U.S. **Operating**

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Borrowers shall deposit, in an account with the Agent, in the name of the Agent and for the benefit of the U.S. Revolving Lenders (the "U.S. LC Collateral Account"), an amount in cash equal to 103% of the U.S. LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Article VII; provided further that such deposit may be required at times and in the amounts specified in Section 2.11(b)(ii) and Section 2.11(c)(ii). Such deposit shall be held by the Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (x). The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and each U.S. Operating Borrower hereby grants the Agent a security interest in the U.S. LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the U.S. Operating Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the applicable U.S. Issuing Bank for U.S. LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Operating Borrowers for the U.S. LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the total U.S. LC Exposure), be applied to satisfy other Secured Obligations. If the U.S. Operating Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrower Agent but in no event later than three (3) Business Days after such Event of Default has been cured or waived. If U.S. Operating Borrowers fail to provide any cash collateral as required by this Section 2.06(a)(x), the U.S. Lenders may (and, upon direction of the Agent, shall) advance, as U.S. ~~Revolving~~Operating Loans, the amount of the cash collateral required (whether or not the Commitments have terminated, a U.S. Protective Advance or U.S. Overadvance exists or the conditions in Article IV are satisfied).

(b) Canadian Letters of Credit.

(i) General. Subject to the terms and conditions set forth herein, (i) each Canadian Issuing Bank agrees, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.06(b), (A) from time to time on any Business Day during the period from the Effective Date to but not including the 5th Business Day, prior to the Maturity Date, upon the request of the Borrower Agent, to issue Canadian Letters of Credit denominated in Canadian Dollars only and issued on sight basis only for the account of the Canadian Borrower (or any other Canadian Subsidiary of the Canadian Borrower so long as the Canadian Borrower is a joint and several co-applicant, and references to the Canadian Borrower in this Section 2.06(b) shall be deemed to include reference to such Subsidiary) and to amend or renew Canadian Letters of Credit previously issued by it, in accordance with Section

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2.06(b)(ii), and (B) to honor drafts under the Canadian Letters of Credit, and (ii) the Canadian Revolving Lenders severally agree to participate in the Canadian Letters of Credit issued pursuant to Section 2.06(b)(iv). Subject to the terms and conditions hereof, the Canadian Borrower's ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Canadian Letter of Credit (or the amendment, renewal or extension of an outstanding Canadian Letter of Credit), the Borrower Agent shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Canadian Issuing Bank) to the applicable Canadian Issuing Bank and the Agent, at least two (2) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Canadian Issuing Bank), a request to issue in the form of Exhibit E-2 attached hereto (each a "Canadian Letter of Credit Request"). To request an amendment, extension or renewal of a Canadian Letter of Credit, the Borrower Agent shall submit such a request on its letterhead, addressed to the applicable Canadian Issuing Bank (with a copy to the Agent) at least two (2) Business Days, in advance of the requested date of amendment, extension or renewal, identifying the Canadian Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such Canadian Letter of Credit. If requested by the applicable Canadian Issuing Bank, the Borrower Agent also shall submit a Canadian Letter of Credit application on such Canadian Issuing Bank's standard form in connection with any request for a Canadian Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Canadian Letter of Credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent or any Canadian Borrower with, the applicable Canadian Issuing Bank relating to any Canadian Letter of Credit, the terms and conditions of this Agreement shall control. A Canadian Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each Canadian Letter of Credit the applicable Canadian Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Canadian LC Exposure shall not exceed the Dollar Equivalent of $10,000,000 and (ii) the total Canadian Revolving Exposures shall not exceed the lesser of the total Canadian Commitments and the Canadian Borrowing Base, at such time. Promptly after the delivery of any Canadian Letter of Credit or any amendment to a Canadian Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Canadian Issuing Bank will also deliver to the Borrower Agent and the Agent a true and complete copy of such Canadian Letter of Credit or amendment. Promptly after receipt of such Canadian Letter of Credit or amendment, the Agent shall notify the Canadian Revolving Lenders, in writing, of such Canadian Letter of Credit or amendment, and if so requested by a Canadian Revolving Lender the Agent will provide such Canadian Revolving Lender with copies of such Canadian Letter of

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Credit or amendment. With respect to commercial Canadian Letters of Credit, each Canadian Issuing Bank shall, on the first Business Day of each week, submit to the Agent, by facsimile, a report detailing the daily aggregate total of commercial Canadian Letters of Credit for the previous calendar week.

(iii) Expiration Date. Each standby Canadian Letter of Credit shall expire not later than the earlier of (i) the date one year after the date of the issuance of such Canadian Letter of Credit and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any standby Canadian Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)). Each commercial Canadian Letter of Credit shall expire on the earlier of (i) 180 days after the date of the issuance of such Canadian Letter of Credit and (ii) the date that is thirty (30) days prior to the Maturity Date.

(iv) Participations. By the issuance of a Canadian Letter of Credit (or an amendment to a Canadian Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Canadian Issuing Bank or the Canadian Revolving Lenders, the applicable Canadian Issuing Bank hereby grants to each Canadian Revolving Lender, and each Canadian Revolving Lender hereby acquires from such Canadian Issuing Bank, a participation in such Canadian Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Canadian Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the applicable Canadian Issuing Bank, such Lender's Applicable Percentage of each Canadian LC Disbursement made by such Canadian Issuing Bank and not reimbursed by the Canadian Borrower on the date due as provided in paragraph (v) of this Section 2.06(b), or of any reimbursement payment required to be refunded to the Canadian Borrower for any reason. Each Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Canadian Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Canadian Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(v) Reimbursement. If the applicable Canadian Issuing Bank shall make any Canadian LC Disbursement in respect of a Canadian Letter of Credit, the Canadian Borrower shall reimburse such Canadian LC Disbursement by paying to the Agent an amount equal to such Canadian LC Disbursement not later than (i) 5:00 p.m. New York City time, on the same Business Day the Borrower Agent is presented with notice of such Canadian LC Disbursement under paragraph (vii) of this Section 2.06(b) if such notice is presented before 10:00 a.m. New York City time and (ii) 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent is presented notice of such Canadian LC Disbursement under paragraph (vii) of this Section 2.06 if such notice is presented on or after 10:00 a.m. New York City time; provided that the Borrower Agent may,

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subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Canadian Prime Rate Revolving Borrowing or Canadian Swingline Loan in an equivalent amount and, to the extent so financed, the Canadian Borrower's obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Rate Revolving Borrowing or Swingline Loan. If the Canadian Borrower fails to make such payment when due, the Agent shall notify each Canadian Revolving Lender of the applicable Canadian LC Disbursement, the payment then due from the Canadian Borrower in respect thereof and such Canadian Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Canadian Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Canadian Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Canadian Revolving Lenders), and the Agent shall promptly pay to the applicable Canadian Issuing Bank the amounts so received by it from the Canadian Revolving Lenders. Promptly following receipt by the Agent of any payment from the Canadian Borrower pursuant to this paragraph, the Agent shall distribute such payment to the applicable Canadian Issuing Bank or, to the extent that Canadian Revolving Lenders have made payments pursuant to this paragraph to reimburse such Canadian Issuing Bank, then to such Lenders and such Canadian Issuing Bank as their interests may appear.

(vi) Obligations Absolute. The Canadian Borrower's obligation to reimburse Canadian LC Disbursements as provided in paragraph (v) of this Section 2.06(b) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Canadian Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Canadian Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Canadian Issuing Bank under a Canadian Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Canadian Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Canadian Borrower's obligations hereunder. Neither the Agent, the Canadian Revolving Lenders nor any Canadian Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Canadian Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Canadian Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Canadian Issuing Bank; provided that the foregoing shall not be construed to excuse such Canadian Issuing Bank from liability to the Canadian Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Canadian Borrower to the

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extent permitted by Applicable Law) suffered by the Canadian Borrower that are caused by such Canadian Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Canadian Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an applicable Canadian Issuing Bank (as finally determined by a court of competent jurisdiction), such Canadian Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Canadian Letter of Credit, the applicable Canadian Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Canadian Letter of Credit.

(vii) Disbursement Procedures. The applicable Canadian Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Canadian Letter of Credit. Such Canadian Issuing Bank shall promptly notify the Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such Canadian Issuing Bank has made or will make a Canadian LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Canadian Borrower of its obligation to reimburse such Canadian Issuing Bank and the Canadian Revolving Lenders with respect to any such Canadian LC Disbursement.

(viii) Interim Interest. If a Canadian Issuing Bank shall make any Canadian LC Disbursement, then, unless the Canadian Borrower shall reimburse such Canadian LC Disbursement in full on the date such Canadian LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Canadian LC Disbursement is made to but excluding the date that the Canadian Borrower reimburses such Canadian LC Disbursement, at the rate per annum then applicable to Canadian Prime Rate Revolving Loans; provided that, if the Canadian Borrower fails to reimburse such Canadian LC Disbursement when due pursuant to paragraph (v) of this Section 2.06(b), then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Canadian Issuing Bank, except that interest accrued on and after the date of payment by any Canadian Revolving Lender pursuant to paragraph (v) of this Section 2.06(b) to reimburse such Canadian Issuing Bank shall be for the account of such Lender to the extent of such payment.

(ix) Replacement of a Canadian Issuing Bank. A Canadian Issuing Bank may be replaced at the written request of the Borrower Agent and without the consent of the Agent at any time by written agreement among the Borrower Agent, the replaced Canadian Issuing Bank and the successor Canadian Issuing Bank, and acknowledged by the Agent. The Agent shall notify the Canadian Revolving Lenders of any such replacement of a Canadian Issuing Bank. At the time any such replacement shall become effective, the Canadian Borrower shall pay all unpaid fees

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accrued for the account of the replaced Canadian Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Canadian Issuing Bank shall have all the rights and obligations of the replaced Canadian Issuing Bank under this Agreement with respect to Canadian Letters of Credit to be issued thereafter and (ii) references herein to the term "Canadian Issuing Bank" shall be deemed to refer to such successor or to any previous Canadian Issuing Bank, or to such successor and all previous Canadian Issuing Banks, as the context shall require. After the replacement of a Canadian Issuing Bank hereunder, the replaced Canadian Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Canadian Issuing Bank under this Agreement with respect to Canadian Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Canadian Letters of Credit.

(x) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, (B) Excess Availability shall at any time be less than zero, (C) the Maturity Date shall occur or (D) if and to the extent required in accordance with the provisions of Section 2.28, on the Business Day that the Borrower Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Canadian Revolving Lenders with Canadian LC Exposure representing greater than 50% of the total Canadian LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the Canadian Borrower shall deposit, in an account with the Agent, in the name of the Agent and for the benefit of the Canadian Revolving Lenders (the "Canadian LC Collateral Account"), an amount in cash equal to 103% of the Canadian LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Canadian Borrower described in clause (g) or (h) of Article VII; provided further that such deposit may be required at times and in the amounts specified in Section 2.11(b)(ii) and Section 2.11(c)(ii). Such deposit shall be held by the Agent as collateral for the payment and performance of the Canadian Obligations in accordance with the provisions of this paragraph (x). The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Canadian Borrower hereby grants the Agent a security interest in the Canadian LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Canadian Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the applicable Canadian Issuing Bank for Canadian LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrower for the Canadian LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Canadian Revolving Lenders with Canadian LC Exposure representing greater than 50% of the total Canadian LC Exposure), be applied to satisfy other Secured Obligations. If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to

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the Borrower Agent but in no event later than three (3) Business Days after such Event of Default has been cured or waived. If the Canadian Borrower fails to provide any cash collateral as required by this Section 2.06(b)(x), the Canadian Revolving Lenders may (and, upon direction of the Agent, shall) advance, as Canadian Revolving Loans, the amount of the cash collateral required (whether or not the Commitments have terminated, a Canadian Protective Advance or Canadian Overadvance exists or the conditions in Article IV are satisfied).

Section 2.07 Funding of Borrowings. (a) Each Applicable Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Agent in an amount equal to such Applicable Lender's Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Agent will make such Loans available to the Borrowers within the applicable Borrower Group by promptly transferring or crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower Agent; provided that Floating Rate Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(a)(v) or Section 2.06(b)(v) shall be remitted by the Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Agent to be applied as contemplated by Section 2.04 (and the Agent shall, upon the request of the Borrower Agent, deliver to the Borrower Agent a reasonably detailed accounting of such application).

(b) Unless the Agent shall have received notice from an Applicable Lender prior to the proposed date of any Borrowing that such Applicable Lender will not make available to the Agent such Applicable Lender's share of such Borrowing, the Agent may assume that such Applicable Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrowers within the applicable Borrower Group a corresponding amount. In such event, if an Applicable Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrowers within the applicable Borrower Group severally agree to pay to the Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrowers to but excluding the date of payment to the Agent, at (i) in the case of such Applicable Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers within the applicable Borrower Group, the interest rate applicable to ABR Loans or Canadian Prime Rate Loans, as applicable. If such Applicable Lender pays such amount to the Agent, then such amount shall constitute such Applicable Lender's Loan included in such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or any Borrower or any Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08 Type; Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Agent may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower Agent may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Applicable Lenders holding the

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Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.08, the Borrower Agent shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Agent were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery or facsimile to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a LIBOR Rate Borrowing, a Canadian Prime Rate Borrowing or a Canadian BA Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing but does not specify an Interest Period, then the Borrower Agent shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Applicable Lender of the details thereof and of such Applicable Lender's portion of each resulting Borrowing.

(e) If the Borrower Agent fails to deliver a timely Interest Election Request with respect to a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or a Canadian Prime Rate Borrowing, respectively. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required U.S. Lenders or the Required Canadian Lenders, as applicable, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing with respect to Revolving Loans may be

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converted to or continued as a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing and (ii) unless repaid, each LIBOR Rate Borrowing and Canadian BA Rate Borrowing shall be converted to an ABR Borrowing or Canadian Prime Rate Borrowing, respectively, at the end of the then-current Interest Period applicable thereto.

Section 2.09 Termination and Reduction of Revolving Commitments.

(a) Termination Generally. Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date applicable to them and each Extension Series of Extended Revolving Credit Commitments shall terminate on the Maturity Date applicable to such Series.

(b) Termination of Revolving Commitments. Upon delivering the notice required by Section 2.09(h), the Borrower Agent may at any time terminate the Revolving Commitments, which termination shall terminate all U.S. Revolving Commitments and Canadian Revolving Commitments, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit (or at the discretion of the Agent a back up standby letter of credit reasonably satisfactory to the Agent) equal to 103% of the LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses then due and payable under the Loan Documents.

(c) Termination of Canadian Revolving Commitments. Upon delivering the notice required by Section 2.09(h), the Borrower Agent may at any time terminate the Canadian Revolving Commitments, upon (i) the payment in full of all outstanding Canadian Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Canadian Letters of Credit (or alternatively, with respect to each such Canadian Letter of Credit, the furnishing to the Agent of a cash deposit (or at the discretion of the Agent a back up standby letter of credit reasonably satisfactory to the Agent) equal to 103% of the Canadian LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses then due and payable under the Loan Documents.

(d) Reduction of U.S. Revolving Commitments. Upon delivering the notice required by Section 2.09(h), the Borrower Agent may from time to time reduce the U.S. Commitments; provided that (i) each reduction of the U.S. Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower Agent shall not reduce the U.S. Commitments if, after giving effect to any concurrent prepayment of the U.S. Revolving Loans in accordance with Section 2.10, the sum of the U.S. Revolving Exposures would exceed the lesser of the total U.S. Commitments and the U.S. Borrowing Base, at such time, and (iii) any such reduction shall apply proportionately and permanently to reduce the U.S. Commitments of each of the U.S. Revolving Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended U.S. Revolving Commitments pursuant to Section 2.27, the U.S. Revolving Commitments of any one or more Lenders providing any such Extended U.S. Revolving Commitments on such date shall be reduced in an amount equal to the amount of U.S. Revolving Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any U.S. Revolving Loans made on such date, the U.S. Revolving Exposure of any such Lender does not exceed the lesser of the U.S. Revolving Commitment thereof and its Applicable Percentage of the U.S. Borrowing Base (such U.S.

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Revolving Exposure, U.S. Revolving Commitment and Applicable Percentage being determined in each case, for the avoidance of doubt, exclusive of such U.S. Lender's Extended U.S. Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of U.S. Revolving Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.18 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.27 of U.S. Revolving Commitments and U.S. Revolving Loans into Extended U.S. Revolving Commitments and Extended U.S. Revolving Loans, respectively, and prior to any reduction being made to the U.S. Revolving Commitment of any other Lender).

(e) Reduction of Canadian Revolving Commitments. Upon delivering the notice required by Section 2.09(h), the Borrower Agent may from time to time reduce the Canadian Commitments; provided that (i) each reduction of the Canadian Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower Agent shall not reduce the Canadian Commitments if, after giving effect to any concurrent prepayment of the Canadian Revolving Loans in accordance with Section 2.10, the sum of the Canadian Revolving Exposures would exceed the lesser of the total Canadian Commitments and the Canadian Borrowing Base, at such time, and (iii) any such reduction shall apply proportionately and permanently to reduce the Canadian Commitments of each of the Canadian Revolving Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Canadian Revolving Commitments pursuant to Section 2.27, the Canadian Revolving Commitments of any one or more Lenders providing any such Extended Canadian Revolving Commitments on such date shall be reduced in an amount equal to the amount of Canadian Revolving Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Canadian Revolving Loans made on such date, the Canadian Revolving Exposure of any such Lender does not exceed the lesser of the Canadian Revolving Commitment thereof and its Applicable Percentage of the Canadian Borrowing Base (such Canadian Revolving Exposure, Canadian Revolving Commitment and Applicable Percentage being determined in each case, for the avoidance of doubt, exclusive of such Canadian Lender's Extended Canadian Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Canadian Revolving Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.18 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.27 of Canadian Revolving Commitments and Canadian Revolving Loans into Extended Canadian Revolving Commitments and Extended Canadian Revolving Loans, respectively, and prior to any reduction being made to the Canadian Revolving Commitment of any other Lender).

(f) Adjustment of Canadian Revolver Commitments.

(i) From time to time other than during the existence of an Event of Default, on the first day of any calendar quarter (a "Canadian Commitment Adjustment Date") and upon at least 30 days prior written notice to the Agent (a "Canadian Commitment Adjustment Notice"), the Borrower Agent may increase or decrease the aggregate amount of all Canadian Commitments (a "Canadian Commitment Adjustment"), which adjustment shall automatically change the Canadian Commitment of each Canadian Lender on a Pro Rata basis, effective as of the Canadian Commitment Adjustment Date. Each Canadian Commitment Adjustment shall be in a minimum amount of $5,000,000, or an increment of

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$1,000,000 in excess thereof and in no event shall the Canadian Revolving Commitments exceed $75,000,000.

(ii) The parties to this Agreement acknowledge and agree that the adjustments to the Canadian Commitments hereunder are made as an accommodation to the Borrowers and at no time shall the Canadian Revolving Exposure exceed the Canadian Commitments at such time.

(g) Adjustment of U.S. Revolver Commitments.

(i) On each Canadian Commitment Adjustment Date occurring in accordance with Section 2.09(f), the U.S. Commitment of each Crossover Lender shall automatically adjust dollar-for-dollar in an inverse manner to any Canadian Commitment Adjustment (an increase in the Canadian Revolving Commitments shall result in a decrease in such U.S. Revolving Commitments and vice versa) in an amount equal to such Canadian Commitment Adjustment (a "U.S. Commitment Adjustment"), which adjustment shall automatically change the U.S. Commitment of each Crossover Lender, effective as of the Canadian Commitment Adjustment Date.

(ii) The parties to this Agreement acknowledge and agree that (A) at no time shall the Total Revolver Exposure exceed the Total Revolver Commitments and (B) at no time on or after the Initial Increase Effective Date when the aggregate principal amount of Loans that are outstanding (or will be outstanding after giving effect to any Loan) is (or will be) greater than the Permitted ABL Amount shall (x) the Total Revolver Exposure (excluding Protective Advances) exceed 90% of the TLB Borrowing Base or (y) the Total Revolver Exposure (including Protective Advances) exceed the TLB Borrowing Base.

(h) The Borrower Agent shall notify the Agent of any election to terminate or reduce the Revolving Commitments under paragraph (a) through (e) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the U.S. Revolving Lenders or the Canadian Revolving Lenders, as applicable, of the contents thereof. Any termination or reduction of the Revolving Commitments pursuant to this Section 2.09 shall be permanent.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) (i) The Canadian Borrower hereby unconditionally promises to pay (A) to the Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (B) to the Agent the then unpaid amount of each Canadian Protective Advance on the earlier of the Maturity Date and demand by the Agent, (C) to the Canadian Swingline Lender the then unpaid principal amount of each Canadian Swingline Loan on the Maturity Date and (D) to the Agent for the account of each Extending Canadian Lender of each Canadian Extension Series, the then unpaid principal amount of each Extended Canadian Revolving Loan of such Canadian Extension Series on the maturity date for such Canadian Extension Series; provided that on each date that a Canadian Revolving Loan is made while any Canadian Swingline Loan or Canadian Protective Advance is outstanding, the Canadian Borrower shall repay all such Canadian Swingline Loans and Canadian Protective Advances with the proceeds of such Canadian Revolving Loan then outstanding.

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(ii) Each U.S. Operating Borrower hereby unconditionally promises to pay (A) to the Agent for the account of each U.S. Revolving Lender the then unpaid principal amount of each U.S. Revolving Loan under the U.S. Operating Facility on the Maturity Date, (B) to the Agent the then unpaid amount of each U.S. Protective Advance on the earlier of the Maturity Date and demand by the Agent, (C) to the U.S. Swingline Lender the then unpaid principal amount of each U.S. Swingline Loan on the Maturity Date and (D) to the Agent for the account of each Extending U.S. Lender of each U.S. Extension Series, the then unpaid principal amount of each Extended U.S. Revolving Loan of such U.S. Extension Series that constitutes a U.S. Operating Loan on the maturity date for such U.S. Extension Series; provided that on each date that a U.S. ~~Revolving~~Operating Loan is made while any U.S. Swingline Loan or U.S. Protective Advance is outstanding, the U.S. Operating Borrowers shall repay all such U.S. Swingline Loans and U.S. Protective Advances with the proceeds of such U.S. ~~Revolving Loan then outstanding~~Operating Loan then outstanding. Each U.S. Acquisition Sub-Facility Borrower hereby unconditionally promises to pay (A) to the Agent for the account of each U.S. Revolving Lender the then unpaid principal amount of each U.S. Revolving Loan under the U.S. Acquisition Sub-Facility on the Maturity Date and (B) to the Agent for the account of each Extending U.S. Lender of each U.S. Extension Series, the then unpaid principal amount of each Extended U.S. Revolving Loan of such U.S. Extension Series that constitutes a U.S. Acquisition Sub-Facility Loan on the maturity date for such U.S. Extension Series.

(b) At all times after the occurrence and during the continuance of a Liquidity Event and notification thereof by the Agent to the Borrower Agent (subject to the provisions of Section 2.18(b) and to the terms of the Security Agreement), on each Business Day, at or before 1:00 p.m., New York City time, the Agent shall apply all immediately available funds credited (i) on behalf of the applicable U.S. Borrowers to the Payment Account or such other account directed by the Agent pursuant to Section 2.21(b), first to pay any fees or expense reimbursements then due to the Agent, the Issuing Banks and the U.S. Revolving Lenders (other than in connection with U.S. Secured Banking Services Obligations or U.S. Secured Swap Obligations), pro rata, second to pay interest due and payable in respect of any U.S. Revolving Loans (including U.S. Swingline Loans) and any U.S. Protective Advances that may be outstanding, pro rata, third to prepay the principal of any U.S. Protective Advances that may be outstanding, pro rata, and fourth to prepay the principal of the U.S. Revolving Loans (including U.S. Swingline Loans) and to cash collateralize outstanding U.S. LC Exposure, pro rata, and (ii) on behalf of the Canadian Borrower to the Payment Account or such other account directed by the Agent pursuant to Section 2.21(b), first to pay any fees or expense reimbursements then due to the Agent, the Canadian Issuing Banks and the Canadian Revolving Lenders (other than in connection with Canadian Secured Banking Services Obligations or Canadian Secured Swap Obligations), pro rata, second to pay interest due and payable in respect of any Canadian Revolving Loans (including Canadian Swingline Loans) and any Canadian Protective Advances that may be outstanding, pro rata, third to prepay the principal of any Canadian Protective Advances that may be outstanding, pro rata, and fourth to prepay the principal of the Canadian Revolving Loans (including Canadian Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure, pro rata.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan

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made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Revolving Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrowers of the applicable Borrower Group shall prepare, execute and deliver to such Revolving Lender a promissory note payable to such Revolving Lender and its registered assigns and in substantially the form of Exhibit G **and/or, with respect to the U.S. Acquisition Sub-Facility, Exhibit J** hereto.

Section 2.11 Prepayment of Loans. (a) Upon prior notice in accordance with paragraph (d) of this Section 2.11, the Borrowers shall have the right at any time and from time to time to prepay any Revolving Borrowing in whole or in part without premium or penalty (but subject to Section 2.16).

(b) (i) Except for Canadian Protective Advances and Canadian Overadvance Loans permitted under Section 2.04, in the event and on each Business Day on which the total Canadian Revolving Exposure exceeds the lesser of (A) the aggregate Canadian Commitments and (B) the Canadian Borrowing Base, on such date, the Canadian Borrower shall promptly prepay first, any outstanding Canadian Swingline Loans in an amount equal to such excess Canadian Swingline Loans, second, if any excess remains after prepaying all Canadian Swingline Loans, any outstanding Canadian Revolving Loans in an amount equal to any remaining excess and third, if any excess remains after prepaying all Canadian Swingline Loans and all Canadian Revolving Loans, depositing an amount in cash in an amount equal to any remaining excess in the Canadian LC Collateral Account.

(ii) Except for U.S. Protective Advances and U.S. Overadvance Loans permitted under Section 2.04, in the event and on each Business Day on which the total U.S. Revolving Exposure exceeds the lesser of (A) the aggregate U.S. Commitments and (B) the U.S. Borrowing Base, on such date, the **applicable** U.S. Borrowers shall promptly prepay first, **solely with respect to the U.S. Operating Borrowers,** any outstanding U.S. Swingline Loans in an amount equal to such excess U.S. Swingline Loans, second, if any excess remains after prepaying all U.S. Swingline Loans, any outstanding U.S. Revolving Loans in an amount equal to any remaining excess and third, if any excess remains after prepaying all U.S. Swingline Loans and all U.S. Revolving Loans, **solely with respect to the U.S. Operating Borrowers,** depositing an amount in cash in an amount equal to any remaining excess in the U.S. LC Collateral Account.

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(c) On each occasion that a Non-Ordinary Course Asset Disposition or Recovery Event in respect of any Borrowing Base Asset occurs that would cause (i) Canadian Excess Availability to be less than 10.0% of the lesser of (A) the aggregate Canadian Commitments and (B) the Canadian Borrowing Base, on such date, the Canadian Borrower shall promptly prepay after receipt of any Net Cash Proceeds therefrom, first, any outstanding Canadian Swingline Loans, in an amount equal to such Net Cash Proceeds, second, if any Net Cash Proceeds remain after prepaying all Canadian Swingline Loans, any outstanding Canadian Revolving Loans in an amount equal to any remaining Net Cash Proceeds, and third, if any Net Cash Proceeds remain after prepaying all Canadian Swingline Loans and all Canadian Revolving Loans, depositing an amount in cash equal to any remaining Net Cash Proceeds in the Canadian LC Collateral Account, and (ii) U.S. Excess Availability is less than 10.0% of the lesser of (A) the aggregate U.S. Commitments and (B) the U.S. Borrowing Base, on such date, the applicable U.S. Borrowers shall promptly prepay after receipt of any Net Cash Proceeds therefrom, first, solely with respect to the U.S. Operating Borrowers, any outstanding U.S. Swingline Loans, in an amount equal to such Net Cash Proceeds, second, if any Net Cash Proceeds remain after prepaying all U.S. Swingline Loans, any outstanding U.S. Revolving Loans in an amount equal to any remaining Net Cash Proceeds, and third, if any Net Cash Proceeds remain after prepaying all U.S. Swingline Loans and all U.S. Revolving Loans, solely with respect to the U.S. Operating Borrowers, depositing an amount in cash equal to any remaining Net Cash Proceeds in the U.S. LC Collateral Account.

(d) The Borrower Agent shall notify the Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 10:00 a.m., New York City time, on the day of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the U.S. Loans or Canadian Loans, as applicable, included in the prepaid Borrowing; provided that with respect to prepayment of U.S. Loans, the Borrower Agent may elect to apply such prepayments solely to the U.S. Acquisition Sub-Facility Loans, solely to the U.S. Operating Loans or to all U.S. Revolving Loans ratably. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12 Fees. (a) Commitment Fees.

(i) U.S. Commitment Fee. The U.S. Borrowers agree to pay to the Agent for the account of each U.S. Revolving Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the U.S. Available Revolving Commitment of such U.S. Revolving Lender during the period from and including the Effective Date to but excluding the date on which the U.S. Lenders' U.S. Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day of each January, April, July and October and on the date on which the U.S. Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the

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basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the commitment fees only, no portion of the U.S. Commitments shall be deemed utilized as a result of outstanding U.S. Swingline Loans.

(ii) Canadian Commitment Fee. The Canadian Borrower agrees to pay to the Agent for the account of each Canadian Revolving Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the Canadian Available Revolving Commitment of such Canadian Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Canadian Lenders' Canadian Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day of each January, April, July and October and on the date on which the Canadian Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the commitment fees only, no portion of the Canadian Commitments as of such date shall be deemed utilized as a result of outstanding Canadian Swingline Loans.

(b) (i) The U.S. Borrowers agree to pay (A) to the Agent for the account of each U.S. Revolving Lender a participation fee with respect to its participations in U.S. Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBOR Rate Revolving Loans on the daily amount of such U.S. Revolving Lender's U.S. LC Exposure (excluding any portion thereof attributable to unreimbursed U.S. LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such U.S. Revolving Lender's U.S. Commitment terminates and the date on which such U.S. Revolving Lender ceases to have any U.S. LC Exposure, and (B) to each U.S. Issuing Bank, for its own account, a fronting fee, in respect of each U.S. Letter of Credit issued by such U.S. Issuing Bank for the period from the date of issuance of such U.S. Letter of Credit through the expiration date of such U.S. Letter of Credit (or if terminated on an earlier date to the termination date of such U.S. Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and such U.S. Issuing Bank of the daily stated amount of such U.S. Letter of Credit, as well as such U.S. Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any U.S. Letter of Credit or processing of drawings thereunder; provided that no fronting fee payable pursuant to this clause (B) shall be less than $500.00 per annum. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the U.S. Commitments terminate and any such fees accruing after the date on which the U.S. Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(ii) The Canadian Borrower agrees to pay (A) to the Agent for the account of each Canadian Revolving Lender a participation fee with respect to its participations in Canadian Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Canadian BA Rate

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Revolving Loans on the daily amount of such Canadian Revolving Lender's Canadian LC Exposure (excluding any portion thereof attributable to unreimbursed Canadian LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Canadian Revolving Lender's Canadian Commitment terminates and the date on which such Canadian Revolving Lender ceases to have any Canadian LC Exposure, and (B) to each Canadian Issuing Bank, for its own account, a fronting fee, in respect of each Canadian Letter of Credit issued by such Canadian Issuing Bank for the period from the date of issuance of such Canadian Letter of Credit through the expiration date of such Canadian Letter of Credit (or if terminated on an earlier date to the termination date of such Canadian Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and such Canadian Issuing Bank of the daily stated amount of such Canadian Letter of Credit, as well as such Canadian Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Canadian Letter of Credit or processing of drawings thereunder; provided that no fronting fee payable pursuant to this clause (B) shall be less than $500.00 per annum. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Canadian Commitments terminate and any such fees accruing after the date on which the Canadian Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay to the Agent, for its own account, such agency fees as may be separately agreed upon by the Company and the Agent, including pursuant to the Fee Letter, payable in the amounts and at the times so agreed.

(d) [Reserved].

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The U.S. Revolving Loans comprising each ABR Borrowing (including each U.S. Swingline Loan and each U.S. Protective Advance) shall bear interest at the Alternate Base Rate *plus* the Applicable Rate.

(b) The U.S. Revolving Loans comprising each LIBOR Rate Borrowing shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for such U.S. Borrowing *plus* the Applicable Rate.

(c) The Canadian Revolving Loans comprising each Canadian Prime Rate Borrowing (including each Canadian Swingline Loan and each Canadian Protective Advance) shall bear interest at the Canadian Prime Rate *plus* the Applicable Rate.

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(d) The Canadian Revolving Loans comprising each Canadian BA Rate Borrowing shall bear interest at the Canadian BA Rate for the Interest Period in effect for such Canadian Borrowing *plus* the Applicable Rate.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% *plus* the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% *plus* the rate applicable to ABR Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable, as provided in paragraph (a) of this Section 2.13.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the applicable Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Rate Loan or Canadian BA Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and the Canadian Prime Rate and Canadian BA Rate shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBOR Rate, LIBOR Rate, Canadian Prime Rate and Canadian BA Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

For the purposes of the Interest Act (Canada), (i) whenever any interest or fees under this Agreement or any other Loan Document is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.14 Alternate Rate of Interest. (a) U.S. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Rate Borrowing:

(i) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period; or

(ii) the Agent is advised by the Required U.S. Lenders that the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period will not

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adequately and fairly reflect the cost to such U.S. Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower Agent and the U.S. Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower Agent and the U.S. Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a LIBOR Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) Canadian Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Canadian BA Rate Borrowing:

(i) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Canadian BA Rate for such Interest Period; or

(ii) the Agent is advised by the Required Canadian Lenders that the Canadian BA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Canadian Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower Agent and the Canadian Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower Agent and the Canadian Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Canadian BA Rate Borrowing shall be ineffective and such Borrowing shall be converted to a Canadian Prime Rate Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a Canadian BA Rate Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing.

Section 2.15 Increased Costs. (a) If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate or the Canadian BA Rate) or Issuing Bank; or impose on any Lender or Issuing Bank or the London interbank market or the market for Canadian bankers' acceptances any other condition affecting this Agreement or Interest Period Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Interest Period Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, following delivery of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrowers to which such Lender or Issuing Bank has Borrower Group Commitments will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or

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reduction suffered (except for any Taxes, which shall be dealt with exclusively pursuant to Section 2.17).

(b) If any Lender or Issuing Bank determines that any Change in Law, other than with respect to Taxes, which shall be dealt with exclusively pursuant to Section 2.17, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time following delivery of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrowers to which such Lender or Issuing Bank has Borrower Group Commitments will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The Borrowers to which such Lender or Issuing Bank has Borrower Group Commitments shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Interest Period Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Interest Period Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Interest Period Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Interest Period Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Agent pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrowers of the relevant Borrower Group shall compensate each Applicable Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Rate Loan, such loss, cost or expense to any U.S. Revolving Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the

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amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The Borrowers to which such Lender has Borrower Group Commitments shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct, withhold, or remit any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Agent, Lender or any Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. If at any time a Loan Party is required by Applicable Law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender, Agent or Issuing Bank upon becoming aware of the same. In addition, each Lender, Agent or Issuing Bank shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Borrowers within each Borrower Group shall indemnify and reimburse the Agent, each Applicable Lender and each applicable Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Applicable Lender or such applicable Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Borrower Group hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by an Applicable Lender or an applicable Issuing Bank, or by the Agent on its own behalf or on behalf of an Applicable Lender or an applicable Issuing Bank, shall be conclusive absent manifest error.

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(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower Agent (with a copy to the Agent), at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower Agent as will permit such payments to be made without, or at a reduced rate of, withholding (including any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code). With respect to U.S. withholding taxes in particular, on or prior to the date which is ten (10) Business Days after the Effective Date, each Foreign Lender shall deliver to the Borrower Agent (with a copy to the Agent) two duly signed, properly completed copies of Internal Revenue Service ("IRS") Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on payments to be made to such Foreign Lender by any Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document), IRS Form W-8ECI or any successor thereto (relating to payments to be made to such Foreign Lender by any Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document), IRS Form W-8IMY (and any applicable underlying IRS Forms) or such other evidence reasonably satisfactory to the Borrower Agent and the Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower Agent and the Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to a Borrower with the meaning of Section 864(d)(4) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly so long as it is eligible to do so, submit to the Borrower Agent (with a copy to the Agent) such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be available under then current laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower Agent and the Agent of any available exemption from, or reduction of, withholding taxes in respect of all payments to be made to such Foreign Lender by any Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such previously provided form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower Agent and (3) from time to time thereafter if reasonably requested by the Borrower Agent or the Agent, and (B) promptly notify the Borrower Agent and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. For the avoidance of doubt, if, as a result of a Change in Law, a Foreign Lender is no longer legally able to provide documentation with respect to an exemption from or a reduction of withholding tax, such Foreign Lender will be treated as complying with this Section 2.17(e) and such inability will not affect the Foreign Lender's rights under Section 2.17(a). If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA, such Lender shall deliver to the Withholding Agent, at the

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time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender's obligations under FATCA, applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable) or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (e), "FATCA" shall include any amendments made to FATCA after the Effective Date.

(f) Each Lender, Agent or Issuing Bank that is a "United States person" within the meaning of Section 7701(a)(30) of the Code, agrees to complete and deliver to the Borrower Agent a statement signed by an authorized signatory of the Lender to the effect that it is a United States person together with a duly completed and executed copy of IRS Form W-9 or successor form and any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code, to the extent applicable.

(g) If the Agent, Issuing Bank or a Lender determines, in good faith in its reasonable sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or such Lender in good faith in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(h) If the Borrower Agent determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid under this Section 2.17, the relevant Lender, Agent or Issuing Bank shall cooperate with the Borrower Agent in challenging such Indemnified Taxes or Other Taxes, at the Borrowers' expense, if so requested by the Borrower Agent in writing.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent to the applicable account designated to the Borrower Agent by the Agent, except payments to be made directly to the applicable Issuing Bank or the applicable Swingline

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Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars or Canadian Dollars, as applicable. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment. At all times that the circumstances specified in Section 2.21(d) are in effect, solely for purposes of determining the amount of Revolving Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the applicable Obligations, on the day of receipt, subject to actual collection.

(b) Subject in all respects to the provisions of the ABL Intercreditor Agreement, all proceeds of Collateral received by the Agent after an Event of Default has occurred and is continuing shall upon election by the Agent or at the direction of the Required U.S. Lenders or Required Canadian Lenders, as applicable, be applied as follows:

(i) with respect to amounts received from or on account of any U.S. Loan Party, or in respect of any U.S. Collateral, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Agent or any U.S. Issuing Bank from the U.S. Borrowers (other than in connection with U.S. Secured Banking Services Obligations or U.S. Secured Swap Obligations), second, ratably, to pay any fees or expense reimbursements then due to the U.S. Revolving Lenders from the U.S. Borrowers (other than in connection with U.S. Secured Banking Services Obligations or U.S. Secured Swap Obligations), third, to pay interest due and payable in respect of any U.S. Revolving Loans (including any U.S. Swingline Loans) and any U.S. Protective Advances, ratably, fourth, to pay the principal of the U.S. Protective Advances, fifth, to prepay principal on the U.S. Revolving Loans (other than the U.S. Protective Advances), unreimbursed U.S. LC Disbursements and U.S. Obligations then owing under U.S. Secured Swap Obligations up to the amount of U.S. Secured Swap Reserves, ratably, sixth, to pay an amount to the Agent equal to 103% of the U.S. LC Exposure on such date, to be held in the U.S. LC Collateral Account as cash collateral for such U.S. Obligations, seventh, to pay any amounts of U.S. Obligations owing with respect to U.S. Secured Banking Services Obligations and U.S. Secured Swap Obligations to the extent the amount of U.S. Secured Swap Obligations exceeds the U.S. Secured Swap Reserves, ratably, eighth, to the payment of any other U.S. Obligation due to the Agent or any U.S. Revolving Lender by the U.S. Borrowers, ninth, to payment of the Canadian Obligations described in Section 2.18(b)(ii), in the order set forth therein; tenth, as provided for under the ABL Intercreditor Agreement and eleventh, to the U.S. Borrowers or as the Borrower Agent shall direct; and

(ii) with respect to amounts received from or on account of any Canadian Loan Party, or in respect of any Canadian Collateral, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Agent or any Canadian

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Issuing Bank from the Canadian Borrower (other than in connection with Canadian Secured Banking Services Obligations or Canadian Secured Swap Obligations), second, ratably, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders from the Canadian Borrower (other than in connection with Canadian Secured Banking Services Obligations or Canadian Secured Swap Obligations), third, to pay interest due and payable in respect of any Canadian Revolving Loans (including any Canadian Swingline Loans) and any Canadian Protective Advances, ratably, fourth, to pay the principal of the Canadian Protective Advances, fifth, to prepay principal on the Canadian Revolving Loans (other than the Canadian Protective Advances), unreimbursed Canadian LC Disbursements and Canadian Obligations then owing under Canadian Secured Swap Obligations up to the amount of Canadian Secured Swap Reserves, ratably, sixth, to pay an amount to the Agent equal to 103% of the Canadian LC Exposure on such date, to be held in the Canadian LC Collateral Account as cash collateral for such Canadian Obligations, seventh, to pay any amounts of Canadian Obligations owing with respect to Canadian Secured Banking Services Obligations and Canadian Secured Swap Obligations to the extent the amount of Canadian Secured Swap Obligations exceeds the Canadian Secured Swap Reserves, ratably, eighth, to the payment of any other Canadian Obligation due to the Agent or any Canadian Revolving Lender by the Canadian Loan Party, ninth, as provided for under the ABL Intercreditor Agreement and tenth, to the Canadian Borrower or as the Borrower Agent shall direct.

(c) (i) If any Canadian Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Canadian Revolving Loans or participations in Canadian LC Disbursements, Canadian Swingline Loans or Canadian Protective Advances resulting in such Canadian Revolving Lender receiving payment of a greater proportion of the aggregate amount of its Canadian Revolving Loans and participations in Canadian LC Disbursements, Canadian Swingline Loans or Canadian Protective Advances and accrued interest thereon than the proportion received by any other Canadian Revolving Lender, then the Canadian Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Canadian Revolving Loans and participations in Canadian LC Disbursements, Canadian Swingline Loans and Canadian Protective Advances of other Canadian Revolving Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Canadian Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Canadian Revolving Loans and participations in Canadian LC Disbursements, Canadian Swingline Loans and Canadian Protective Advances; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by the Canadian Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Canadian Revolving Lender as consideration for the assignment of or sale of a participation in any of its Canadian Revolving Loans or participations in Canadian LC Disbursements, Canadian Swingline Loans or Canadian Protective Advances to any assignee or participant. The Canadian Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Canadian Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Canadian Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Canadian

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Revolving Lender were a direct creditor of the Canadian Borrower in the amount of such participation.

(ii) If any U.S. Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its U.S. Revolving Loans or participations in U.S. LC Disbursements, U.S. Swingline Loans or U.S. Protective Advances resulting in such U.S. Revolving Lender receiving payment of a greater proportion of the aggregate amount of its U.S. Revolving Loans and participations in U.S. LC Disbursements, U.S. Swingline Loans or U.S. Protective Advances and accrued interest thereon than the proportion received by any other U.S. Revolving Lender, then the U.S. Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the U.S. Revolving Loans and participations in U.S. LC Disbursements, U.S. Swingline Loans and U.S. Protective Advances of other U.S. Revolving Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the U.S. Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective U.S. Revolving Loans and participations in U.S. LC Disbursements, U.S. Swingline Loans and U.S. Protective Advances; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by any U.S. Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a U.S. Revolving Lender as consideration for the assignment of or sale of a participation in any of its U.S. Revolving Loans or participations in U.S. LC Disbursements, U.S. Swingline Loans or U.S. Protective Advances to any assignee or participant. Each U.S. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any U.S. Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such U.S. Borrower rights of set-off and counterclaim with respect to such participation as fully as if such U.S. Revolving Lender were a direct creditor of such U.S. Borrower in the amount of such participation.

(d) Unless the Agent shall have received notice from the Borrower Agent prior to the date on which any payment is due to the Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Applicable Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Applicable Lender or applicable Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(b) and (e), 2.05(a)(ii) and (iii), 2.05(b)(ii) and (iii), 2.06(a)(iv) or (v),

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2.06(b)(iv) or (v), 2.07(b), 2.18(c) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) Anything contained herein to the contrary notwithstanding, the Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by the Agent that are otherwise to be provided to a Defaulting Lender hereunder, and may apply such funds to such Defaulting Lender's defaulted obligations or readvance such funds to the Borrowers in connection with the funding of any Revolving Loan or issuance of any Letters of Credit hereunder, including cash collateralization thereof, in accordance with this Agreement.

(g) Agent shall have no obligation to calculate the amount of any Secured Banking Services Obligation or Secured Swap Obligation and may request a reasonably detailed calculation thereof from each applicable Banking Services or Swap provider.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if Borrowers of any Borrower Group are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Borrowers of each Borrower Group hereby agree to pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Agent shall have received the prior written consent of the Agent and each Issuing Bank, which consent in each case shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. The Agent is irrevocably appointed as attorney-in-fact to execute any Assignment and Assumption(s) if the Defaulting Lender fails to execute the same. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by

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such Lender or otherwise, the circumstances entitling the Borrower Agent to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Borrower or any Lender may have against any Lender that is a Defaulting Lender.

Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any Interest Period Rate Loans, then, on notice thereof by such Lender to the Borrower Agent through the Agent, any obligations of such Lender to make or continue Interest Period Rate Loans or to convert Floating Rate Borrowings to Interest Period Rate Borrowings shall be suspended until such Lender notifies the Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower Agent shall upon demand from such Lender (with a copy to the Agent), either convert all Interest Period Rate Borrowings of such Lender to Floating Rate Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers of the applicable Borrower Group shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be disadvantageous to it.

Section 2.21 Cash Receipts. (a) Each Loan Party shall, within sixty (60) days after the Effective Date (or such later date approved by the Agent in its reasonable discretion), enter into a control agreement (each, a "Blocked Account Agreement"), in form reasonably satisfactory to the Agent, with the Agent and any bank with which such Loan Party maintains a DDA (other than an Excluded Account) (collectively, the "Blocked Accounts").

(b) Each Borrower agrees that it will cause all proceeds of the ABL First Lien Collateral (other than the Uncontrolled Cash) to be deposited into a Blocked Account, which deposits may be made through a remote scanning process for purposes of depositing payment items into the Blocked Accounts from time to time. Each Borrower agrees that it will promptly cause all such payment items to be scanned and deposited into Blocked Accounts and will provide copies at the Agent's reasonable written request of any and all agreements entered into by a Borrower with any third party that provides the scanning equipment or the services to reconcile the invoices with any scanned payment items.

(c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Liquidity Event (and delivery of notice thereof from the Agent to the Borrower Agent and the other parties to such instrument or agreement) the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have occurred), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account (net of such minimum balance, not to exceed $50,000 in any one Blocked Account or $250,000 in the aggregate, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained and other than any Uncontrolled Cash), to one or more accounts maintained by the Agent at BANA or Bank of America – Canada Branch (the "Payment Accounts") or such other account as directed by the Agent. Subject to the terms of the Security Agreement, all amounts received in the Payment Account or such other account shall be applied (and allocated) by the Agent in accordance with Section 2.10(b); provided that if the

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circumstances described in Section 2.18(b) are applicable, all such amounts shall be applied in accordance with such Section 2.18(b).

(d) If, at any time after the occurrence and during the continuance of a Liquidity Event, any cash or cash equivalents owned by any Loan Party (other than (i) for the U.S. Loan Parties, an amount not to exceed $15,000,000 in the aggregate that is on deposit in a segregated DDA which the Borrower Agent designates in writing to the Agent as being the "uncontrolled cash account," (ii) for the Canadian Loan Parties, an amount not to exceed $3,000,000 in the aggregate that is on deposit in a segregated DDA which the Canadian Borrower designates in writing to the Agent as being the "uncontrolled cash account" (each such account, a "Designated Disbursement Account" and collectively, the "Designated Disbursement Accounts"), which funds shall not be funded from, or when withdrawn from the Designated Disbursement Accounts, shall not be replenished by, funds constituting proceeds of the ABL First Lien Collateral so long as such Liquidity Event continues, (iii) *de minimis* cash or cash equivalents from time to time inadvertently misapplied by any Loan Party and (iv) payroll, trust and tax withholding accounts funded in the ordinary course of business and required by Applicable Law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement or a lockbox, the Agent shall be entitled to require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account or lockbox, and to cause all future deposits to be made to a Blocked Account or lockbox, as applicable.

(e) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts without the Agent's consent, subject to the contemporaneous execution and delivery to the Agent of a Blocked Account Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Agent. The Loan Parties may open or close Excluded Accounts at any time, without requirement of delivery of a Blocked Account Agreement and, so long as no Event of Default has occurred and is continuing, without consent of the Agent.

(f) So long as no Liquidity Event as to which the Agent has notified the Borrower Agent has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

(g) Any amounts (x) received in the Payment Accounts (including all interest and other earnings with respect thereto, if any) at any time after the Termination Date or (y) that continue to be swept to the Payment Accounts after all Liquidity Events have been cured, in each case, shall (subject in the case of clause (x), to the provisions of the ABL Intercreditor Agreement) be remitted to the operating account of the applicable Borrower as specified by the Borrower Agent.

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Section 2.22 Reserves; Change in Reserves; Decisions by Agent.

(a) U.S. Reserves. The Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease U.S. Reserves; provided that, as a condition to the establishment of any new category of U.S. Reserves, or any increase in U.S. Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Borrower Agent. The amount of any U.S. Reserve established by the Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the U.S. Reserve. Upon delivery of such notice, the Agent shall be available to discuss the proposed U.S. Reserve or increase, and the U.S. Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such U.S. Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Agent to establish or change such U.S. Reserve, unless the Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new U.S. Reserve or such change no longer exists or has otherwise been adequately addressed by the U.S. Borrowers. Notwithstanding anything herein to the contrary, U.S. Reserves shall not duplicate eligibility criteria contained in the definition of "Eligible U.S. Receivable" or "Eligible U.S. Inventory" and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible U.S. Receivable, any Eligible U.S. Inventory or the Net Orderly Liquidation Value of any Eligible U.S. Inventory and vice versa.

(b) Canadian Reserves. The Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease Canadian Reserves; provided that, as a condition to the establishment of any new category of Canadian Reserves, or any increase in Canadian Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Borrower Agent. The amount of any Canadian Reserve established by the Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Canadian Reserve. Upon delivery of such notice, the Agent shall be available to discuss the proposed Canadian Reserve or increase, and the Canadian Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Canadian Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Agent to establish or change such Canadian Reserve, unless the Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Canadian Reserve or such change no longer exists or has otherwise been adequately addressed by the Canadian Borrower. Notwithstanding anything herein to the contrary, Canadian Reserves shall not duplicate eligibility criteria contained in the definition of "Eligible Canadian Receivable" or "Eligible Canadian Inventory" and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible Canadian Receivable, any Eligible Canadian Inventory or the Net Orderly Liquidation Value of any Eligible Canadian Inventory and vice versa.

Section 2.23 Commitment Increases. (a) Total Revolving Commitments. So long as no Default or Event of Default then exists, or would result therefrom, the Borrower Agent shall have the right at any time, and from time to time, to request one or more increases in the amount of the total U.S. Revolving Commitments in an aggregate amount not to exceed $200,000,000 or, if less, the amount by which $700,000,000 exceeds the total U.S. Revolving Commitments then in effect (such amount, the "Aggregate Incremental Capacity"). Anything contained herein to the contrary

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notwithstanding, the aggregate amount of Commitments and, without duplication, Loans outstanding hereunder at any time, including the aggregate amount of U.S. Revolving Commitment Increases but excluding any Permitted Foreign Facilities, shall not exceed $700,000,000 at any time.

(b) U.S. Revolving Commitment Increases. (i) The Agent or any other Person may arrange for existing U.S. Revolving Lenders to increase their U.S. Revolving Commitments or for other Persons to become a U.S. Revolving Lender hereunder and to issue revolving commitments in an amount equal to the amount of the increase in the aggregate total of U.S. Revolving Commitments requested by the Borrower Agent (each such increase by either means, a "U.S. Revolving Commitment Increase", and each such Person issuing, or Lender increasing, its U.S. Revolving Commitment, an "Additional U.S. Revolving Commitment Lender"); provided, however, that (A) no U.S. Revolving Lender shall be obligated to provide a U.S. Revolving Commitment Increase as a result of any such request by the Borrower Agent, and the Borrower Agent shall not be obligated to provide any existing U.S. Revolving Lender with the opportunity to provide a U.S. Revolving Commitment Increase, (B) any Additional U.S. Revolving Commitment Lender which is not an existing U.S. Revolving Lender shall be an Eligible Assignee and shall be subject to the approval of the Agent, each U.S. Issuing Bank and the Borrower Agent (each such consent not to be unreasonably withheld) and (C) the aggregate amount of increases in the U.S. Revolving Commitments shall not exceed $200,000,000 less the aggregate Dollar Equivalent of all increases in the Canadian Revolving Commitments in accordance with Section 2.23(c). Each U.S. Revolving Commitment Increase shall be in a minimum aggregate amount of at least $50,000,000 and in integral multiples of $1,000,000 in excess thereof. Each U.S. Revolving Commitment Increase shall be subject to the terms and conditions set forth in this Section 2.23(b) and any U.S. Revolving Loans pursuant to such U.S. Revolving Commitment Increase or new U.S. Revolving Commitments shall be on the same terms and conditions as all other U.S. Revolving Loans (including the Applicable Rate), except with respect to any fees payable in connection therewith as may be separately agreed among the Borrower Agent and the Additional U.S. Revolving Commitment Lenders. The proceeds of any U.S. Revolving Commitment Increase may be used for general corporate purposes.

(ii) No U.S. Revolving Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(A) the Borrower Agent, the Agent, and any Additional U.S. Revolving Commitment Lender shall have executed and delivered a customary joinder to the Loan Documents;

(B) the Borrowers shall have paid such fees and other compensation as the Borrower Agent and each such Additional U.S. Revolving Commitment Lender may agree;

(C) the Borrower Agent shall have delivered to the Agent and the U.S. Revolving Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the U.S. Borrowers reasonably satisfactory to the Agent (it being agreed that the counsel that delivers the legal opinions on the Effective Date shall be satisfactory to the Agent) and dated such date;

(D) to the extent requested by any Additional U.S. Revolving Commitment Lender, a promissory note will be issued at the U.S. Borrowers'

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expense, to each such Additional U.S. Revolving Commitment Lender, to be in conformity with the requirements of Section 2.10 (with appropriate modification) to the extent necessary to reflect the new U.S. Revolving Commitment of such Additional U.S. Revolving Commitment Lender; and

(E) the Borrower Agent shall have delivered to the Agent (1) the resolutions adopted by each U.S. Borrower approving or consenting to such U.S. Revolving Commitment Increase and (2) a certificate of a Responsible Officer of the Company to the effect that, after giving effect to the requested U.S. Revolving Commitment Increase, (x) no Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such U.S. Revolving Credit Increase, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(iii) The Agent shall promptly notify each Lender as to the effectiveness of each U.S. Commitment Increase (with each date of such effectiveness being referred to herein as a "U.S. Revolving Commitment Increase Date"), and at such time (A) the aggregate total U.S. Revolving Commitments and the aggregate total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such U.S. Revolving Commitment Increases, (B) the Commitment Schedule shall be deemed modified, without further action, to reflect the revised U.S. Revolving Commitments of the Lenders, and (C) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased aggregate total Commitments.

(iv) In connection with U.S. Revolving Commitment Increases hereunder, the U.S. Lenders and the U.S. Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (A) the U.S. Borrowers shall, in coordination with the Agent, (1) repay outstanding U.S. Revolving Loans of certain U.S. Lenders, and obtain U.S. Revolving Loans from certain other U.S. Revolving Lenders (including the Additional U.S. Revolving Commitment Lenders), or (2) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the U.S. Revolving Lenders effectively participate in each of the outstanding U.S. Revolving Loans pro rata on the basis of their Applicable Percentages (determined after giving effect to any increase in the aggregate total U.S. Revolving Commitments pursuant to this Section 2.23); and (B) the U.S. Borrowers shall pay to the U.S. Revolving Lenders any costs of the type referred to in Section 2.16 in connection with any repayment and/or prepayment of U.S. Revolving Loans required pursuant to preceding clause (A). Without limiting the obligations of the U.S. Borrowers provided for in this Section 2.23(b), the Agent and the U.S. Lenders agree that they will use their commercially reasonable efforts to attempt to minimize

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the costs of the type referred to in Section 2.16 which the U.S. Borrowers would otherwise occur in connection with the implementation of an increase in the aggregate total U.S. Revolving Commitments and the aggregate total Commitments hereunder.

(c) Canadian Revolving Commitment Increases. (i) The Agent or any other Person may arrange for existing Canadian Revolving Lenders to increase their Canadian Revolving Commitments or for other Persons to become a Canadian Revolving Lender hereunder and to issue revolving commitments in an amount equal to the amount of the increase in the aggregate total of Canadian Revolving Commitments requested by the Canadian Borrower (each such increase by either means, a "Canadian Revolving Commitment Increase", and each such Person issuing, or Lender increasing, its Canadian Revolving Commitment, an "Additional Canadian Revolving Commitment Lender"); provided, however, that (A) no Canadian Revolving Lender shall be obligated to provide a Canadian Revolving Commitment Increase as a result of any such request by the Canadian Borrower, and the Canadian Borrower shall not be obligated to provide any existing Canadian Revolving Lender with the opportunity to provide a Canadian Revolving Commitment Increase, (B) any Additional Canadian Revolving Commitment Lender which is not an existing Canadian Revolving Lender shall be an Eligible Assignee and shall be subject to the approval of the Agent, each Canadian Issuing Bank and the Canadian Borrower (each such consent not to be unreasonably withheld), (C) the aggregate amount of increases in the Canadian Revolving Commitments shall not exceed the lesser of (1) $10,000,000 and (2) $200,000,000 less the aggregate amount of all increases in the U.S. Revolving Commitments in accordance with Section 2.23(b). Each Canadian Revolving Commitment Increase shall be in a minimum aggregate amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. Each Canadian Revolving Commitment Increase shall be subject to the terms and conditions set forth in this Section 2.23(c) and any Canadian Revolving Loans pursuant to such Canadian Revolving Commitment Increase or new Canadian Revolving Commitments shall be on the same terms and conditions as all other Canadian Revolving Loans (including the Applicable Rate), except with respect to any fees payable in connection therewith as may be separately agreed among the Borrower Agent and the Additional Canadian Revolving Commitment Lenders. The proceeds of any Canadian Revolving Commitment Increase may be used for general corporate purposes.

(ii) No Canadian Revolving Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(A) the Canadian Borrower, the Agent, and any Additional Canadian Revolving Commitment Lender shall have executed and delivered a customary joinder to the Loan Documents;

(B) the Canadian Borrower shall have paid such fees and other compensation as the Canadian Borrower and each such Additional Canadian Revolving Commitment Lender may agree;

(C) the Canadian Borrower shall have delivered to the Agent and the Canadian Revolving Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Canadian Borrower reasonably satisfactory to the Agent (it being agreed that the counsel that delivers the legal opinions on the Effective Date shall be satisfactory to the Agent) and dated such date;

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(D) to the extent requested by any Additional Canadian Revolving Commitment Lender, a promissory note will be issued at the Canadian Borrower's expense, to each such Additional Canadian Revolving Commitment Lender, to be in conformity with the requirements of Section 2.10 (with appropriate modification) to the extent necessary to reflect the new Canadian Revolving Commitment of such Additional Canadian Revolving Commitment Lender; and

(E) the Canadian Borrower shall have delivered to the Agent (1) the resolutions adopted by the Canadian Borrower approving or consenting to such Canadian Revolving Commitment Increase and (2) a certificate of a Responsible Officer of the Company to the effect that, after giving effect to the requested Canadian Revolving Commitment Increase, (x) no Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Canadian Revolving Credit Increase, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(iii) The Agent shall promptly notify each Lender as to the effectiveness of each Canadian Commitment Increase (with each date of such effectiveness being referred to herein as a "Canadian Revolving Commitment Increase Date"), and at such time (A) the aggregate total Canadian Revolving Commitments and the aggregate total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate Dollar Equivalent amount of such Canadian Revolving Commitment Increases, (B) the Commitment Schedule shall be deemed modified, without further action, to reflect the revised Canadian Revolving Commitments of the Lenders, and (C) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased aggregate total Commitments.

(iv) In connection with any Canadian Revolving Commitment Increases hereunder, the Canadian Lenders and the Canadian Borrower agree that, notwithstanding anything to the contrary in this Agreement, (A) the Canadian Borrower shall, in coordination with the Agent, (1) repay outstanding Canadian Revolving Loans of certain Canadian Lenders, and obtain Canadian Revolving Loans from certain other Canadian Revolving Lenders (including the Additional Canadian Revolving Commitment Lenders), or (2) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Canadian Revolving Lenders effectively participate in each of the outstanding Canadian Revolving Loans pro rata on the basis of their Applicable Percentages (determined after giving effect to any increase in the aggregate total Canadian Revolving Commitments pursuant to this Section 2.23); and (B) the Canadian Borrower shall pay to the Canadian Revolving Lenders any costs of the type referred

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to in Section 2.16 in connection with any repayment and/or prepayment of Canadian Revolving Loans required pursuant to preceding clause (A). Without limiting the obligations of the Canadian Borrower provided for in this Section 2.23(c), the Agent and the Canadian Lenders agree that they will use their commercially reasonable efforts to attempt to minimize the costs of the type referred to in Section 2.16 which the Canadian Borrower would otherwise occur in connection with the implementation of an increase in the aggregate total Canadian Revolving Commitments and the aggregate total Commitments hereunder.

(d) Permitted Foreign Facilities. So long as no Default or Event of Default then exists, or would result therefrom, the Borrower Agent shall have the right at any time, and from time to time, to request the establishment of one or more Permitted Foreign Facilities denominated in U.S. Dollars or other currencies to be agreed by the Agent, the Borrower Agent and the Lenders issuing commitments under such facility (each, an "Incremental Foreign Facility Lender") in an aggregate principal amount not to exceed the Dollar Equivalent of $60,000,000. Each such Incremental Foreign Facility may provide for Loans to be made to (i) specified U.S. Loan Parties or (ii) any Foreign Subsidiaries of the Company and ~~guarantied~~**guaranteed** by the U.S. Loan Parties, all upon terms and conditions (including interest rate margins, fees, Borrowing Base provisions and applicable currency) to be agreed by the Company, the Agent and the applicable Incremental Foreign Facility Lender(s) in accordance with Section 9.02(b). Loans to U.S. Loan Parties under such Incremental Foreign Facilities and/or guarantees by U.S. Loan Parties of loans made to Foreign Subsidiaries shall constitute Secured Obligations under the Loan Documents.

(e) Establishing Permitted Foreign Facilities. The Agent may arrange for one or more existing U.S. Revolving Lenders and/or their Affiliates to issue commitments in an amount equal to the amount of the Incremental Foreign Facility requested by the Borrower Agent; provided, however, that (A) no Lender shall be obligated to provide a commitment under any Incremental Foreign Facility as a result of any request by the Borrower Agent, and the Borrower Agent shall not be obligated to provide any existing Lender or its Affiliates with the opportunity to provide a commitment under any Incremental Foreign Facility established pursuant hereto, and (B) any Person providing a commitment under an Incremental Foreign Facility that is not an existing U.S. Revolving Lender shall be an Eligible Assignee and shall be subject to the approval of the Agent and the Borrower Agent (each such consent not to be unreasonably withheld) to the extent required under Section 9.04(b)(i)(A). The proceeds of any Incremental Foreign Facility may be used for general corporate purposes.

(i) No Incremental Foreign Facility shall become effective unless and until each of the following conditions have been satisfied or waived by the Agent and applicable Incremental Foreign Facility Lender(s):

(A) the applicable U.S. Borrowers, Foreign Subsidiaries and Incremental Foreign Facility Lender(s) shall have executed and delivered definitive documentation requested by, and in form and substance reasonably satisfactory to, the Agent to establish such Incremental Foreign Facility;

(B) the U.S. Borrowers shall have paid such fees and other compensation as the Borrower Agent, Agent and each such Incremental Foreign Facility Lender(s) may agree;

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(C) the Borrower Agent shall have delivered to the Agent an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the U.S. Borrowers that are party to such Incremental Foreign Facility;

(D) to the extent requested by any applicable Incremental Foreign Facility Lender, a promissory note will be issued at the U.S. Borrowers' expense, to each such Incremental Foreign Facility Lender; and

(E) the Borrower Agent shall have delivered to the Agent (1) the resolutions adopted by each applicable U.S. Borrower and related Foreign Subsidiary approving or consenting to such Incremental Foreign Facility and (2) a certificate of a Responsible Officer of the Company to the effect that, after giving effect to the requested Incremental Foreign Facility, (x) no Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents and by the Company and its Subsidiaries that are party to the documentation establishing such Incremental Foreign Facility shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, after giving effect to such qualification, in all respects) on and as of the date of such Incremental Foreign Facility, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, after giving effect to such qualification, in all respects) as of such earlier date).

(ii) The Agent shall promptly notify each Lender as to the effectiveness of each Incremental Foreign Facility, including all amendments to the Loan Documents approved by the Agent in accordance with Section 9.02(b) in order to establish such Incremental Foreign Facility.

Section 2.24 Borrower Agent. Each Borrower hereby designates the Company as its representative and agent (in such capacity, the "Borrower Agent") for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, the Issuing Banks or any Lender~~. The Borrower Agent~~; ***provided*****, that in addition to such appointment of the Company as Borrower Agent, solely with respect to the U.S. Acquisition Sub-Facility, each of the U.S. Acquisition Sub-Facility Borrowers also appoints Holdings and Sub Holdco as Borrower Agent for requests for U.S. Acquisition Sub-Facility Loans, delivery (but not receipt) of communications, receipt and payment of Obligations under the U.S. Acquisition Sub-Facility and related dealings with the Agent or any U.S. Revolving Lender. Each of the Company and, solely with respect to the U.S. Acquisition Sub-Facility, Holdings and Sub Holdco, each in its capacity as Borrower Agent as described in the foregoing sentence,** hereby accepts such appointment. The

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Agent, the Issuing Banks and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by **the Company, as** Borrower Agent on behalf of any Borrower**, and by Holdings and Sub Holdco, as Borrower Agent, with respect to the U.S. Acquisition Sub-Facility**. The Agent, the Issuing Banks and the Lenders may give any notice or communication with a Borrower hereunder to the **Company, as** Borrower Agent**,** on behalf of such Borrower. Each of the Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the **Company, as** Borrower Agent**,** for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the ~~Borrower Agent~~**Company, as Borrower Agent, and each U.S. Acquisition Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by any Borrower Agent, as applicable,** shall be binding upon and enforceable against it. Anything contained herein to the contrary notwithstanding, **except for requests for U.S. Acquisition Sub-Facility Borrowings by Holdings or Sub Holdco in accordance with this Section 2.24,** no Borrower (other than the **Company, as** Borrower Agent) shall be authorized to request any Borrowing or Letter of Credit hereunder without the prior written consent of the Company.

Section 2.25 Joint and Several Liability of the U.S. Borrowers. (a) Each U.S. **Operating** Borrower agrees that it is absolutely and unconditionally jointly and severally liable, as co-borrower, for the prompt payment and performance of all Borrower Group Obligations of U.S. **Operating** Borrowers and all agreements of each of the **U.S. Operating** Borrowers under the Loan Documents. **Each U.S. Acquisition Sub-Facility Borrower agrees that it is absolutely and unconditionally jointly and severally liable, as co-borrower, for the prompt payment and performance of all Borrower Group Obligations of U.S. Acquisition Sub-Facility Borrowers and all agreements of each of the U.S. Acquisition Sub-Facility Borrowers under the Loan Documents.** Each U.S. Borrower agrees that its co-borrower obligations hereunder are direct obligations of payment and not of collection, that such obligations shall not be discharged until the Termination Date.

(b) It is agreed among each U.S. Borrower, the Agent, the U.S. Issuing Banks and the Applicable Lenders that the provisions of this Section 2.25 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Agent, the U.S. Issuing Banks and the Applicable Lenders would decline to make U.S. Loans and issue U.S. Letters of Credit. Each U.S. Borrower acknowledges that its obligations pursuant to this Section 2.25 are necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(c) Nothing contained in this Agreement (including any provisions of this Section 2.25 to the contrary) shall limit the liability of (i) any U.S. **Operating** Borrower to pay U.S. **Operating** Loans made directly or indirectly to that U.S. **Operating** Borrower (including U.S. **Operating** Loans advanced to any other U.S. **Operating** Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such U.S. **Operating** Borrower), U.S. LC Exposure and all accrued interest, fees, expenses and other related Borrower Group Obligations of U.S. **Operating** Borrowers with respect thereto, for which such U.S. **Operating** Borrower shall be primarily liable for all purposes hereunder, ~~or~~ (ii**) any U.S. Acquisition Sub-Facility Borrower to pay U.S. Acquisition Sub-Facility Loans made directly or indirectly to that U.S. Acquisition Sub-Facility Borrower (including U.S. Acquisition Sub-Facility Loans advanced to any other U.S. Acquisition Sub-Facility Borrower and then re-loaned or otherwise transferred to, or for the**

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benefit of, such U.S. Acquisition Sub-Facility Borrower), and all accrued interest, fees, expenses and other related Borrower Group Obligations of U.S. Acquisition Sub-Facility Borrowers with respect thereto, for which such U.S. Acquisition Sub-Facility Borrower shall be primarily liable for all purposes hereunder or (iii) the Company in respect of all of the Borrower Group Obligations of U.S. Borrowers under the Loan Documents. ~~The~~Other than with respect to Holdings and Sub Holdco, and any U.S. Acquisition Sub-Facility Loans made to Holdings or Sub Holdco, the Agent, the U.S. Issuing Banks and the Applicable Lenders shall have the right, at any time in their discretion, to condition U.S. Loans and U.S. Letters of Credit upon a separate calculation of borrowing availability for each U.S. Borrower and to restrict the disbursement and use of such U.S. Loans and U.S. Letters of Credit to such U.S. Borrower.

(d) Each Borrower in each Borrower Group has requested that the Agent and the Lenders make this credit facility available to the Borrowers in such Borrower Group on a combined basis, in order to finance such Borrower's business most efficiently and economically. Within a Borrower Group, each Borrower's business is a mutual and collective enterprise, and such Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each such Borrower and ease the administration of their relationship with the Lenders, all to the mutual advantage of Borrowers in such Borrower Group. Borrowers in each Borrower Group acknowledge and agree that the Agent's and the Lenders' willingness to extend credit to Borrowers in such Borrower Group and to administer the Collateral supporting the applicable Borrower Group Obligations on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers in such Borrower Group and at such Borrower's request.

(e) In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Borrower under this Section 2.25 or under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Borrower's liability under this Section 2.25 or under this Agreement, then, notwithstanding any other provision of this Section 2.25 to the contrary, the amount of such liability shall, without any further action by the U.S. Borrowers or the U.S. Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant U.S. Borrower's maximum liability ("U.S. Borrower's Maximum Liability")). This Section 2.25(e) with respect to the U.S. Borrower's Maximum Liability of each U.S. Borrower is intended solely to preserve the rights of the U.S. Lenders to the maximum extent not subject to avoidance under Applicable Law, and no U.S. Borrower nor any other Person or entity shall have any right or claim under this Section with respect to such U.S. Borrower's Maximum Liability, except to the extent necessary so that the obligations of any U.S. Borrower hereunder shall not be rendered voidable under Applicable Law. Each U.S. Borrower agrees that the U.S. Obligations may at any time and from time to time exceed the U.S. Borrower's Maximum Liability of each U.S. Borrower without impairing this Section 2.25(e) or this Agreement, or affecting the rights and remedies of the U.S. Lenders hereunder, provided that nothing in this sentence shall be construed to increase any U.S. Borrower's obligations hereunder beyond its U.S. Borrower's Maximum Liability.

(f) In the event any U.S. Borrower (a "Paying Borrower") shall make any payment or payments under this Section 2.25 or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Agreement, each other U.S. Borrower (each a "Non-Paying Borrower") shall contribute to such Paying Borrower an amount equal to such Non-Paying Borrower's "Borrower Percentage" of such payment or payments made, or

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losses suffered, by such Paying Borrower. For purposes of this Section 2.25, each Non-Paying Borrower's "Borrower Percentage" with respect to any such payment or loss by a Paying Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Borrower's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Borrower's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Borrower from any other U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate U.S. Borrower's Maximum Liability of all U.S. Borrowers hereunder (including such Paying Borrower) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a U.S. Borrower's Maximum Liability has not been determined for any U.S. Borrower, the aggregate amount of all monies received by such U.S. Borrowers from any other U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any U.S. Borrower's several liability for the entire amount of the U.S. Obligations (up to such U.S. Borrower's Maximum Liability). Each of the U.S. Borrowers covenants and agrees that its right to receive any contribution under this Section 2.25 from a Non-Paying Borrower shall be subordinate and junior in right of payment to the U.S. Obligations until the Termination Date. This provision is for the benefit of all of the Agent, the U.S. Issuing Banks, the U.S. Lenders, the U.S. Borrowers and the U.S. Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

(g) Notwithstanding anything in this Agreement to the contrary, no Canadian Loan Party shall guaranty, or otherwise provide credit support for, any of the U.S. Obligations, and the Obligations of each Canadian Loan Party shall be joint and several in nature each as to 100% of the Canadian Obligations.

(h) Each Qualified ECP hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such CEA Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such CEA Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 2.25(h) voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 2.25(h) shall remain in full force and effect until payment in full of all Obligations and termination of all Commitments. Each Loan Party intends this Section 2.25(h) to constitute, and this Section 2.25(h) shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(i) Notwithstanding anything in this Agreement to the contrary, in no event shall the U.S. Acquisition Sub-Facility Borrowers that are not U.S. Operating Borrowers be liable as co-borrowers under the U.S. Operating Facility; provided, however, that the foregoing shall not in any way limit or restrict the obligation of each U.S. Acquisition Sub-Facility Borrower that is not a U.S. Operating Borrower to provide a guaranty of the U.S. Obligations of the U.S. Operating Borrowers under the U.S. Operating Facility pursuant to Article X of this Agreement.

Section 2.26 Loan Account; Statement of Obligations. (a) The Agent shall maintain in accordance with its usual and customary practices an account or accounts ("Loan Account")

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evidencing the Indebtedness of the Borrowers within each Borrower Group resulting from each Revolving Loan made to such Borrower Group or issuance of a Letter of Credit for the account of one or more Borrowers in such Borrower Group from time to time and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses. Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder. The Agent may maintain a single Loan Account in the name of the Company, as Borrower Agent, and each Borrower confirms within a Borrower Group that such arrangement shall have no effect on the joint and several character of its liability for the Obligations of its Borrower Group or its guaranty (if any) of the Obligations of the other Borrower Group. In the absence of manifest error, entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.

(b) The Borrowers hereby authorize the Agent, from time to time without prior notice to the Borrowers, to charge to the Loan Account all interest and all fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable by any Loan Party hereunder or under any of the other Loan Documents, all fees and costs provided for in Section 2.12, and all other payments due and payable under any Loan Document, which amounts so charged shall thereafter constitute Revolving Loans hereunder which shall accrue interest at the rate then applicable to Revolving Loans that are Floating Rate Loans (unless and until converted into Interest Period Rate Loans in accordance with the terms hereof); provided that the Agent shall not be authorized to charge any such amount to the Loan Account unless the same shall not have been paid by any Loan Party when payment of such amount has otherwise become due and payable hereunder or under any other Loan Document. Any interest not paid by any Loan Party within two Business Days after such payment of such amount has otherwise become due and payable hereunder or under any other Loan Document shall be compounded by being charged to the Loan Account and shall thereafter constitute Loans hereunder and shall accrue interest at the rate then applicable to Loans that are Floating Rate Loans (unless and until converted into Interest Period Rate Loans in accordance with the terms hereof).

Section 2.27 Extensions of Revolving Loans and Revolving Commitments.

(a) Extensions of U.S. Revolving Loans and U.S. Revolving Commitments.

(i) The Borrower Agent may at any time and from time to time request that all or a portion of the U.S. Revolving Commitments (including any previously extended U.S. Revolving Commitments) existing at the time of such request (each, an "Existing U.S. Revolving Commitment" and any related revolving loans under any such facility, "Existing U.S. Revolving Loans") be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing U.S. Revolving Loans related to such Existing U.S. Revolving Commitments (any such Existing U.S. Revolving Commitments which have been so extended, "Extended U.S. Revolving Commitments" and any related U.S. Revolving Loans, "Extended U.S. Revolving Loans") and to provide for other terms consistent with this Section 2.27. Prior to entering into any U.S. Extension Agreement with respect to any Extended U.S. Revolving Commitments, the Borrower Agent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing U.S. Revolving Commitments) (a "U.S. Revolving Extension Request") setting forth the proposed terms of the Extended U.S. Revolving

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Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing U.S. Revolving Commitments from which they are to be extended (the "Specified Existing U.S. Revolving Commitment Class") except (x) all or any of the final maturity dates of such Extended U.S. Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended U.S. Revolving Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class and (z) the commitment fee rate with respect to the Extended U.S. Revolving Commitments may be higher or lower than the commitment fee rate for Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment, in each case, to the extent provided in the applicable U.S. Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended U.S. Revolving Loans under any Extended U.S. Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing U.S. Revolving Loans (the mechanics for which may be implemented through the applicable U.S. Extension Agreement and may include technical changes related to the borrowing and repayment procedures of this Agreement), (2) assignments and participations of Extended U.S. Revolving Commitments and Extended U.S. Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 9.04 and (3)(I) in the case of Section 2.09, no permanent repayment of Extended U.S. Revolving Loans (and corresponding permanent reduction in the related Extended U.S. Revolving Commitments) shall be permitted unless all Existing U.S. Revolving Loans and all Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class, shall have been repaid in full and terminated, respectively and (II) in all other cases, no termination of Extended U.S. Revolving Commitments and no repayment of Extended U.S. Revolving Loans accompanied by a corresponding permanent reduction in Extended U.S. Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing U.S. Revolving Loans and Existing U.S. Revolving Commitments of the Specified Existing Revolving Commitment Class (or all Existing U.S. Revolving Commitments of such Class and related Existing U.S. Revolving Loans shall have otherwise been terminated and repaid in full). Any Extended U.S. Revolving Commitments of any U.S. Extension Series shall constitute a separate Class of U.S. Revolving Commitments from Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class and from any other Existing U.S. Revolving Commitments (together with any other Extended U.S. Revolving Commitments so established on such date).

(ii) The Borrower Agent shall provide the applicable U.S. Extension Request at least ten (10) Business Days prior to the date on which U.S. Lenders under the Existing Class are requested to respond. Any U.S. Lender (an "Extending U.S.

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Lender") wishing to have all or a portion of its U.S. Revolving Commitments (or any earlier Extended U.S. Revolving Commitments) of an Existing Class subject to such U.S. Extension Request exchanged into U.S. Extended Loans/Commitments shall notify the Agent (a "U.S. Extension Election") on or prior to the date specified in such U.S. Extension Request of the amount of its U.S. Revolving Commitments (and/or any earlier Extended U.S. Revolving Commitments) which it has elected to convert into Extended U.S. Loans/Commitments, but in no event shall any Lender be required to become an Extending U.S. Lender. In the event that the aggregate amount of U.S. Revolving Commitments (and any earlier Extended U.S. Revolving Commitments) subject to U.S. Extension Elections exceeds the amount of U.S. Extended Loans/Commitments requested pursuant to the Extension Request, U.S. Revolving Commitments (and any earlier Extended U.S. Revolving Commitments) subject to U.S. Extension Elections shall be exchanged to Extended U.S. Loans/Commitments on a pro rata basis based on the amount of U.S. Revolving Commitments (and any earlier Extended U.S. Revolving Commitments) included in each such Extension Election. Notwithstanding the conversion of any Existing U.S. Revolving Commitment into an Extended U.S. Revolving Commitment, such Extended U.S. Revolving Commitment shall be treated identically to all Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class for purposes of the obligations of a U.S. Revolving Lender in respect of U.S. Swingline Loans under Section 2.05 and U.S. Letters of Credit under Section 2.06, except that the applicable U.S. Extension Agreement may provide that the last day for making U.S. Swingline Loans and/or the last day for issuing U.S. Letters of Credit may be extended and the related obligations to make U.S. Swingline Loans and issue U.S. Letters of Credit may be continued (pursuant to mechanics set forth in the applicable U.S. Extension Agreement) so long as the U.S. Swingline Lender and/or the applicable U.S. Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other U.S. Lender shall be required in connection with any such extension).

(iii) Extended U.S. Loans/Commitments shall be established pursuant to an amendment (a "U.S. Extension Agreement") to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.27(a)(iii) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any U.S. Lender other than the Extending U.S. Lenders with respect to the Extended U.S. Loans/Commitments established thereby) executed by the Borrower Agent, the Agent and the Extending U.S. Lenders. Notwithstanding anything to the contrary in this Section 2.27 and without limiting the generality or applicability of Section 9.02 to any Section 2.27 Additional Agreements, any U.S. Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a "Section 2.27 Additional U.S. Agreement") to this Agreement and the other Loan Documents; provided that such Section 2.27 Additional U.S. Agreements do not become effective prior to the time that such Section 2.27 Additional U.S. Agreements have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended U.S. Loans/Commitments provided for in any U.S. Extension Agreement) by such of the U.S. Lenders, U.S. Loan Parties and other parties (if any) as may be required in order for such Section 2.27 Additional U.S. Agreements to become effective in accordance

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with Section 9.02. It is understood and agreed that each U.S. Lender has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.27 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.27 Additional U.S. Agreement. In connection with any U.S. Extension Agreement, the Borrower Agent shall deliver an opinion of counsel reasonably acceptable to the Agent (i) as to the enforceability of such U.S. Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such U.S. Extension Agreement, including without limitation, the Extended U.S. Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 9.02 of this Agreement and (iii) as to any other matter reasonably requested by the Agent.

(b) Extensions of Canadian Revolving Loans and Canadian Revolving Commitments.

(i) The Borrower Agent may at any time and from time to time request that all or a portion of the Canadian Revolving Commitments (including any previously extended Canadian Revolving Commitments) existing at the time of such request (each, an "Existing Canadian Revolving Commitment" and any related revolving loans under any such facility, "Existing Canadian Revolving Loans") be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Canadian Revolving Loans related to such Existing Canadian Revolving Commitments (any such Existing Canadian Revolving Commitments which have been so extended, "Extended Canadian Revolving Commitments" and any related Canadian Revolving Loans, "Extended Canadian Revolving Loans") and to provide for other terms consistent with this Section 2.27. Prior to entering into any Canadian Extension Agreement with respect to any Extended Canadian Revolving Commitments, the Borrower Agent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Canadian Revolving Commitments) (a "Canadian Revolving Extension Request") setting forth the proposed terms of the Extended Canadian Revolving Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing Canadian Revolving Commitments from which they are to be extended (the "Specified Existing Canadian Revolving Commitment Class") except (x) all or any of the final maturity dates of such Extended Canadian Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Canadian Revolving Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class and (z) the commitment fee rate with respect to the Extended Canadian Revolving Commitments may be higher or lower than the commitment fee rate for Existing

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Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment, in each case, to the extent provided in the applicable Canadian Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Canadian Revolving Loans under any Extended Canadian Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Canadian Revolving Loans (the mechanics for which may be implemented through the applicable Canadian Extension Agreement and may include technical changes related to the borrowing and repayment procedures of this Agreement), (2) assignments and participations of Extended Canadian Revolving Commitments and Extended Canadian Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 9.04 and (3)(I) in the case of Section 2.09, no permanent repayment of Extended Canadian Revolving Loans (and corresponding permanent reduction in the related Extended Canadian Revolving Commitments) shall be permitted unless all Existing Canadian Revolving Loans and all Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class, shall have been repaid in full and terminated, respectively and (II) in all other cases, no termination of Extended Canadian Revolving Commitments and no repayment of Extended Canadian Revolving Loans accompanied by a corresponding permanent reduction in Extended Canadian Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Canadian Revolving Loans and Existing Canadian Revolving Commitments of the Specified Existing Revolving Commitment Class (or all Existing Canadian Revolving Commitments of such Class and related Existing Canadian Revolving Loans shall have otherwise been terminated and repaid in full). Any Extended Canadian Revolving Commitments of any Canadian Extension Series shall constitute a separate Class of Canadian Revolving Commitments from Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class and from any other Existing Canadian Revolving Commitments (together with any other Extended Canadian Revolving Commitments so established on such date).

(ii) The Borrower Agent shall provide the applicable Canadian Extension Request at least ten (10) Business Days prior to the date on which Canadian Lenders under the Existing Class are requested to respond. Any Canadian Lender (an "Extending Canadian Lender") wishing to have all or a portion of its Canadian Revolving Commitments (or any earlier Extended Canadian Revolving Commitments) of an Existing Class subject to such Canadian Extension Request exchanged into Canadian Extended Loans/Commitments shall notify the Agent (a "Canadian Extension Election") on or prior to the date specified in such Canadian Extension Request of the amount of its Canadian Revolving Commitments (and/or any earlier Extended Canadian Revolving Commitments) which it has elected to convert into Extended Canadian Loans/Commitments, but in no event shall any Lender be required to become an Extending Canadian Lender. In the event that the aggregate amount of Canadian Revolving Commitments (and any earlier Extended Canadian Revolving Commitments) subject to Canadian Extension Elections exceeds

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the amount of Canadian Extended Loans/Commitments requested pursuant to the Extension Request, Canadian Revolving Commitments (and any earlier Extended Canadian Revolving Commitments) subject to Canadian Extension Elections shall be exchanged to Extended Canadian Loans/Commitments on a pro rata basis based on the amount of Canadian Revolving Commitments (and any earlier Extended Canadian Revolving Commitments) included in each such Extension Election. Notwithstanding the conversion of any Existing Canadian Revolving Commitment into an Extended Canadian Revolving Commitment, such Extended Canadian Revolving Commitment shall be treated identically to all Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class for purposes of the obligations of a Canadian Revolving Lender in respect of Canadian Swingline Loans under Section 2.05 and Canadian Letters of Credit under Section 2.06, except that the applicable Canadian Extension Agreement may provide that the last day for making Canadian Swingline Loans and/or the last day for issuing Canadian Letters of Credit may be extended and the related obligations to make Canadian Swingline Loans and issue Canadian Letters of Credit may be continued (pursuant to mechanics set forth in the applicable Canadian Extension Agreement) so long as the Canadian Swingline Lender and/or the applicable Canadian Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Canadian Lender shall be required in connection with any such extension).

(iii) Extended Canadian Loans/Commitments shall be established pursuant to an amendment (a "Canadian Extension Agreement") to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.27(b)(iii) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any Canadian Lender other than the Extending Canadian Lenders with respect to the Extended Canadian Loans/Commitments established thereby) executed by the Borrower Agent, the Agent and the Extending Canadian Lenders. Notwithstanding anything to the contrary in this Section 2.27 and without limiting the generality or applicability of Section 9.02 to any Section 2.27 Additional Agreements, any Canadian Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a "Section 2.27 Additional Canadian Agreement") to this Agreement and the other Loan Documents; provided that such Section 2.27 Additional Canadian Agreements do not become effective prior to the time that such Section 2.27 Additional Canadian Agreements have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Canadian Loans/Commitments provided for in any Canadian Extension Agreement) by such of the Canadian Lenders, Canadian Loan Parties and other parties (if any) as may be required in order for such Section 2.27 Additional Canadian Agreements to become effective in accordance with Section 9.02. It is understood and agreed that each Canadian Lender has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.27 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.27 Additional Canadian Agreement. In connection with any Canadian Extension Agreement, the Borrower Agent shall deliver an opinion of counsel reasonably acceptable to the

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Agent (i) as to the enforceability of such Canadian Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Canadian Extension Agreement, including without limitation, the Extended Canadian Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 9.02 of this Agreement and (iii) as to any other matter reasonably requested by the Agent.

Section 2.28 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, all affected Lenders, the Required Lenders, the Required U.S. Lenders, the Required Canadian Lenders or the Super Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Canadian Swingline Exposure or Canadian LC Exposure exists at the time a Canadian Lender becomes a Defaulting Lender then:

(i) all or any part of such Canadian Swingline Exposure and Canadian LC Exposure shall be reallocated among the non-defaulting Canadian Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-defaulting Canadian Lenders' Canadian Revolving Exposures plus such Defaulting Lender's Canadian Swingline Exposure and Canadian LC Exposure does not exceed the lesser of the total of all non-defaulting Canadian Lenders' Canadian Commitments and the Canadian Borrowing Base, as of such date, (y) no such non-defaulting Canadian Lender's Canadian Revolving Exposure shall exceed such Canadian Revolving Lender's Canadian Commitment at such time, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Canadian Borrower shall within three (3) Business Days following notice by the Agent (x) first, prepay the Canadian Swingline Exposure of such Defaulting Lender and (y) second, cash collateralize such Defaulting Lender's Canadian LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(b)(x) for so long as such Canadian LC Exposure is outstanding;

(iii) if the Canadian Borrower cash collateralizes any portion of such Defaulting Lender's Canadian LC Exposure pursuant to this Section 2.28(c), the Canadian Borrower shall not be required to pay any fees to such Defaulting Lender

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pursuant to Section 2.12(b) with respect to such Defaulting Lender's Canadian LC Exposure during the period such Defaulting Lender's Canadian LC Exposure is cash collateralized;

(iv) if the Canadian LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.28(c), then the fees payable to the Canadian Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-defaulting Canadian Lenders' Applicable Percentages; or

(v) if any Defaulting Lender's Canadian LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.28(c), then, without prejudice to any rights or remedies of the applicable Canadian Issuing Bank or any Canadian Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender's Canadian LC Exposure shall be payable to the applicable Canadian Issuing Bank until such Canadian LC Exposure is cash collateralized and/or reallocated;

(d) if any U.S. Swingline Exposure or U.S. LC Exposure exists at the time a U.S. Lender becomes a Defaulting Lender then:

(i) all or any part of such U.S. Swingline Exposure and U.S. LC Exposure shall be reallocated among the non-defaulting U.S. Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-defaulting U.S. Lenders' U.S. Revolving Exposures plus such Defaulting Lender's U.S. Swingline Exposure and Canadian LC Exposure does not exceed the lesser of the total of all non-defaulting U.S. Lenders' U.S. Commitments and the U.S. Borrowing Base, as of such date, (y) no such non-defaulting U.S. Lender's U.S. Revolving Exposure shall exceed such U.S. Revolving Lender's U.S. Commitment at such time, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the U.S. Operating Borrowers shall within three (3) Business Days following notice by the Agent (x) first, prepay the U.S. Swingline Exposure of such Defaulting Lender and (y) second, cash collateralize such Defaulting Lender's U.S. LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(a)(x) for so long as such U.S. LC Exposure is outstanding;

(iii) if the U.S. Operating Borrowers cash collateralize any portion of such Defaulting Lender's U.S. LC Exposure pursuant to this Section 2.28(d), the U.S. Operating Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender's U.S. LC Exposure during the period such Defaulting Lender's U.S. LC Exposure is cash collateralized;

(iv) if the U.S. LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.28(d), then the fees payable to the U.S. Lenders pursuant to

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Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-defaulting U.S. Lenders' Applicable Percentages; or

(v) if any Defaulting Lender's U.S. LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.28(d), then, without prejudice to any rights or remedies of the applicable U.S. Issuing Bank or any U.S. Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender's U.S. LC Exposure shall be payable to the applicable U.S. Issuing Bank until such U.S. LC Exposure is cash collateralized and/or reallocated;

(e) so long as any Canadian Lender is a Defaulting Lender, the Canadian Swingline Lender shall not be required to fund any Canadian Swingline Loan and the Canadian Issuing Banks shall not be required to issue, amend or increase any Canadian Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-defaulting Canadian Lenders and/or cash collateral will be provided by the Canadian Borrower in accordance with Section 2.28(c), and participating interests in any such newly issued or increased Canadian Letter of Credit or newly made Canadian Swingline Loan shall be allocated among non-defaulting Canadian Lenders in a manner consistent with Section 2.28(c)(i) (and Defaulting Lenders shall not participate therein);

(f) so long as any U.S. Lender is a Defaulting Lender, the U.S. Swingline Lender shall not be required to fund any U.S. Swingline Loan and the U.S. Issuing Banks shall not be required to issue, amend or increase any U.S. Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-defaulting U.S. Lenders and/or cash collateral will be provided by the U.S. Operating Borrowers in accordance with Section 2.28(d), and participating interests in any such newly issued or increased U.S. Letter of Credit or newly made U.S. Swingline Loan shall be allocated among non-defaulting U.S. Lenders in a manner consistent with Section 2.28(d) (and Defaulting Lenders shall not participate therein);

(g) in the event and on the date that each of the Agent, the Borrower Agent, the Canadian Issuing Banks and the Canadian Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Canadian Lender to be a Defaulting Lender, then the Canadian Swingline Exposure and Canadian LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Canadian Lender's Revolving Commitment and on such date such Canadian Lender shall purchase at par such of the Canadian Loans of the other Canadian Lenders (other than Canadian Swingline Loans) as the Agent shall determine may be necessary in order for such Canadian Lender to hold such Canadian Loans in accordance with its Applicable Percentage; and

(h) in the event and on the date that each of the Agent, the Borrower Agent, the U.S. Issuing Banks and the U.S. Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such U.S. Lender to be a Defaulting Lender, then the U.S. Swingline Exposure and U.S. LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such U.S. Lender's Revolving Commitment and on such date such U.S. Lender shall purchase at par such of the U.S. Operating Loans of the other U.S. Lenders (other than U.S. Swingline Loans) as the Agent shall determine may be necessary in order for such U.S. Lender to hold such U.S. Operating Loans in accordance with its Applicable Percentage.

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Section 2.29 Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from U.S. Loan Parties hereunder and Canadian Dollars are the currency of account and payment for each and every sum at any time due from Canadian Loan Parties hereunder, unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by the Agent. Notwithstanding the foregoing:

(a) Each repayment of a Revolving Loan or LC Obligation or a part thereof shall be made in the currency in which such Revolving Loan or LC Obligation is denominated at the time of that repayment;

(b) Each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c) Each payment of fees by a U.S. Borrower pursuant to Section 2.12 shall be in Dollars;

(d) Each payment of fees by the Canadian Borrower pursuant to Section 2.12 shall be in Dollars;

(e) Each payment in respect of out-of-pocket costs, expenses or advances that the Agent may incur during a Default or an Event of Default, or during the pendency of any Bankruptcy Proceeding of any Loan Party, and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made; and

(f) Any amount expressed to be payable in Canadian Dollars shall be paid in Canadian Dollars.

No payment to any Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Secured Party shall have received payment in full in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 2.29. To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Loan Party (together with the other Loan Parties within its Borrower Group or other obligors pursuant to any Guaranty of such Borrower Group Obligations) agrees to indemnify and hold harmless such Secured Party, with respect to the amount of the shortfall with respect to amounts payable by such Loan Party hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. To the extent that the amount of any such payment to a Secured Party shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Secured Party shall return such excess to the members of the affected Borrower Group.

Section 2.30 Currency Fluctuations. On any Business Day determined by the Agent, but no less frequently than monthly, (the "Calculation Date"), the Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date. On each Reset Date, Agent shall determine the Dollar Equivalent of the Canadian Revolver Exposure. If, on any Reset Date, the Total Revolver Exposure exceeds the total

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amount of the Commitments on such date or the Dollar Equivalent of Canadian Revolver Exposure on such date exceeds the Canadian Commitments on such date (the amount of any such excess referred to herein as the "Excess Amount") then (i) the Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within three Business Days thereafter, the Canadian Borrower shall cause such excess to be eliminated, either by repayment of Canadian Revolving Loans or depositing of Cash Collateral with the Agent with respect to Canadian LC Obligations and until such Excess Amount is repaid, the Canadian Lenders shall not have any obligation to make any Canadian Revolving Loans.

Section 2.31 Collection Allocation Mechanism (CAM) and Lender Loss Sharing Agreement. In order to implement a mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder among all Lenders and to provide for equitable sharing of gains and losses under the Loan Documents, each Lender and the Agent agree as follows:

(a) Definitions. As used in this Section 2.31, the following terms shall have the following meanings:

(i) "CAM Exchange" means the exchange of the U.S. Lenders' interests and the Canadian Lenders' interests provided for in Section 2.31(b).

(ii) "CAM Exchange Date" means the first date after the Closing Date on which there shall occur (A) any Event of Default under clause (g), (h) or (i) of Section 7.01 with respect to a Borrower or (B) an acceleration of Loans and termination of the Commitments pursuant to Section 7.01.

(iii) "CAM Percentage" means as to each Lender, a fraction expressed as a percentage, (i) the numerator of which shall be the aggregate amount of such Lender's Commitments immediately prior to the CAM Exchange Date, and (ii) the denominator of which shall be the amount of the Commitments of all the Lenders immediately prior to the CAM Exchange Date.

(iv) "Designated Obligations" means all Obligations of the Borrowers with respect to (i) principal and interest under the U.S. Revolving Loans, Canadian Revolving Loans, Overadvance Loans and Protective Advances, (ii) unreimbursed drawings under Letters of Credit and interest thereon, and (iii) fees under Section 2.12.

(b) CAM Exchange. On the CAM Exchange Date, (a) each U.S. Lender shall fund its participation in any outstanding U.S. Protective Advances and unreimbursed drawings made under U.S. Letters of Credit in accordance with Section 2.04(a)-(c) and Section 2.06(a), and (b) each Canadian Lender shall fund its participation in (i) any outstanding Canadian Protective Advances in accordance with Section 2.04(d)-(f) of this Agreement and (ii) any unreimbursed drawings made under Canadian Letters of Credit pursuant to Section 2.06(b), and the Lenders shall purchase at par interests in the Designated Obligations (and shall make payments to Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse the applicable Issuing Bank for unreimbursed drawings under outstanding Letters of Credit such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Commitments and the Canadian Commitments in which it shall participate immediately prior to the

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CAM Exchange Date, such Lender shall own an interest equal to such Lender's CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(c) Consents; Delivery of Notes. Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 9.04(c) hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to Lenders all such promissory notes and other instruments and documents as Agent shall reasonably request to evidence and confirm the respective interests and obligations of Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(d) Distribution of Payments. As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to Lenders, pro rata in accordance with their respective CAM Percentages, subject to any applicable provisions of the ABL Intercreditor Agreement.

(e) Post-CAM Exchange Date LC Drawings. In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by U.S. Borrowers or the Canadian Borrower, as applicable, then each Lender shall promptly reimburse each applicable Issuing Bank for its CAM Percentage of such unreimbursed payment.

(f) Withholding and Deductions. Notwithstanding any other provision of this Section 2.31, Agent and each Lender agree that if Agent or a Lender is required under Applicable Law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by Agent or any Lender subject to such withholding to Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of Agent or such Lender subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 2.31, having been paid to Agent or such Lender with respect to which such withholding or deduction was made.

(g) No Loan Party Obligations. The provisions of this Section 2.31 are solely an agreement among the Agent and Lenders for the purpose of allocating risk and the Loan Parties have no additional obligations with respect thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders that:

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Section 3.01 Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing of Loans and the other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder are, to the extent applicable, within each applicable Loan Party's organizational powers and have been duly authorized by all necessary organizational and, if required, equity holder action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity.

Section 3.03 Governmental and Third Party Approvals; No Conflicts. The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing of Loans and the other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other third party, except (i) such as have been obtained or made and are in full force and effect, and (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and the Permitted Senior Facilities Documents; except, in each case other than with respect to the creation of Liens, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect. (a) The unaudited *pro forma* consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 2010, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (including the notes thereto) (the "Pro Forma Balance Sheet") and the unaudited *pro forma* consolidated statement of operations of the Borrower and its Subsidiaries for the 12-month period ended December 31, 2010, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to the Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a *pro forma* basis the estimated financial position of the Target and its Subsidiaries as at December 31, 2010 and their estimated results of operations for the period covered thereby.

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(b) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Target as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the quarterly financial statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(c) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since the Effective Date.

Section 3.05 Properties. ~~Holdings,~~**Each of** the ~~Company~~**Loan Parties** and each of its Subsidiaries has good and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens (i) permitted by Section 6.02 and elsewhere in this Agreement or (ii) arising by operation of law (which Liens, in the case of this clause (ii) do not materially interfere with the ability of ~~Holdings, the Company~~**such Loan Party** or the relevant Subsidiary to carry on its business as now conducted or to utilize the affected properties or assets for their intended purposes).

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Documents.

(b) Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party nor any of its Subsidiaries has received written notice of any claim with respect to any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

Section 3.07 Compliance with Laws, No Default. Each Loan Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be so in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. No Loan Party is an "investment company" as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except, (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP (or in the case of the Canadian Loan

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Parties only, other appropriate standards) or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 Pension Plans.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither any U.S. Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; (ii) each U.S. Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) no Canadian Pension Plan has any Unfunded Pension Liability; (iv) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher or would not reasonably be expected to result in a Material Adverse Effect and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date and which would reasonably be expected to result in a Material Adverse Effect; (v) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (vi) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vii) except for a standard termination under Section 4041(b) of ERISA, no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Canadian Loan Parties are in compliance with the requirements of the FSCO and the PBA and other federal or provincial Applicable Laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Canadian Loan Party nor any of its Subsidiaries has any material withdrawal liability in connection with a Canadian Pension Plan. No Termination Event has occurred. No Lien has arisen, choate or inchoate, in respect of Canadian

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Loan Parties or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

Section 3.11 Disclosure. (a) All written information (other than the Projections, the pro forma financial statements and estimates and information of a general economic or general industry nature) concerning Holdings, the Company, the Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Agent in connection with the Transactions on or before the date hereof (the "Information"), when taken as a whole, as of the date such Information was furnished to the Lenders and as of the Effective Date, did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates).

(b) The pro forma financial statements and estimates prepared by or on behalf of the Company or any of its representatives and that have been made available to any Lender or the Agent in connection with the Transactions on or before the date hereof (the "Other Information") (i) have been prepared in good faith based upon assumptions believed to be reasonable as of the date thereof (it being recognized that such Other Information is as to future events and is not to be viewed as a fact, the Other Information is subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Company and its Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such Other Information may differ from the projected results and such differences may be material), and (ii) as of the Effective Date, have not been modified in any material respect by the Company.

Section 3.12 Solvency. As of the Third Amendment Effective Date, and immediately after giving effect to the ~~Acquisition and the consummation of the other Transactions to occur on the Effective Date~~Third Amendment, (i) the fair value of the assets of ~~Holdings,~~ the ~~Company~~Loan Parties and ~~its~~their Subsidiaries, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of ~~Holdings,~~ the ~~Company~~Loan Parties and ~~its~~their Subsidiaries, on a consolidated basis; (ii) the present fair saleable value of the property of ~~Holdings,~~ the ~~Company~~Loan Parties and ~~its~~their Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of ~~Holdings,~~ the ~~Company~~Loan Parties and ~~its~~their Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) ~~Holdings,~~ the ~~Company~~Loan Parties and ~~its~~their Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) ~~Holdings,~~ the ~~Company~~Loan Parties and ~~its~~their Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Third Amendment Effective Date.

Section 3.13 Insurance. All insurance required by Section 5.10 is in full force and effect and all premiums in respect of such insurance have been duly paid. The Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is adequate and is in accordance with normal industry practice.

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Section 3.14 Capitalization and Subsidiaries. As of the date hereof, Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to Holdings and the Company of each and all of the Company and the Company's Subsidiaries, (b) a true and complete listing of each class of each of Holdings', the Company's and each Subsidiary's authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.14, and (c) the type of entity of Holdings, the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests of the Subsidiaries owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable free and clear of all Liens (other than Liens permitted pursuant to Section 6.02). As of the Effective Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests or powers of attorney granted by any Loan Party or a Subsidiary of the Company relating to Equity Interests of any Loan Party or any Subsidiary.

Section 3.15 Security Interest in Collateral.

(a) Security Interest in U.S. Collateral. The provisions of the Collateral Documents are effective to create legal and valid Liens on the applicable U.S. Collateral described therein in favor of the Agent, for the benefit of the Agent, the U.S. Lenders and the other applicable Secured Parties (to the extent such matter is governed by the law of the United States or a jurisdiction therein); and upon the taking of all actions described in the Loan Documents (but subject to the limitations set forth therein), including, without limitation, the filing of UCC financing statements covering the appropriate U.S. Collateral in the applicable location of each applicable U.S. Loan Party and the filings of short form agreements in respect of registered and applied for U.S. intellectual property owned by each U.S. Loan Party, such Liens will constitute perfected Liens on the U.S. Collateral, securing the Obligations, enforceable against the applicable U.S. Loan Party, and having priority over all other Liens on the U.S. Collateral except in the case of (i) Permitted Encumbrances and other Liens permitted under Section 6.02, to the extent any such Permitted Encumbrances or such Liens would have priority over the Liens in favor of the Agent pursuant to any Applicable Law or otherwise, (ii) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such U.S. Collateral and (iii) subject to and as provided for under the terms of the ABL Intercreditor Agreement, the Liens permitted under Section 6.02(u) (or any extensions, renewals, refinancing, refundings or replacements thereof permitted under the Senior Secured Term Loan Documents).

(b) Security Interest in Canadian Collateral. The provisions of the Collateral Documents are effective to create legal and valid Liens on the applicable Canadian Collateral described in each therein in favor of the Agent, for the benefit of the Agent, the Canadian Lenders and the other Canadian Secured Parties (to the extent such matter is governed by the law of Canada or a jurisdiction therein); and upon the taking of all actions described in the Loan Documents (but subject to the limitations set forth therein), including, without limitation, the filing of PPSA financing statements or similar filings or registrations covering the appropriate Canadian Collateral in each applicable jurisdiction and filings in respect of registered and applied for Canadian intellectual property owned by each Canadian Loan Party, such Liens will constitute perfected Liens on the Canadian Collateral, securing the Canadian Secured Obligations, enforceable against the applicable Canadian Loan Party, and having priority over all other Liens on the Canadian Collateral except in the case of (i) Permitted Encumbrances and other Liens permitted under Section 6.02, to the extent any such Permitted Encumbrances or such Liens would have priority over the Liens in favor of the Agent pursuant to any Applicable Law or otherwise, (ii) Liens perfected only by possession

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(including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Canadian Collateral and (iii) subject to and as provided for under the terms of the ABL Intercreditor Agreement, the Liens permitted under Section 6.02(u) (or any extensions, renewals, refinancing, refundings or replacements thereof permitted under the Senior Secured Term Loan Documents).

Section 3.16 Labor Disputes. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Company, threatened, (b) the hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Company or any of its Subsidiaries (or any predecessor) is a party or by which Holdings, the Company or any of the Subsidiaries (or any predecessor) is bound.

Section 3.17 Federal Reserve Regulations. (a) On the Effective Date, none of the Collateral is Margin Stock.

(b) None of Holdings, **Sub Holdco,** the Company or its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

Section 3.18 Senior Indebtedness. The obligations of the Borrowers under the Loan Documents for unpaid principal (including reimbursement obligations with respect to drawn Letters of Credit) and accrued interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement) constitute "Designated Senior Indebtedness," "Senior Debt," "Senior Indebtedness" or any comparable term under and as defined in the Senior Subordinated Notes (or any extensions, renewals, refinancing, refundings or replacements thereof in accordance with Section 6.01(h)). The Secured Obligations constitute "ABL Debt Obligations" under and as defined in the ABL Intercreditor Agreement.

Section 3.19 Intellectual Property. Each Loan Party owns or has the lawful right to use all material intellectual property used in the conduct of its business, without conflict with any intellectual property rights of others, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to any Borrower's knowledge, threatened claim that any Loan Party's ownership, use, marketing,

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sale or distribution of any Inventory or other product violates another Person's intellectual property rights.

Section 3.20 Use of Proceeds. The proceeds of the Revolving Loans, Swingline Loans and the Letters of Credit shall be used (a) to pay a portion of the Acquisition Funds ~~and (b)~~, **(b) with respect to proceeds of any of the foregoing other than U.S. Acquisition Sub-Facility Loans,** for capital expenditures, working capital needs of the Company and its Subsidiaries and for general corporate purposes**, and (c) with respect to the use of proceeds of any U.S. Acquisition Sub-Facility Loans by U.S. Acquisition Sub-Facility Borrowers, for the purposes specified in the definition of U.S. Acquisition Sub-Facility**.

Section 3.21 Anti-Terrorism Laws. Each Loan Party is in compliance in all material respects with all Anti-Terrorism Laws applicable to it or its property. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

ARTICLE IV
CONDITIONS

Section 4.01 Effective Date. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Agent (which may include facsimile or email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) duly executed copies of the other Loan Documents.

(b) Permitted Senior Facilities Documents; Senior Subordinated Notes. The Borrowers and each Loan Guarantor (i) shall have executed and delivered the Permitted Senior Facilities Documents and the Senior Subordinated Notes (including, without limitation, all security documents, if applicable, entered into in connection therewith) to which each is contemplated to be a party, and (ii) shall have received or shall receive substantially simultaneously herewith, the proceeds of the Senior Subordinated Notes and the proceeds contemplated under the Permitted Senior Facilities Documents.

(c) Legal Opinions. The Agent shall have received, on behalf of itself and the Lenders on the Effective Date, a favorable written opinion of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for Holdings and the Company, in form and substance reasonably satisfactory to the Agent, (ii) Vinson & Elkins LLP, counsel for Holdings and the Company, in form and substance reasonably satisfactory to the Agent, (iii) Canadian counsel for the Canadian Loan Parties, (iv) Young Conaway Stargatt & Taylor, LLP, special Delaware counsel for Holdings and the Company, and (v) local or other counsel reasonably satisfactory to the Agent as specified on Schedule 4.01(c),

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in each case (A) dated the Effective Date, (B) addressed to the Agent and the Applicable Lenders and (C) in form and substance reasonably satisfactory to the Agent and covering such other matters relating to the Loan Documents as the Agent shall reasonably request.

(d) Financial Statements. (i) The Agent shall have received (1) the Pro Forma Balance Sheet, (2) the financial statements referred to in Section 3.04(b), and (ii) the Joint Lead Arrangers shall have received the financial statements described in clause (i) not later than fifteen (15) consecutive Business Days (excluding the days from November 24, 2010 through November 26, 2010) prior to the Effective Date (ending on the day immediately prior to the Effective Date); provided, that such period shall either end prior to December 22, 2010 or commence after January 2, 2010, (3) audited consolidated balance sheets of the Target for the 2 most recently completed fiscal years and related audited consolidated statements of earnings, comprehensive earnings, stockholders' equity and cash flows of the Target for the 3 most recently completed fiscal years of the Target ended at least 90 days prior to the Effective Date and (4) unaudited consolidated balance sheets and related consolidated statements of earnings, comprehensive earnings, stockholders' equity and cash flows of the Target for each subsequent fiscal quarter ended at least 45 days prior to the Effective Date.

(e) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its secretary or an assistant secretary, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a certificate of status or a good standing certificate for each Loan Party from its jurisdiction of organization.

(f) Specified Representations Certificate. The Agent shall have received a certificate, signed by a Responsible Officer of the Company, dated the Effective Date stating that the Specified Representations are true and correct as of such date.

(g) Fees. The Lenders, the Joint Lead Arrangers and the Agent shall have received all fees required to be paid on the Effective Date, and all reasonable out-of-pocket expenses required to be paid on the Effective Date and for which invoices have been presented to the Company at least two Business Days prior to the Effective Date (including the reasonable documented fees and expenses of legal counsel), on or before the Effective Date.

(h) Lien and Judgment Searches. The Agent shall have received the results of recent Lien and judgment searches in each of the jurisdictions contemplated by the Perfection Certificate, and such search shall reveal no material judgments and no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or Liens discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Agent.

(i) ABL Intercreditor Agreement. The Agent, the applicable agents under the Permitted Senior Facilities Documents and the Loan Parties shall have executed and delivered the ABL Intercreditor Agreement.

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(j) Funding Account. The Agent shall have received a notice setting forth the account of the Borrower Agent (the "Funding Account") to which the Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(k) Solvency. The Agent shall have received a customary certificate from the chief financial officer of the Company certifying that Holdings, the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Effective Date, are solvent (within the meaning of Section 3.12).

(l) Borrowing Base Certificates. The Agent shall have received prior to the Effective Date a U.S. Borrowing Base Certificate and a Canadian Borrowing Base Certificate, each of which calculates the Initial Borrowing Base, the U.S. Borrowing Base or the Canadian Borrowing Base, as the case may be, as of the last Business Day of the most recent fiscal month ended at least three (3) Business Days prior to the Effective Date.

(m) Pledged Stock; Stock Powers; Pledged Notes. Except as otherwise provided in the ABL Intercreditor Agreement, the Agent (or its bailee) shall have received (i) the certificates representing the shares of Equity Interests required to be pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) required to be pledged to the Agent (or its bailee) pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(n) Perfection Certificate; Filings, Registrations and Recordings. The Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Company, together with all attachments contemplated thereby. Each document (including any UCC or PPSA financing statements) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Agent, the Lenders and other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation and, as regards Canadian Collateral, shall have been filed, registered or recorded; provided that, to the extent any security interest in any Collateral cannot be provided and/or perfected on the Effective Date (other than the pledge and perfection of the security interests (i) in the Equity Interests of the Company and its Domestic Subsidiaries and (ii) in other assets with respect to which a Lien may be perfected by the filing of a financing statement under the UCC or PPSA) after the Loan Parties' use of commercially reasonable efforts to do so, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition under this Section 4.01, but instead shall be required to be delivered after the Effective Date pursuant to arrangements and timing to be mutually agreed by the Agent and the Company acting reasonably (and in any event within 90 days after the Effective Date or such longer period as may be reasonably agreed by the Agent, or, in the case of Second Priority Lien Collateral, such longer period as permitted pursuant to the Senior Secured Term Loan Facility).

(o) Material Adverse Effect. Since November 5, 2010, there has not been any event, circumstance, development, condition, occurrence, state of facts, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a "Material Adverse Effect" (as defined in the Acquisition Agreement).

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(p) Transactions. The Acquisition shall have been consummated, or substantially simultaneously with the Effective Date, shall be consummated, in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments, consents or waivers by Holdings or the Company that are material and adverse to the Lenders without the reasonable consent of the Joint Lead Arrangers, which consent will not be unreasonably withheld or delayed.

(q) Insurance. The Agent shall have received endorsements naming the Agent (together with the agent (as defined in the Senior Secured Term Loan Documents), as applicable) as an additional insured or loss payee, as applicable, subject to the terms of the ABL Intercreditor Agreement.

(r) PATRIOT Act. The Agent and Lenders shall have received no later than 5 calendar days before the Effective Date, all documentation and other information about the Borrowers and the other Loan Parties as had been reasonably requested in writing at least 10 Business Days prior to the Effective Date by the Lenders that they reasonably determine is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(s) Accuracy of Representations. The Specified Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects.

(t) Equity Contribution. Substantially simultaneously with the initial fundings contemplated by this Agreement, the Company shall have received the Equity Contribution in at least the amount set forth in the Recitals hereto.

(u) No Material Indebtedness. After giving effect to the Acquisition and the financing contemplated hereby, the Borrowers and their Subsidiaries will have no material Indebtedness for borrowed money other than the Obligations hereunder, the Senior Secured Term Loan Facility and Senior Subordinated Notes and indebtedness issued in lieu of any of the foregoing pursuant to the Fee Letter, the indebtedness permitted to be incurred and/or remain outstanding under the Acquisition Agreement after the Effective Date.

The Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Revolving Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The Agent shall have received, in the case of a Revolving Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.06(a)(ii) or (b)(ii), as applicable, or, in the case of a Swingline Borrowing, the Swingline Lender and the Agent shall have received a Swingline Borrowing request as required by Section 2.05(a)(i) or (b)(i), as applicable.

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(b) The representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date); provided that the only Loan Documents representations the accuracy of which shall condition the availability of Loans and Letters of Credit hereunder on the Effective Date, shall be only the Specified Representations.

(c) After the Effective Date, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers within such Borrower Group on behalf of whom such extension of credit is proposed to be made on the date thereof as to the matters specified in paragraphs (b) and (c).

ARTICLE V
AFFIRMATIVE COVENANTS

Until the Termination Date, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

Section 5.01 Financial Statements; Borrowing Base and Other Information. The Company will furnish to the Agent (which will promptly furnish such information to the Lenders):

(a) within ninety (90) days after the end of each fiscal year of Holdings (or, solely with respect to the first fiscal year ending after the Effective Date, as soon as available, but in any event within 120 days), its audited consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (whose opinion shall not be qualified as to scope of audit or as to the status of Holdings and its consolidated Subsidiaries as a going concern) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or, solely with respect to the first three of such fiscal quarters ending after the Effective Date, as soon as available, but in any event within 60 days), its consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows as

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of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

(c) [reserved];

(d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of Holdings in substantially the form of Exhibit C (i) certifying that no Event of Default or Default has occurred and, if an Event of Default or Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth, in the case of the financial statements delivered under clause (a), (b) or (c), reasonably detailed calculations of the Fixed Charge Coverage Ratio (whether or not a Trigger Event then exists) as of the end of the period to which such financial statements relate, (iii) describing in reasonable detail such information with respect to Permitted Acquisitions consummated during the preceding fiscal quarter as the Agent may reasonably require, to the extent such information has not previously been supplied to the Agent hereunder, (iv) certifying as to the calculations and basis, in reasonable detail, of any cost savings added back to EBITDA (pursuant to the provisions of clause (a)(x) of the definition thereof), and (v) certifying, in the case of the financial statements delivered under clause (a), a list of names of all Immaterial Subsidiaries (if any) and Unrestricted Subsidiaries (if any);

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default under Section 6.14 (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) concurrently with any delivery of consolidated financial statements under clause (a) or (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(g) within ninety (90) days (or, solely with respect to the first fiscal year ending after the Effective Date, 120 days) after the beginning of each fiscal year, a detailed consolidated budget of the Company and its Subsidiaries by month for such fiscal year (including a projected consolidated balance sheet and the related consolidated statements of projected cash flows and projected income of the Company and its consolidated Subsidiaries for each quarter of such fiscal year);

(h) as soon as available but in any event on or prior to the twentieth day of each fiscal month, a Canadian Borrowing Base Certificate and a U.S. Borrowing Base Certificate as of the close of business on the last day of the immediately preceding fiscal month, together with such supporting information in connection therewith as the Agent may reasonably request, and which may include, without limitation, Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate, deliver to the Agent a reasonably detailed calculation of Eligible Inventory, Eligible Receivables and the Value of Inventory; provided that

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upon the occurrence and during the continuance of a Liquidity Event, the Company shall deliver a Canadian Borrowing Base Certificate and a U.S. Borrowing Base Certificate and such supporting information on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday (or, at any time that a Specified Event of Default exists, more frequently as may be requested by the Agent with respect to sales and collections);

(i) at the Agent's request, concurrently with the delivery of the Borrowing Base Certificates, deliver to the Agent a schedule of Inventory as of the last Business Day of the immediately preceding month or week, as applicable, of the Borrower Group, itemizing and describing the kind, type and quantity of Inventory, the applicable Borrowers' Cost thereof and the location thereof.

(j) at the Agent's request, concurrently with the delivery of the Borrowing Base Certificates, thereafter deliver to the Agent a schedule of Receivables which (i) shall be as of the last Business Day of the immediately preceding month or week, as applicable, (ii) shall be reconciled to the Borrowing Base Certificates as of such last Business Day, and (iii) shall set forth a detailed aged trial balance of all of the applicable Borrower Group's then existing Receivables, specifying the names, balance due and, if an Event of Default then exists, the addresses, for each Account Debtor obligated on any Receivable so listed.

(k) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by Holdings, Sub Holdco, the Company or any Subsidiary with the SEC, or with any other applicable securities exchange, or, after an initial public offering of shares of capital stock of Holdings or the Company, distributed by Holdings or the Company to its shareholders generally, as the case may be;

(l) not later than any date on which financial statements are delivered with respect to any period in which a Pro Forma Adjustment is made, a certificate of an Responsible Officer of the Company setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor;

(m) promptly following the Agent's request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act; and

(n) as promptly as reasonably practicable from time to time following the Agent's request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, Sub Holdco, the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent (on behalf of any Lender) may reasonably request.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings, or (B) Holdings' or such direct or indirect parent's Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the

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information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under clause (a) of this Section 5.01, such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or other independent public or chartered accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be qualified as to the scope of audit or as to the status of parent and its consolidated subsidiaries as a going concern.

Documents required to be delivered pursuant to clauses (a), (b) or (j) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address provided to the Agent from time to time in writing; or (ii) on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency, SyndTrak or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) upon written request by the Agent, the Company shall deliver paper copies of such documents to the Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (d) of this Section 5.01 to the Agent.

Section 5.02 Notices of Material Events. The Company will furnish to the Agent written notice of the following promptly after any Responsible Officer of Holdings, **Sub Holdco,** the Company or any Subsidiary obtains knowledge thereof:

(a) the occurrence of any Event of Default or Default;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, **Sub Holdco,** the Company or any of the Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

(c) any loss, damage or destruction to the Collateral in the amount of $20,000,000 or more, whether or not covered by insurance;

(d) any default notice received by a Responsible Officer of the Company with respect to any leased location or public warehouse that contains Inventory in the amount of $5,000,000 or more; or

(e) the occurrence of an event described in clause (a), (e), (f) or (g) of the definition of ERISA Event, the termination of a Pension Plan pursuant to Section 4041(c) of ERISA, or (b), (c) or (d) (excluding a termination of a Pension Plan pursuant to Section 4041(c) of ERISA) of the definition of ERISA Event if it would reasonably be expected to result in liability of the Borrower or any ERISA Event exceeding $2,500,000 or any Termination Event.

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Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits (except as such would otherwise reasonably expire, be abandoned, disposed or permitted to lapse in the ordinary course of business), necessary or desirable in the normal conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) other than with respect to Holdings' or the Company's existence, to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.03.

Section 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and where such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or, in case of the Canadian Loan Parties only, other appropriate standards) or (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to (a) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Books and Records; Inspection Rights; Appraisals; Field Examinations. (a) Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in accordance with GAAP in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Agent (including employees of the Agent or any consultants, accountants, lawyers and appraisers retained by the Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including non-privileged environmental assessment reports and Phase I or Phase II studies in the possession and control of the Company, any Loan Party or any Subsidiary, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and with representatives of the Company present, but not more than two per fiscal year (or, during the occurrence and continuation of an Event of Default, as often as reasonably requested).

(b) At reasonable times during normal business hours and upon reasonable prior notice (except when an Event of Default exists) that the Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, (i) the Borrowers will grant access to the Agent (including employees of the Agent or any consultants, accountants, lawyers

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and appraisers retained by the Agent) to such Person's books, records, accounts and Inventory so that the Agent or an appraiser retained by the Agent may conduct an Inventory appraisal and (ii) the Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Agent may deem necessary or appropriate; provided that the Borrowers shall only be required to cover the costs of such periodic field exams and inventory appraisals as follows: (i) if no five consecutive Business Day period occurs in any fiscal year during which U.S. Excess Availability is less than 30% of the lesser of (A) the aggregate U.S. Commitments and (B) the U.S. Borrowing Base, no more than one such appraisal and one such field examination shall be at the Borrowers' expense; (ii) in any fiscal year if U.S. Excess Availability is less than 30% of the lesser of (A) the aggregate U.S. Commitments and (B) the U.S. Borrowing Base for five consecutive Business Days or more, no more than two such appraisals and two such field examinations shall be at the Borrowers' expense; and (iii) notwithstanding the foregoing to the contrary, at any time after the occurrence and during the continuation of a Specified Event of Default, as many appraisals and field examinations as the Agent may request shall be at the Borrowers' expense. The Agent shall provide the Company with a reasonably detailed accounting of all such expenses payable by the Borrowers.

(c) The Loan Parties acknowledge that the Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties' assets for internal use by the Agent and the Lenders, subject to the provisions of Section 9.12 hereof.

Section 5.07 Reserved.

Section 5.08 Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply in all material respects with (a) all Anti-Terrorism Laws applicable to it or its property and (b) all other Requirements of Law applicable to it or its property, except in the case of Requirements of Law described in clause (b) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.09 Use of Proceeds. The proceeds of the Revolving Loans will be used to pay a portion of the Acquisition Funds (including to pay a portion of the amount needed for the redemption, defeasance and/or tender of the Existing Notes), and for capital expenditures, and for working capital needs and general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.10 Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies) and (b) all insurance required pursuant to the Collateral Documents (and shall cause (i) the Agent to be listed as a loss payee (together with any other loss payee in accordance with the ABL Intercreditor Agreement) on property and casualty policies covering loss or damage to Collateral and (ii) the Agent and the other Secured Parties to be listed as additional insureds on liability policies). The Company will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained.

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Section 5.11 Additional Loan Parties; Additional Collateral; Further Assurances.

(a) Additional U.S. Loan Parties. ~~Additional U.S. Loan Parties.~~ Subject to Applicable Law and any exceptions set forth in the U.S. Security Agreement, each U.S. Loan Party shall cause (i) each of its Domestic Subsidiaries (other than any Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement and (ii) any Domestic Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to become a U.S. Loan Party as promptly thereafter as reasonably practicable by executing a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the "Joinder Agreement"). Upon execution and delivery thereof, each such Person (i) shall automatically become, at the election of the Borrower Agent, either a U.S. Borrower (in the case of any Domestic Subsidiary that is a Restricted Subsidiary and is a beneficial owner of assets included in the U.S. Borrowing Base) or a U.S. Loan Guarantor hereunder, as the case may be, and thereupon shall have all of the respective rights, benefits, duties, and obligations in such capacity under the Loan Documents, and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Agent, for the benefit of the Agent and the U.S. Lenders in any property (subject to the limitations with respect to Equity Interests set forth in paragraph (c) of this Section 5.11, the limitations with respect to real property set forth in paragraph (f) of this Section 5.11, Applicable Law and any other limitations set forth in the U.S. Security Agreement, and excluding property with respect to which the Agent and the Borrower Agent have reasonably determined that the cost of granting Liens on such property is excessive in relation to the value of the security to be afforded by such property) of such U.S. Loan Party which constitutes U.S. Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the ABL Intercreditor Agreement. Subject to the approval of the Agent, each Domestic Subsidiary that executes a Joinder Agreement pursuant to which such U.S. Loan Party agrees to be bound as a U.S. Borrower hereunder shall permit the completion of a field examination and appraisal (at the U.S. Borrowers' cost) with results satisfactory to the Agent.

(b) Additional Canadian Loan Parties. Subject to Applicable Law and any exceptions set forth in any Canadian Security Agreement, each Canadian Loan Party shall cause (i) each of its Canadian Subsidiaries (other than any Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement and (ii) any Canadian Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to become a Canadian Loan Party as promptly thereafter as reasonably practicable by executing a Joinder Agreement. Upon execution and delivery thereof, each such Person (i) shall automatically become a Canadian Loan Party (in the case of any Canadian Subsidiary that is a Restricted Subsidiary and is a beneficial owner of assets included in the Canadian Borrowing Base) and thereupon shall have all of the respective rights, benefits, duties, and obligations in such capacity under the Loan Documents, and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Agent, for the benefit of the Agent, the Canadian Lenders and the other Canadian Secured Parties on any property (subject to the limitations with respect to Equity Interests set forth in paragraph (c) of this Section 5.11, the limitations with respect to real property set forth in paragraph (f) of this Section 5.11, Applicable Law and any other limitations set forth in any Canadian Security Agreement, and excluding property with respect to which the Agent and the Borrower Agent have reasonably determined that the cost of granting Liens on such property is excessive in relation to the value of the security to be afforded by such property) of such Canadian Loan Party which constitutes Canadian Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the ABL Intercreditor Agreement. Subject to the approval of the Agent, each Canadian Subsidiary that executes a Joinder Agreement

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pursuant to which such Canadian Loan Party agrees to be bound as a Canadian Loan Party hereunder shall permit the completion of a field examination and appraisal (at the Canadian Borrower's cost) with results satisfactory to the Agent.

(c) (i) Subject to the limitations set forth or referenced in this Section 5.11, Applicable Law and any exceptions set forth in the Security Agreements, each Borrower and each Subsidiary that is a Loan Party will cause the issued and outstanding Equity Interests (other than Excluded Equity Interests) of each Subsidiary directly owned by any Borrower or any Subsidiary that is a Loan Party to be subject at all times to a first priority perfected Lien (subject to the ABL Intercreditor Agreement and to other Liens permitted by Section 6.02), in favor of the Agent pursuant to the terms and conditions of the Loan Documents.

(ii) Subject to the limitations set forth or referenced in this Section 5.11, Applicable Law and any exceptions set forth in the Security Agreements (including the ABL Intercreditor Agreement), Holdings, each Borrower and each Subsidiary that is a Loan Party will cause, except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $3,000,000 (individually) that is owing to Holdings, a Borrower or any Subsidiary that is a Loan Party to be evidenced by a duly executed promissory note and pledged and delivered to the Agent (or its non-fiduciary agent or designee) under the Security Agreements and accompanied by instruments of transfer with respect thereto endorsed in blank.

(iii) Each of Holdings, **Sub Holdco,** each Borrower and each Subsidiary that is a Loan Party agrees that all Indebtedness of Holdings, **Sub Holdco,** the Company and each of its Subsidiaries that is owing to any Loan Party shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged and delivered to the Agent (or its non-fiduciary agent or designee) under the Security Agreements and accompanied by instruments of transfer with respect thereto endorsed in blank.

(d) Subject to the limitations set forth or referenced in this Section 5.11, Applicable Law and any exceptions set forth in the Security Agreements, and without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable (including the delivery of the Real Property Collateral Requirements)), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties, provided, however, that no Borrower and no other Loan Party shall be required to grant any security interest or take any action to perfect any security interest under the law of any jurisdiction outside the United States of America and Canada.

(e) Subject to the limitations set forth or referred to in this Section 5.11, Applicable Law and any exceptions set forth in the Security Agreements, if any material assets (including any real property or improvements thereto or any interest therein) are acquired by any

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Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreements that become subject to the Lien in favor of the Agent upon acquisition thereof), the Borrower Agent will, as soon as reasonably practicable, notify the Agent thereof, and, if requested by the Agent, the Borrowers from the applicable Borrower Group will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the Loan Parties that are Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(f) If, at any time and from time to time after the Effective Date, Subsidiaries that are not Loan Parties because they are Immaterial Subsidiaries comprise in the aggregate more than 10% of Total Assets as of the end of the most recently ended fiscal quarter of the Company or more than 10% of EBITDA for the period of four consecutive fiscal quarters as of the end of the most recently ended fiscal quarter of the Company, then the Company shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement, cause one or more such Subsidiaries to become additional Loan Parties, either as a U.S. Loan Party or a Canadian Loan Party, as applicable, (notwithstanding that such Subsidiaries are, individually, Immaterial Subsidiaries) such that the foregoing condition ceases to be true.

(g) Notwithstanding anything to the contrary contained in this Agreement, real property required to be mortgaged under the Loan Documents shall be limited to real property located in the U.S. or Canada that is owned in fee by a Loan Party, the cost or book value of which (whichever is greater) at the time of the acquisition thereof (or, in the case of real property owned on the Effective Date), the cost or book value of which (whichever is greater) on the Effective Date is $3,000,000 or more (provided that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Lenders of the security afforded thereby in the reasonable determination of the Borrower Agent and the Agent).

(h) Notwithstanding anything to the contrary contained herein, the Loan Parties shall not be required to include as Collateral any Excluded Assets (as defined in the Security Agreements).

Section 5.12 Designation of Subsidiaries. The board of directors of the Company may at any time after the Effective Date, in accordance with the definition of Unrestricted Subsidiary, designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a "Restricted Subsidiary" for the purpose of the Permitted Senior Facilities Documents or the Senior Subordinated Notes Documents, and (iii) no Unrestricted Subsidiary that is designated as a Subsidiary may be redesignated as an Unrestricted Subsidiary at any time after being so designated as a Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the Company therein at the date of designation in an amount equal to the net book value of the Company's investment therein, and such investment must comply with Section 6.04 hereof. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

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ARTICLE VI
NEGATIVE COVENANTS

Until the Termination Date, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

Section 6.01 Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents (other than in respect of Incremental Foreign Facilities) and Banking Services Obligations;

(b) Indebtedness under and Guarantees of (i) the Senior Subordinated Notes in an aggregate principal amount not to exceed $175,000,000 and (ii) the Permitted Senior Facilities in an aggregate principal amount not to exceed $650,000,000 plus, without duplication, the Permitted Senior Facilities, the Permitted Pari Passu Secured Debt and Permitted Junior Secured Refinancing Debt, in each case, to the extent permitted under the Senior Secured Term Loan Documents, so long as the Company satisfies the requirements of the Senior Secured Term Loan Documents, including without limitation, solely to the extent required under such Senior Secured Term Loan Documents (without giving effect to any amendment or waiver thereof not permitted by the terms of this Agreement), that immediately after giving effect to the incurrence of such Indebtedness, the Secured Net Leverage Ratio (as defined thereunder) would not exceed 3.5 to 1.0;

(c) Indebtedness (other than Indebtedness described in the foregoing clauses (a) and (b)) existing on the date hereof and set forth in Schedule 6.01;

(d) Indebtedness (i) of the Company or any U.S. Loan Party to Holdings or any Subsidiary, (ii) of any U.S. Loan Party to any other U.S. Loan Party, (iii) of Holdings to the Company or any Subsidiary, (iv) of Sub Holdco to Holdings, the Company or any Subsidiary, (v) of any Canadian Loan Party to any other Canadian Loan Party, (vi) of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, and (vii) of any Canadian Loan Party or any Subsidiary that is not a Loan Party to the Company, Holdings, Sub Holdco or any Subsidiary that is a U.S. Loan Party only so long as and to the extent that such Indebtedness (A) is permitted as an investment under Section 6.04 and (B) shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Effective Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit I or, solely to the extent evidencing Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party, otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit I within 60 days of the Effective Date or such later date as the Agent shall reasonably agree, in each case, to the extent permitted by Applicable Law and not giving rise to material adverse tax consequences;

(e) Guarantees (i) by Holdings, Sub Holdco, the Company or any Subsidiary of any Indebtedness of Holdings, **Sub Holdco,** the Company or any Subsidiary that is a Loan Party expressly permitted to be incurred under this Agreement, (ii) by Holdings, Sub Holdco, the Company or any Subsidiary of Indebtedness otherwise expressly permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted as an investment under Section 6.04; provided that Guarantees by Holdings, Sub Holdco, the Company or any Subsidiary that is a Loan Party under this clause (e) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms at least as

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favorable to the Lenders as the Guarantee set forth in the Intercompany Note, (iii) by Holdings, Sub Holdco, the Company or any Subsidiary that is a Loan Party of any real property lease obligations of the Company or any Subsidiary that is a Loan Party, and (iv) by Holdings, Sub Holdco, the Company or any Restricted Subsidiary of obligations of Restricted Subsidiaries in the ordinary course of business;

(f) Indebtedness (including purchase money Indebtedness and Capital Lease Obligations) the proceeds of which are incurred exclusively to finance the acquisition, lease, construction, repair, renovations, replacement, expansion or improvement of any fixed or capital assets or otherwise incurred in respect of Capital Expenditures, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, in an aggregate principal amount, in each case, together with all other Indebtedness issued or incurred and outstanding under this clause (e), not to exceed the greater of (i) $45,000,000, and (ii) 4.5% of the Total Assets (in each case determined at the date of incurrence);

(g) Capital Lease Obligations incurred by the Company or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.06;

(h) Indebtedness of **Holdings, Sub Holdco,** the Company and its Subsidiaries which represents an extension, refinancing, refunding, replacement or renewal of any of the Indebtedness of **Holdings, Sub Holdco,** the Company or its Subsidiaries**, as applicable,** described in this clause (h) and clauses (b)(i), ~~(e), (f), (g),~~ (k), (l), (n), (~~v), (w) and (z~~**w) and (aa) of this Section 6.01, and solely with respect to the Company or its Subsidiaries, any of the Indebtedness described in clauses clauses (c), (f), (g) and (v**) of this Section 6.01; provided that, (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon and any original issue discount *plus* fees and expenses reasonably incurred in connection therewith, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or Subsidiary thereof, (iii) no Loan Party or Subsidiary thereof that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing, refunding, replacement or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, refunded, replaced or renewed, and (v) if the Indebtedness that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Indebtedness must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Indebtedness;

(i) Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker's acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

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(j) Indebtedness of the Company or any Subsidiary in respect of self-insurance and in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary of business;

(k) Indebtedness of a Person that becomes a Subsidiary of the Company or of Sub Holdco (or is a Subsidiary of the Company or of Sub Holdco that survives a merger with such Person or any of its Subsidiaries) after the Effective Date and Indebtedness acquired or assumed in connection with Permitted Acquisitions or Permitted Holding Company Acquisitions, as applicable; provided that

(i) such Indebtedness exists at the time such Person becomes a Subsidiary of the Company or of Sub Holdco, as applicable, or at the time of such Permitted Acquisition or Permitted Holding Company Acquisition, as applicable, and is not created in contemplation of or in connection therewith,

(ii) such Indebtedness is not guaranteed in any respect by Holdings, Sub Holdco, the Company or any Subsidiary (other than any such Person that so becomes a Subsidiary of the Company or of Sub Holdco, as applicable, or is the survivor or continuing entity of a merger or amalgamation with such Person or any of its Subsidiaries), and

(iii) such Indebtedness is not secured by any ABL First Lien Collateral;

(l) Indebtedness of Holdings, Sub Holdco, the Company or any Subsidiary issued or incurred to finance any Permitted Acquisition (including any Permitted Holding Company Acquisition that constitutes a Permitted Acquisition); provided that

(i) (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days after the latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, and (B) such Indebtedness is unsecured and, if the primary obligor of such Indebtedness is not a Loan Party, such Indebtedness shall not be guaranteed in any respect by Holdings, Sub Holdco, the Company or any other Loan Party except to the extent permitted under Section 6.04; provided that a certificate of an Responsible Officer of the Company delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Agent notifies the Company within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

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(ii) (A) the Company or such other relevant Loan Party pledges the Equity Interests of any Person acquired in such Permitted Acquisition (the "acquired Person") to the Agent to the extent required under Section 5.11 and (B) such acquired Person executes a Joinder Agreement to the extent required under Section 5.11;

(iii) before and after giving effect to such issuance or incurrence of Indebtedness, no Event of Default shall have occurred or be continuing; and

(iv) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the issuance or incurrence of such Indebtedness and the consummation of such acquisition, calculated on a Pro Forma Basis, after giving effect to such incurrence or issuance, to such acquisition and to any related Pro Forma Adjustment, as if such incurrence or issuance and acquisition had occurred on the first day of such Test Period, shall be equal to or greater than 1.00 to 1.00;

(m) unsecured Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that (i) such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Company or any Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(n) other Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not exceeding the greater of (A) $55,000,000 and (B) 5.0% of Total Assets at any one time outstanding;

(o) Swap Obligations pursuant to Swap Agreements permitted by Section 6.13;

(p) Indebtedness consisting of promissory notes issued by any Loan Party to future, current or former officers, directors, employees, managers and consultants thereof or their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) or of the Company (following a Qualified Public Offering of the Company) permitted by Section 6.08;

(q) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiaries for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any of its Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time such proceeds are received and without giving effect

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to any subsequent changes in value), actually received by Holdings, Sub Holdco, the Company or any of its Subsidiaries in connection with such disposition;

(r) Indebtedness consisting of obligations of Holdings, Sub Holdco, the Company or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions ~~and~~, Permitted Acquisitions**, Permitted Holding Company Acquisitions** or any other investment expressly permitted hereunder;

(s) Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence, (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business, and (iii) Indebtedness in respect of Banking Services provided by banks or other financial institutions to Holdings, Sub Holdco the Company and its Subsidiaries in the ordinary course of business, in each case incurred or undertaken in the ordinary course of business on arm's length commercial terms on a recourse basis;

(t) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(u) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(v) (i) the incurrence of Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed at any one time outstanding, 5.0% of the Foreign Subsidiary Total Assets and (ii) the incurrence of Indebtedness of any Foreign Subsidiary or Subsidiaries of the Company in an amount not to exceed at any one time outstanding the Foreign Subsidiary Borrowing Base of such Foreign Subsidiary or Subsidiaries; provided that any Indebtedness incurred under this clause (v)(ii) shall only be permitted to be used for working capital purposes of such Foreign Subsidiary or Subsidiaries;

(w) Indebtedness of U.S. Loan Parties and/or Foreign Subsidiaries of the Company that are Restricted Subsidiaries in respect of Permitted Foreign Facilities (including Incremental Foreign Facilities) in an aggregate Dollar Equivalent amount not to exceed $60,000,000;

(x) Guarantees by any U.S. Loan Parties of any Permitted Foreign Facilities or any extension, refinancing, refunding, replacement or renewal thereof permitted under Section 6.01(h);

(y) Indebtedness in respect of Permitted Receivables Transactions**;**

(z) **Permitted Acquisition Preferred Shares**; and

(aa) ~~(z)~~ (i) unsecured Subordinated Indebtedness of **Holdings, Sub Holdco,** the Company and its Subsidiaries; and (ii) other unsecured Indebtedness of **Holdings, Sub Holdco,** the Company and its Subsidiaries so long as at the time of any such incurrence under this clause (ii) and after giving Pro Forma Effect thereto, Trigger Event Excess Availability is equal to or in excess of

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the greater of (A) 10.0% of the lesser of (x) the aggregate Revolving Commitments and (y) the combined Borrowing Base, as of such date, and (B) $25,000,000.

The accrual of interest and the accretion or amortization of original issue discount on Indebtedness and the payment of interest in the form of additional Indebtedness originally incurred in accordance with this Section 6.01 will not constitute an incurrence of Indebtedness.

Section 6.02 Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 and any replacements, renewals, refinancings, refundings or extensions thereof; provided that (i) such Lien does not extend to any other property or asset of Holdings, Sub Holdco, the Company or any Subsidiary other than after acquired property that is (A) affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 6.01 and, in each case the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, refinancings, refundings and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent permitted under Section 6.01(h));

(d) Liens securing Indebtedness permitted under Section 6.01(f) or (g); provided that (i) such Liens attach concurrently with or within 180 days after the acquisition, repair, replacement, construction, renovation, expansion or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to the applicable capitalized lease; provided that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender;

(e) Liens on the Equity Interests in, or other similar Liens resulting from standard joint venture agreements or stockholder agreements and other similar agreements applicable to joint ventures;

(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(g) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.04 to be applied against the purchase price for such investment, and (ii) consisting of an agreement to transfer any property in a disposition permitted under Section 6.05 (other than sales, transfers and dispositions under Section 6.05(j) which constitute Liens, which sales, transfers and dispositions constituting Liens are not otherwise

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permitted under Section 6.05), in each case, solely to the extent such investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(h) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under Section 6.01;

(i) Liens in favor of Holdings, Sub Holdco, the Company or a Loan Party securing Indebtedness permitted under Section 6.01, including Liens granted by an Excluded Subsidiary that is not a Loan Party in favor of the Company or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(j) any interest or title of a lessor under leases or secured by a lessor's interests under leases entered into in the ordinary course of business;

(k) Liens arising by operation of law under Article 2 of the UCC in the ordinary course of business;

(l) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(m) Liens that are rights of set-off (i) relating to the establishment of depository relations with banks in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers in the ordinary course of business;

(n) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(o) Liens in respect of the licensing of patents, copyrights, trademarks, trade names, other indications of origin, domain names and other forms of intellectual property in the ordinary course of business;

(p) Liens (other than Liens on ABL First Lien Collateral) securing obligations or Indebtedness not in excess of the greater of (i) $25,000,000 and (ii) 2.25% of Total Assets, determined at the time of incurrence;

(q) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, Sub Holdco, the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Liens attach at all times only to the specific assets (and not to Borrowing Base Assets of Borrowers) that such Liens secure on the date of such acquisition or the date such Person becomes a Loan Party or the date of such merger, amalgamation or consolidation, as the case may be, and not to any Borrowing Base Assets of Borrowers (other than after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such

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requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition or to Borrowing Base Assets of Borrowers) and (C) the proceeds and products thereof), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party or the date of such merger, amalgamation or consolidation, as the case may be, and (iv) such Lien is permitted under and in accordance with Section 6.01(k)(iii), and extensions, refinancing, refunding, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent permitted under Section 6.01(h));

(r) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 and Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens (other than Liens on Borrowing Base Assets) arising out of Sale and Lease-Back transactions permitted by Section 6.06 and any extensions, refinancing, refunding, replacements and renewals thereof;

(t) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers' acceptance issued or created for the account of the Company or any of its Subsidiaries; provided that such Lien secures only the obligations of the Company or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 6.01; and provided, further, that any such goods or inventory and the proceeds thereof, up to the Value of the Lien, shall not be Eligible Inventory or Eligible Receivables under this Agreement;

(u) Liens securing Indebtedness, and obligations related to any Indebtedness, permitted under Section 6.01(b) (or pursuant to any **increases,** extensions, renewals, refinancing, refundings or replacements of the Permitted Senior Facilities permitted under the Senior Secured Term Loan Documents **and the ABL Intercreditor Agreement**); provided that (i) such Liens secure only the obligations referred to in the definitive documentation for the Indebtedness permitted under Section 6.01(b) or such separate security agreements entered into in connection with any such permitted extensions, refinancing, refundings, renewals and replacements, (ii) such Liens do not apply to any asset other than Collateral that is subject to a Lien granted under a Collateral Document to secure the Secured Obligations and (iii) all such Liens shall be subject to the terms of, and have the priorities with respect to the Collateral as set forth in, the ABL Intercreditor Agreement (or, in the case of other secured Indebtedness incurred as a permitted extension, renewal, refinancing, refunding or replacement of a Permitted Senior Facility or pursuant to Section 6.01(h), as applicable, another intercreditor agreement in form and substance reasonably acceptable to the Agent that is no less favorable to the Secured Parties than the ABL Intercreditor Agreement);

(v) Liens deemed to exist in connection with investments in repurchase agreements under Section 6.04; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(w) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

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(x) pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Canadian government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(y) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Effective Date and so long as the Lien of such Person does not attach to any ABL First Lien Collateral or if such Lien attaches to any ABL First Lien Collateral, such Person has entered into a subordination agreement with the Agent in form and satisfactory to the Agent;

(z) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(aa) (x) Liens securing Secured Swap Obligations and (y) Liens on cash and Permitted Investments securing other Swap Agreements if the aggregate amount of all cash and Permitted Investments subject to Liens permitted by this clause (y) at no time exceeds $15,000,000;

(bb) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings, Sub Holdco, the Company or any of its Subsidiaries and do not secure any Indebtedness;

(cc) Liens arising from UCC or PPSA (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(dd) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(ee) Liens on capital stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

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(ff) Deposits securing obligations owed by Holdings, Sub Holdco, the Company or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from Banking Services, including treasury, depository and cash management services or any ACH transfers of funds;

(gg) Liens arising from precautionary UCC or PPSA financing statements or similar filings made in respect of operating leases;

(hh) Liens solely on any cash earnest money deposits made by Holdings, Sub Holdco, the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder, so long as such cash earnest money is held in a segregated and restricted account;

(ii) Liens securing Indebtedness, and the obligations related to any Indebtedness, of U.S. Loan Parties permitted under Section 6.01(w) or the Guarantees of Indebtedness permitted under Section 6.01(x), in each case, which may be (A) secured equally and ratably with the Obligations and (B) implemented subject to a customary intercreditor agreement placing any payment on such obligations or such Guarantees immediately before the current subclause seventh of each of clauses (b)(i) and (b)(ii) of Section 2.18 but after the current subclause sixth of each clauses (b)(i) and (b)(ii) of Section 2.18 (or, to the extent any Incremental Foreign Facility is established, through amendments to Section 2.18 hereof in accordance with Section 9.02(b));

(jj) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(kk) additional Liens securing Indebtedness permitted to be incurred under Section 6.01(k); provided that, (i) on a Pro Forma Basis, at the time of, and after giving effect to, the incurrence of such Indebtedness, the Senior Secured Leverage Ratio would be no greater than 3.50 to 1.00 and (ii) to the extent that such Liens are contemplated to be on assets that are Collateral, the holders of such Indebtedness (or a representative thereof on behalf of such holder) shall have entered into the ABL Intercreditor Agreement or a similar agreement providing that the Liens securing such Indebtedness shall rank junior to the Liens of the Agent (or with the same priority as the Senior Secured Term Loan Facility) with respect to Collateral;

(ll) Liens arising under the PPSA financing statements described on Schedule 6.02(ll) hereto; provided, that no later than sixty (60) days after the Effective Date or such longer period as may be reasonably agreed by the Agent, Borrowers shall deliver to the Agent one of the following with respect to each financing statement described on Schedule 6.02(ll): (i) evidence reasonably satisfactory to the Agent that all or a portion of the Liens arising under such financing statement constitute permitted Liens under one of the foregoing clauses (a) through (kk) of this Section 6.02 and, if all or any portion of such Liens do not constitute such a permitted Lien, a lien release, discharge or termination in form and substance reasonably satisfactory to the Agent with respect to all such non-permitted Liens; or (ii) an estoppel or non-interest letter from the Lien holder in form and substance reasonably satisfactory to the Agent with respect to all Lien registrations arising under such financing statement that do not constitute permitted Liens under the foregoing clauses (a) through (kk) of this Section 6.02; and

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(mm) Liens in favor of Qualified Receivables Counterparties on Receivables Transaction Assets owing by Qualified Account Debtors to secure obligations in connection with Permitted Receivables Transactions.

Section 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(i) any Person (excluding the Company and Holdings) may merge into the Company or Holdings, as applicable, in a transaction in which the surviving entity is the Company or Holdings, as applicable;

(ii) any Person may merge or amalgamate with or into any Subsidiary in a transaction in which the surviving or continuing entity is a Subsidiary and, if any party to such merger or amalgamation is a Subsidiary that is a Loan Party, is or becomes a Subsidiary that is a Loan Party concurrently with such merger or amalgamation;

(iii) any Excluded Subsidiary in any Borrower Group may merge or amalgamate with or into any other Excluded Subsidiary within such Borrower Group in a transaction in which the surviving or continuing entity is a Subsidiary within the same Borrower Group;

(iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company, is not materially disadvantageous to the Lenders and such liquidation or dissolution is accompanied by a disposition of the assets of such Subsidiary to Holdings, the Company or any other Subsidiary;

(v) any Subsidiary may merge or amalgamate with or into any Person who is not a Loan Party or Subsidiary to effect an investment permitted under Section 6.04 (other than Section 6.04(m)); provided, however, that if such Subsidiary is a U.S. Loan Party or Canadian Loan Party, the surviving or continuing Person of such merger shall be a U.S. Loan Party or Canadian Loan Party, as applicable;

(vi) so long as the same does not result in the liquidation, dissolution or cessation of existence of the Company or Holdings, any merger, amalgamation, dissolution or liquidation may be effected for the purposes of effecting a transaction permitted by Section 6.05 (other than sales, transfers and dispositions under Section 6.05(j)) that constitute a merger, amalgamation, dissolution or liquidation which is not otherwise permitted under Section 6.05);

(vii) upon thirty (30) days prior written notice to the Agent, Holdings or the Company may merge with an Affiliate of Holdings or the Company, as applicable, solely for the purpose of reincorporating Holdings or the Company, as applicable, in the United States, any state thereof, the District of Columbia, or any

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territory thereof so long as the amount of Indebtedness of Holdings, Sub Holdco, the Company and the Restricted Subsidiaries is not increased thereby; and

(viii) the Transactions may be consummated.

(b) The Company and each Subsidiary that is a Loan Party will not, and will not permit any of its Subsidiaries to (i) carry on and conduct its business in all material respects other than in substantially the same manner as it is presently conducted or in a manner reasonably related or ancillary thereto or (ii) engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries, taken as a whole, on the date of hereof and businesses reasonably related or ancillary thereto.

(c) Neither Holdings nor Sub Holdco will engage in any business or operations other than (i) the ownership, direct or indirect, of outstanding shares of capital stock of the Company (and, in the case of Holdings, Sub ~~Holdco~~ Holdco, and, in the case of Holdings and Sub Holdco, any Person formed or acquired in connection with any Permitted Holding Company Acquisition (subject to Section 6.04(l)), (ii) performance of its obligations under and in connection with the Loan Documents, the Permitted Senior Facilities Documents, the Senior Subordinated Notes Documents (or any extensions, renewals, refinancing, refundings or replacements of the Senior Subordinated Notes Documents permitted under Section 6.01) and the other agreements contemplated hereby and thereby and any agreement entered into in connection with any Permitted Holding Company Acquisition, (iii) actions incidental to the consummation of the Transactions, (iv) actions required by law to maintain its existence, (v) any public offering of its common stock, any other issuance of its Equity Interests and performance of its obligations under any agreements related thereto, (vi) any Permitted Holding Company Acquisition and any other transaction Holdings or Sub Holdco is permitted to enter into in accordance with this Article VI ~~and (vii~~, (vii) holding any cash or property received in connection with Restricted Payments made in accordance with Section 7.06 or received in connection with any investment permitted under Section 6.04, in each case, pending application thereof by Holdings and Sub Holdco, and (viii) activities incidental to the foregoing.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of another Person or assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise), except:

(a) Permitted Investments, Investment Grade Securities and loans and advances in connection with the sale, transfer or disposition of assets other than Collateral;

(b) investments in existence or contemplated on the date of this Agreement and described in Schedule 6.04; and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original investment is not increased except as otherwise permitted by this Section 6.04), and any investments, loans and advances existing on the date hereof

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by Holdings, Sub Holdco, the Company or any Subsidiary in or to Holdings, Sub Holdco, the Company or any other Subsidiary;

(c) (i) loans and advances to employees, directors, officers, managers, distributors and consultants for (x) business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (y) to fund such Person's purchase of Equity Interests of Holdings, the Company or any direct or indirect parent company of Holdings (provided that the amount of such loans and advances shall be contributed to the Company in cash as common equity) or (ii) advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time, in the aggregate;

(d) investments or loans (i) in or to Holdings, the Company or any other U.S. Loan Party, (ii) by any Subsidiary that is not a Loan Party in or to Holdings, the Company or any other Loan Party, (iii) by any Canadian Loan Party in or to any other Canadian Loan Party, (iv) by any Subsidiary that is not a Loan Party in or to any other Subsidiary that is not a Loan Party, and (v) by Holdings, the Company or any other U.S. Loan Party in or to any Canadian Loan Party or any Subsidiary that is not a Loan Party in an aggregate outstanding amount for all such investments or loans under this clause (v) not to exceed the sum of (x) the greater of (A) $75,000,000 and (B) 5.75% of Total Assets outstanding at any time, plus (y) up to $50,000,000 for working capital purposes and an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such investment or loan (which amount shall not exceed the amount of such investment valued at the fair market value of such investment at the time such investment was made);

(e) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business and investments as a result of the foreclosure on any secured investment or other transfer of title with respect to any secured investment in default;

(f) investments made to repurchase or retire Equity Interests of Holdings (or any direct or indirect parent thereof) or the Company owned by any employee stock ownership plan or key employee stock ownership plan of Holdings (or any direct or indirect parent thereof) or the Company;

(g) investments in the form of Swap Agreements permitted by Section 6.01;

(h) investments of any Person existing at the time such Person becomes a Subsidiary of **Holdings, Sub Holdco or** the Company or consolidates or merges with Holdings, Sub Holdco, the Company or any of the Subsidiaries (including in connection with ~~a~~**any** Permitted **Acquisition or any Permitted Holding Company** Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(i) investments and other assets received in connection with the dispositions of assets permitted by Section 6.05;

(j) investments constituting deposits described in Section 6.02;

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(k) accounts receivable or notes receivable arising and trade credit granted in the ordinary course of business and other credits to suppliers or vendors in the ordinary course of business;

(l) Permitted Acquisitions and Permitted Holding Company Acquisitions (provided, that as soon as practicable after any Permitted Holding Company Acquisition, and giving effect to any related conversion of any acquired Person from a corporation to a limited liability company or other similar change of corporate form of any acquired Person, Holdings or Sub Holdco, as applicable, shall contribute all the Equity Interests of the Person or Persons acquired, or substantially all the assets acquired, in such Permitted Holding Company Acquisition to the Company);

(m) Liens, Indebtedness, fundamental changes, dispositions, Restricted Payments and Restricted Debt Payments permitted under Sections 6.01, 6.02, 6.03 (except to the extent constituting the acquisition of a Person that becomes a Subsidiary or the acquisition by Holdings, Sub Holdco, the Company or any Subsidiary of all or substantially all the assets or businesses of a Person or of assets constituting a business unit, line of business or division of such Person), 6.05, 6.06 and 6.08, respectively, solely to the extent constituting Liens, Indebtedness, fundamental changes, dispositions, Restricted Payments and Restricted Debt Payments which are permitted under the foregoing Sections 6.01, 6.02, 6.03, 6.05, 6.06 and 6.08, respectively, which Liens, Indebtedness, fundamental changes, dispositions, Restricted Payments and Restricted Debt Payments are not otherwise permitted by this Section 6.04; provided, that for the avoidance of doubt, no Restricted Payment or Restricted Debt Payments shall be permitted under this clause (m) unless such Restricted Payment or Restricted Debt Payment complies with the terms and conditions set forth in Section 6.08;

(n) the Transactions;

(o) investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(p) in exchange for any other investment or investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement or delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment and investments in satisfaction of judgments against such other Person;

(q) loans and advances to Sub Holdco or Holdings (or any direct or indirect parent ~~thereof~~of Holdings) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Sub Holdco or Holdings in accordance with Section 6.08(a);

(r) advances of payroll payments in the ordinary course of business to satisfy ordinary course payroll and other obligations of such company;

(s) (i) investments, purchases and other acquisitions of assets to the extent that payment for such investments, purchases and other acquisitions of assets is made solely with

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Qualified Equity Interests of Holdings (or of any direct or indirect parent thereof) or the Company or (ii) investments, purchases and other acquisitions of assets to the extent the payment for such investment, purchases and other acquisitions of assets is made with the cash proceeds from the issuance by Sub Holdco, Holdings (or any direct or indirect parent ~~thereof~~of Holdings) or the Company of Qualified Equity Interests or a substantially contemporaneous capital contribution in respect of Qualified Equity Interests of Sub Holdco, Holdings or the Company;

(t) extensions or advances of trade credit, asset purchases (including purchases of Inventory, supplies and materials), the lease of any asset and the licensing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(u) guarantees by Holdings, the Company or any Subsidiary of leases (other than capitalized leases) for which another Loan Party is the lessee or of other obligations of Sub Holdco, Holdings, the Company or any Subsidiary that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(v) other investments, loans and advances; provided that, at the time such investment, loan or advance is made and after giving effect thereto, each of the Payment Conditions is satisfied;

(w) other investments, loans and advances which, together with any Restricted Payments made pursuant to Section 6.08(a)(x) and Restricted Debt Payments made pursuant to Section 6.08(b)(vi), do not exceed $25,000,000 in the aggregate; provided that, at the time such investment, loan or advance is made and after giving effect thereto, no Event of Default or Liquidity Event exists or has occurred and is continuing;

(x) any investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(y) investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(z) investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business; and

(aa) investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business.

For purposes of covenant compliance, the amount of any investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value thereof.

In connection with any merger (or other acquisition of the assets) of a Subsidiary that is not a Borrower with and into (or by) a Borrower, or any Permitted Acquisition or other acquisition of assets permitted hereunder, whether by purchase of stock, merger, or purchase of assets and

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whether in a single transaction or series of related transactions, up to $20,000,000 of the Inventory and/or Receivables so acquired (but no such acquired Inventory or Receivables in excess of such amount) immediately may be included in the applicable Borrowing Base (subject to the provisions of the definitions "Borrowing Base," "Eligible Inventory" and "Eligible Receivables") prior to completion by the Agent of its diligence in respect of such Inventory and Receivables. All acquired Inventory and Receivables in excess of the foregoing amount shall be excluded from the Borrowing Base until such time as the Agent completes its diligence in respect thereof in its Permitted Discretion. In connection with such diligence, the Agent may obtain, at the applicable Borrower Group's expense, an appraisal and commercial finance exam with respect to such Receivables and Inventory as it may reasonably deem desirable in its Permitted Discretion and such appraisal and exam shall be paid for by the applicable Borrower Group and shall not be limited by or included in the number of appraisals and field exams reimbursable under the terms of Section 5.06(b).

Section 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, except:

(a) sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business, or of property no longer used or useful in the conduct of the business of the Company and its Subsidiaries;

(b) (i) sales, leases, transfers and dispositions to the Company or any Subsidiary, provided, that any such sales, transfers or dispositions to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.096.09, and (ii) sales, transfers, issuances and dispositions of Permitted Acquisition Preferred Shares and other Equity Interests of the Company to Sub Holdco and Holdings permitted by Section 6.08;

(c) sales, leases, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of (i) investments permitted by clauses (a), (h), (i), (j) and (p) of Section 6.04, (ii) investments permitted by clause (b) of Section 6.04 by a Loan Party to another Loan Party and by a Subsidiary that is not a Loan Party to a Loan Party or any Subsidiary, in each case made in the ordinary course of business and (iii) other investments to the extent required by or made pursuant to customary buy/sell arrangements made in the ordinary course of business between the parties to agreements related thereto;

(e) Sale and Lease-Back transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary (a "Recovery Event");

(g) sales, transfers and dispositions of Receivables Transaction Assets in connection with a Permitted Receivables Transaction;

(h) sales, transfers and other dispositions of assets that are not otherwise permitted by any other paragraph of this Section; provided that (i) with respect to any such sale, transfer or disposition of (A) ABL First Lien Collateral, Holdings, Sub Holdco, the Company or the

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Restricted Subsidiary, as applicable, shall receive fair market value consisting of 100% cash consideration for such Collateral and (B) any other assets, for a purchase price in excess of $10,000,000, Holdings, Sub Holdco, the Company or a Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that, for purposes of determining what constitutes cash under the foregoing sub-clause (B) of this Section 6.05(h)(i), (1) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer or disposition and for which the Company and all of the Subsidiaries shall have been validly released by all applicable creditors in writing and (2) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable sale, transfer or disposition, (ii) after giving effect to any such sale, transfer or disposition, no Event of Default shall have occurred and be continuing, and (iii) to the extent applicable, the Net Cash Proceeds thereof are used to prepay the Revolving Loans as required by Section 2.11(c);

(i) sales, leases, transfers and dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) sales, leases, transfers and dispositions permitted by Sections 6.03 and 6.08 and Liens permitted by Section 6.02;

(k) leases, subleases, space leases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, Sub Holdco, the Company and its Subsidiaries;

(l) sales, leases, transfers and dispositions listed on Schedule 6.05; and

(m) sales, transfers and other dispositions of assets not constituting Collateral; provided that (i) after giving effect to any such sale, transfer or disposition, no Event of Default shall have occurred and be continuing and (ii) the Net Cash Proceeds of such sale, transfer or disposition are concurrently reinvested by the Company and its Subsidiaries in its business for general working capital purposes.

Section 6.06 Sale and Lease-Back Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a "Sale and Lease-Back Transaction"); provided that a Sale and Lease-Back Transaction shall be permitted so long as (a) such Sale and Lease-Back Transaction (i) is made for cash consideration in an amount not less than the fair value of such property, (ii) is pursuant to a lease on market terms and (b) the aggregate amount of Attributable Debt for all Sale and Lease-Back Transactions does not exceed $60,000,000 at any time outstanding.

Section 6.07 Accounting Changes. The Company will not make any change in method of determining fiscal year and fiscal quarter end dates; provided, however, that the Company may, upon

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written notice to the Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Agent, in which case the Company and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) Neither Holdings nor the Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) Holdings may make (A) Restricted Payments payable solely in Qualified Equity Interests of Holdings, (B) Restricted Payments from the Net Cash Proceeds of the issuance by Holdings of Qualified Equity Interests or a substantially contemporaneous capital ~~contributions~~contribution in respect of Qualified Equity Interests of Holdings and (C) Restricted Payments from the proceeds of Restricted Payments permitted under this Section 6.08 that are received from the Company;

(ii) the Company may make Restricted Payments payable solely in Qualified Equity Interests of the Company and may make Restricted Payments from the Net Cash Proceeds of the issuance by the Company of Qualified Equity Interests or a substantially contemporaneous capital contribution in respect of Qualified Equity Interests of the Company;

(iii) the Company may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to any direct or indirect parent thereof) the proceeds of which are used to purchase, repurchase, retire, redeem or otherwise acquire the Equity Interests of Holdings (or of any such direct or indirect parent of Holdings) or of the Company (following a Qualified Public Offering of the Company) (including related stock appreciation rights or similar securities) held by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings, the Company or any direct or indirect parent company of Holdings in connection with such purchase, repurchase, retirement, redemption or other acquisition), including any Equity Interest rolled over by management of Holdings, the Company or any direct or indirect parent company of Holdings in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause does not exceed $5,000,000 for any fiscal year (which amount shall be increased to $10,000,000 on and after the date of a Qualified Public Offering); provided, further, that each of the amounts in any fiscal year under this clause may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Qualified Equity Interests of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Qualified Equity Interests of Holdings or any direct or indirect parent company of Holdings, in each case to any future, present or

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former employees, directors, officers, managers, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (i) or (ii) of this Section 6.08(a); plus

(B) the cash proceeds of key man life insurance policies received by Holdings, the Company or its Subsidiaries after the Effective Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iii);

(D) and provided, further, that cancellation of Indebtedness owing to the Company from any future, present or former employees, directors, officers, managers, or consultants of the Company (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of the Company or any of the Company's Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(iv) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(v) the Company may make Restricted Payments to **Sub Holdco and** Holdings (together with loans or advances made pursuant to Section 6.04(q)) in amounts required for **Sub Holdco,** Holdings or any direct or indirect parent company of Holdings to pay, in each case, without duplication,

(A) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) income tax liabilities (including estimated tax liabilities) of Sub Holdco in any taxable period that are attributable to the income and/or gain of the Company (including, for the avoidance of doubt, any income that flows through to the Company from pass-through Subsidiaries of the Company or pursuant to Subpart F of the Code);

(C) ~~(B)~~ with respect to any taxable year (or portion thereof) beginning after the date hereof with respect to which Holdings is treated as a partnership or disregarded entity for U.S. federal income tax purposes, Holdings' direct or indirect equity owners to fund the income tax liabilities (including estimated tax liabilities) of such equity owners in respect of their indirect ownership of the ~~Borrower~~**Company** for such taxable year (or portion thereof), in an aggregate amount assumed to equal the product of (i)

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the net taxable income of the BorrowersCompany (including, for the avoidance of doubt, any income that flows through to the BorrowersCompany from pass-through Subsidiaries of the BorrowersCompany or pursuant to the Subpart F of the Code) for the taxable year in question (or portion thereof) reduced by any cumulative net taxable loss with respect to all prior taxable years (or portions thereof) beginning after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the taxable year in question (or portion thereof) and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such equity owner for the taxable year in question (or portion thereof);

(D) (C) customary salary, bonus and other benefits payable to employees, directors, officers and managers of Sub Holdco, Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Subsidiaries, including theSub Holdco's and/or Holdings' proportionate share of such amounts relating to such parent entity being a public company;

(E) (D) general corporate operating and overhead costs and expenses of Sub Holdco, Holdings or any direct or indirect parent company of Holdings, to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Subsidiaries, including the Company's proportionate share of such amounts relating to such parent entity being a public company;

(F) (E) fees and expenses other than to Affiliates of Holdings related to any unsuccessful equity or debt offering of such parent company;

(G) (F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings, the Company or any direct or indirect parent company of Holdings; and

(H) (G) amounts payable pursuant to the Management Services Agreement (including any amendment thereto so long as any such amendment is not materially disadvantageous in the good faith judgment of the board of directors of the Company to the Lenders when taken as a whole, as compared to the Management Services Agreement as in effect on the Effective Date), solely to the extent such amounts are not paid directly by the Company or its Subsidiaries.;

(I) payment obligations of Sub Holdco in respect of Indebtedness permitted to be incurred or assumed in accordance with

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Section 6.01 in connection with any Permitted Holding Company Acquisition; and

(J) payment obligations of Holdings in respect of Indebtedness permitted to be incurred or assumed in accordance with Section 6.01 in connection with any Permitted Holding Company Acquisition.

(vi) to the extent constituting Restricted Payments, Holdings, Sub Holdco and the Company may enter into and consummate transactions expressly permitted by any provision of Section 6.03 or 6.09 (other than Section 6.09(e));

(vii) the Company may make Restricted Payments to Sub Holdco and/or Holdings to finance any investment permitted to be made pursuant to Section 6.04 (other than Section 6.04(m)); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such investment and (B) Sub Holdco and/or Holdings, as applicable, shall, immediately following the closing thereof, cause (i) all property acquired (whether assets or Equity Interests) to be contributed to the Company or its Subsidiaries or (ii) the merger (to the extent permitted in Section 6.03) of the Person formed or acquired into the Company or one of its Subsidiaries in order to consummate such investment;

(viii) in addition to the foregoing Restricted Payments, Holdings and the Company may make additional Restricted Payments; provided that each of the Payment Conditions is satisfied;

(ix) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of capital stock of, or Indebtedness owed to the Company or a Subsidiary by, any Unrestricted Subsidiary;

(x) other Restricted Payments by Holdings and the Company which, together with investments, loans and advances made pursuant to Section 6.04(w) and Restricted Debt Payments made pursuant to Section 6.08(b)(vi), do not exceed $25,000,000 in the aggregate; provided that, at the time such Restricted Payments are made and after giving effect thereto, no Liquidity Event or Event of Default exists or has occurred and is continuing;

(xi) to the extent constituting Restricted Payments, Holdings and the Company may make any non-compete, bonus or "earn-out" payments payable to former stockholders of Holdings (or any direct or indirect parent thereof) or the Company pursuant to agreements in effect on the Effective Date;

(xii) Holdings may make Restricted Payments with the proceeds of the issuance of Indebtedness of Holdings permitted by Section 6.01(n) (other than such Indebtedness Guaranteed by or secured directly or indirectly by the assets of the Company or any of its Subsidiaries); provided that immediately before and immediately after giving effect to such Restricted Payment, the Company must be in compliance with the Payment Conditions applicable to Specified Restricted Payments; ~~and~~

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(xiii) Holdings and the Company may make Restricted Payments in respect of any payments made or expected to be made by Holdings, the Company or any Subsidiary or any direct or indirect parent company of Holdings in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes.; and

(xv) the Company (A) may issue Permitted Acquisition Preferred Shares and/or common Equity Interests to Holdings or Sub Holdco, and may assume U.S. Acquisition Sub-Facility Loans incurred by Holdings or Sub Holdco, in each case, in connection with the contribution by Holdings or Sub Holdco, as applicable, to the Company of all the Equity Interests in, or substantially all the assets of, a Person or Persons acquired by Holdings or Sub Holdco, as applicable, in any Permitted Holding Company Acquisition, and (B) may make Restricted Payments when due to Holdings or Sub Holdco, as applicable, in accordance with the terms of any such Permitted Acquisition Preferred Shares; provided, that as soon as practicable after receipt thereof, and (except in the case of funds that are anticipated to be needed to pay the tax liabilities of Holdings or Sub Holdco, as applicable) no more than thirty (30) days after receipt thereof, Holdings or Sub Holdco, as applicable, shall apply all or substantially all of the proceeds of each such Restricted Payment to the payment of its debt service obligations and other operating expenses or re-invest in the Company any material amount remaining at the end of such period; provided, further, that if any Specified Event of Default has occurred and is continuing, the aggregate amount of Restricted Payments made in cash with respect to all Permitted Acquisition Preferred Shares during the period commencing on the date such Specified Event of Default occurred and ending on the Business Day immediately following the cure or waiver (if any) of such Specified Event of Default (for the avoidance of doubt, excluding any reclassification of distributions or intercompany cash transfers made prior to the commencement of such Specified Event of Default as distributions under the Permitted Acquisition Preferred Shares) shall not exceed $7,500,000.

(b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal on the Permitted Senior Facilities, the Senior Subordinated Notes, any other Subordinated Indebtedness or any Indebtedness that refinances, extends, refunds, replaces or renews any such Indebtedness (collectively, "Restricted Indebtedness"), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Indebtedness (collectively, "Restricted Debt Payments"), except:

(i) extensions, refinancings, refundings, replacements and renewals of (A) the Permitted Senior Facilities and (B) any other Restricted Indebtedness to the extent permitted by Section 6.01;

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(ii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (other than ABL First Lien Collateral) so long as such sale is permitted by Section 6.05 (other than sales, transfers and dispositions under Section 6.05(j));

(iii) payment of Restricted Indebtedness in exchange for or with proceeds of any substantially contemporaneous issuance of Qualified Equity Interests or substantially contemporaneous capital contribution in respect of Qualified Equity Interests of Holdings or the Company;

(iv) payment of Restricted Indebtedness with the Net Cash Proceeds of Qualified Equity Interests of Holdings or the Company;

(v) other Restricted Debt Payments; provided that each of the Payment Conditions is satisfied (it being understood and agreed that, if an irrevocable notice or contractual obligation is given in, made or arises in respect of any Restricted Debt Payment, the foregoing conditions only need to be satisfied at the time of the giving of such irrevocable notice or entering into (or effectiveness of) any such contractual obligation);

(vi) other Restricted Debt Payments which, together with any investments, loans or advances made pursuant to Section 6.04(w) and Restricted Payments made pursuant to Section 6.08(a)(x), do not exceed $25,000,000 in the aggregate; provided that, at the time such Restricted Debt Payments are made and after giving effect thereto, no Liquidity Event or Event of Default exists or has occurred and is continuing;

(vii) payments of interest when due and scheduled payments of principal under and in accordance with the Permitted Senior Facilities; and

(viii) mandatory prepayments of Restricted Indebtedness under and in accordance with the Permitted Senior Facilities.

Section 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are on terms and conditions substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm's-length transaction from unrelated third parties that are not Affiliates, (b) transactions between or among Holdings, **Sub Holdco,** the Company and any Subsidiary (other than an Unrestricted Subsidiary) not involving any other Affiliate, (c) any investment permitted by Section 6.04, (d) any Indebtedness permitted under Section 6.01 or Lien permitted under Section 6.02, (e) any Restricted Payment or Restricted Debt Payment permitted by Section 6.08, (f) the payment of reasonable fees and out-of-pocket costs to directors of Holdings (or any direct or indirect parent thereof), the Company or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings (or any direct or indirect parent thereof), the Company or its Subsidiaries in the ordinary course of business, (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by

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Holdings' (or its direct or indirect parent company's) or the Company's board of directors, (h) the payment of the Management Fees, any Subsequent Fee and reasonable expenses (including indemnification and other similar amounts) pursuant to the Management Services Agreement (plus any unpaid Management Fees, Subsequent Fee or expenses (including indemnification and similar amounts) accrued in any prior year), and any one-time payment under the Management Services Agreement of a Success Fee to the Sponsor in the event of either a Change in Control or the completion of a Qualified Public Offering; provided, however, that (x) the amount of the annual Management Fees under the Management Services Agreement shall not exceed the greater of (1) $3,000,000 and (2) 2.0% of EBITDA for the preceding calendar year (excluding any catch-up payments made with respect to amounts not paid in a prior period due to the continuance of an Event of Default as described in the second proviso to this clause (h)) and (y) the amount of any Success Fee shall not exceed an amount equal to the Management Fees for the most recent four consecutive calendar quarters multiplied by three (3); provided, further, that, other than in the case of the payment of indemnities and out-of-pocket expenses, no Event of Default has occurred and is continuing or would result after giving effect to such payment (and during the existence of any such Event of Default, such fees may accrue but may not be paid), (i) any contribution to the capital of Holdings (or any direct or indirect parent company thereof) by the Sponsor or any Affiliate thereof or any purchase of Equity Interests of Holdings (or any direct or indirect parent company thereof) by the Sponsor or any Affiliate thereof, (j) the Transactions, (k) payments by Holdings (and any direct or indirect parent thereof), the Company and its Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Company and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries, (l) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect and (m) payments by the Company or any Subsidiary to any of the Sponsor for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the board of directors of Holdings (or such parent) or the Company in good faith.

Section 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other contractual arrangement to which it is a party or by which its property is bound that prohibits, restricts or imposes any condition upon the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets for the benefit of the Secured Parties under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document, by the Permitted Senior Facilities Documents or by the Senior Subordinated Notes Documents (or any extensions, renewals, refinancings, refunding or replacements of the Senior Subordinated Notes Documents permitted under Section 6.01), (ii) the foregoing shall not apply to restrictions and conditions (A) existing on the date hereof identified on Schedule 6.10 and (B) to the extent any such restrictions or conditions permitted by clause (A) is set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension, refunding, replacement or refinancing of such Indebtedness so long as such renewal, extension, refunding, replacement or refinancing does not expand the scope of any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to any agreement or other instrument of a Person acquired in a Permitted Acquisition, Permitted Holding Company Acquisition or other investment permitted by Section 6.04 in existence at the time of such Permitted

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Acquisition, Permitted Holding Company Acquisition or other permitted investment (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired; (v) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) the foregoing shall not apply to (A) customary restrictions and provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are permitted hereunder, (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or (C) customary provisions restricting assignment of any agreement entered into in the ordinary course of business and (vii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 6.01 or to any cash or other deposits permitted by Section 6.02.

Section 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) (i) the Permitted Senior Facilities Documents or any instrument or agreement governing any permitted refinancing Indebtedness in respect of any Permitted Senior Facilities Documents (collectively, the "Subject Senior Debt Documents") if such amendment, modification or waiver constitutes a Specified Senior Amendment, or (ii) the Senior Subordinated Notes Documents (or any instrument or agreement governing any permitted refinancing Indebtedness in respect of any Senior Subordinated Notes Documents) to the extent any such amendment, modification or waiver would be adverse to the Lenders in any material respect, or (b) the Management Services Agreement, to the extent that any such amendment, modification or waiver would increase the amount of any Management Fees or Success Fee payable thereunder from the amounts set forth in the Management Services Agreement as in effect on the Effective Date.

Section 6.12 [Reserved].

Section 6.13 Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Loan Party has actual exposure (other than those in respect of Equity Interests of such Loan Party or any of its Subsidiaries), and (b) Swap Agreements entered into in the ordinary course of business in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Loan Party or any Subsidiary.

Section 6.14 Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio as of the last day of any Test Period to be lower than 1.00 to 1.00; provided, that such Fixed Charge Coverage Ratio will only be tested as of the last day of the Test Period ending immediately prior to the date on which a Trigger Event shall have occurred and shall continue to be tested as of the last day of each Test Period thereafter until such Trigger Event is no longer continuing.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

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(a) any Borrower or other Loan Party shall fail to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document within five (5) Business Days after it shall become due and payable;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, Borrowing Base Certificate or other certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document, shall prove to have been materially incorrect when made or deemed made;

(c) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained (i) in Sections 2.21 (solely with respect to post-closing collateral perfection obligations of the Loan Parties and the application of amounts during the continuance of a Liquidity Event), 5.06(b), and 5.09, or in Article VI (subject to the Cure Right in Section 7.02 in connection with any Default under Section 6.14), (ii) in Section 5.01(h) (after a two (2) Business Day grace period), or (iii) in Section 5.02(a) or 5.03 (but only with respect to Holdings' or the Company's existence) (provided that if (A) any such Default described in this clause (iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lender's Liens on the Collateral, such Default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a) and (c) above) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof to the Borrower Agent from the Agent or the Required Lenders;

(e) (i) any Loan Party shall fail to make any payment beyond the applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Material Indebtedness, or (ii) any event or condition occurs (other than with respect to Material Indebtedness constituting Derivative Transactions, termination events or equivalent events pursuant to the terms of the related Swap Agreements in accordance with the terms thereof and not as a result of any default thereunder by any Loan Party) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(f) a Change in Control shall occur;

(g) an involuntary proceeding shall be commenced or an involuntary petition or other proceeding shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any Loan Party or its debts, or of a substantial part of its assets,

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under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case of clause (i) or (ii), such proceeding or petition shall continue undismissed and unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article VII, (iii) apply for or consent to the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors;

(i) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts in excess of the threshold amount that constitutes Material Indebtedness as they become due;

(j) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $25,000,000 (in each case to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), shall be rendered against any Loan Party or any combination of Loan Parties with respect to ABL First Lien Collateral, and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, satisfied or bonded, or any writ or warrant of attachment or execution or similar process is issued against all or any material part of the property that constitutes ABL First Lien Collateral of any Loan Party and is not released, vacated, stayed or bonded within sixty (60) days after its issue;

(k) (i) an ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties under Title IV of ERISA to the Pension Plan or the PBGC that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect, (ii) the Loan Parties or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect or (iii) a Termination Event shall occur which, in the Agent's determination, constitutes grounds for the termination under any Applicable Law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if any Canadian Loan Party is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from its complete or partial withdrawal from such Canadian Pension Plan and any such event may reasonably be expected to have a Material Adverse Effect or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan;

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(l) the Loan Guaranty at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder, shall fail to remain in full force or effect, or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny or disaffirm in writing that it has any further liability under the Loan Guaranty to which it is a party;

(m) (i) any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason, other than pursuant to the terms hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.05), fail to create a valid and perfected security interest with the priority required by the Collateral Documents (subject to the ABL Intercreditor Agreement) in any Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC or PPSA continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender's title insurance policy and such insurer has been notified and has not denied coverage, or (ii) any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(n) any material provision of any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.05) or as a result of the occurrence of the Termination Date, ceases to be in full force and effect, or any Loan Party shall challenge in writing the validity or enforceability of any Loan Document or any Loan Party shall deny in writing that it has any further liability or obligation under any Loan Document (other than as a result of the occurrence of the Termination Date) or purports in writing to revoke or rescind any Loan Document; or

(o) the Obligations referred to in Section 3.18 shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness (including the Indebtedness under the Permitted Senior Facilities Documents or the Senior Subordinated Notes Documents (or any extensions, renewals, refinancings, refunding or replacements of the Senior Subordinated Notes Documents permitted under Section 6.01)) or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to any Loan Party described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and (iii) require that the Borrowers deposit in the U.S. LC Collateral Account and/or the Canadian LC Collateral Account, as applicable, an amount in cash equal to 103% of the then outstanding U.S. LC Exposure and/or Canadian LC Exposure; provided that upon the occurrence of an event with respect

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to any Loan Party described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and the obligation of the Borrowers to cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

Section 7.02 Cure Right. (a) Notwithstanding anything to the contrary contained in this Article VII, in the event that the Company fails to comply with the requirements of Section 6.14, until the expiration of the 10th day subsequent to the date the certificate calculating the Fixed Charge Coverage Ratio is required to be delivered pursuant to Section 5.01(d), Holdings (or any direct or indirect parent thereof) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to (or in the case of any direct or indirect parent of Holdings receive equity interests in Holdings for its cash contributions to) the capital of Holdings (collectively, the "Cure Right"), and upon contribution by Holdings of such cash in return for common Equity Interests or for existing Equity Interests to the Company (the "Cure Amount") pursuant to the exercise by the Company of such Cure Right, the Fixed Charge Coverage Ratio under Section 6.14 shall be recalculated giving effect to the following pro forma adjustments:

(i) EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter, solely for the purpose of measuring the Fixed Charge Coverage Ratio under Section 6.14 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing pro forma adjustments, the Company shall then be in compliance with Section 6.14, the Company shall be deemed to have satisfied the requirements of Section 6.14 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.14 that had occurred shall be deemed cured for purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) in each twelve month period there shall be at least two three-month periods during which the Cure Right is not exercised, (ii) there shall be no more than five Cure Rights exercised during the term of this Agreement, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.14 and (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the other covenants contained in the Loan Documents.

Section 7.03 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (g) or (h) of Section 7.01, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such paragraph; provided that if it is necessary to exclude more than one Subsidiary from paragraph (g) or (h) of Section 7.01 pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

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ARTICLE VIII
THE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Agent (each, an "Appointed Agent") as its agent and authorizes each Appointed Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to each Appointed Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any enforcement action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The Appointed Agents alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Receivables or Eligible Inventory, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate each Appointed Agent from liability to any Lender or other Person for any error in judgment.

Any bank serving as an Appointed Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Appointed Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.

For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Loan Party and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Obligations owed by each such Loan Party to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the "Solidary Claim") and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Obligor is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Loan Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Collateral Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

No Appointed Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Appointed

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Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Appointed Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Appointed Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Appointed Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its subsidiaries that is communicated to or obtained by the bank serving as an Appointed Agent or any of its Affiliates in any capacity. No Appointed Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of, or for any losses not directly and solely caused by, its own gross negligence or willful misconduct. No Appointed Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Appointed Agent by the Borrower Agent or a Lender, and no Appointed Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Agent and the Required Lenders, it will not take any enforcement action, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a Bankruptcy Proceeding.

Each Appointed Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Appointed Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Appointed Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Appointed Agent may perform any and all its duties and exercise its rights and powers by or through any one or more agents, co-agents or sub-agents appointed by such Appointed Agent. Each Appointed Agent and any such agents, co-agents or sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The Lenders

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shall execute and deliver such documents as any Appointed Agent deems appropriate to vest any rights or remedies in such agents, co-agents or sub-agent. The exculpatory provisions of the preceding paragraphs shall apply to any such agents, co-agents or sub-agent and to the Related Parties of any Appointed Agent and any agents, co-agents or such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Appointed Agent.

Subject to the appointment and acceptance of a successor to any Appointed Agent as provided in this paragraph, any Appointed Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Agent. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Company, to appoint a successor; provided that, during the existence and continuation of an Event of Default, no consent of the Company shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Appointed Agent gives notice of its resignation, then the retiring Appointed Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Appointed Agent which shall be a commercial bank or an Affiliate of any such commercial bank and, so long as no Event of Default shall have occurred and be continuing, shall be reasonably acceptable to the Company. Upon the acceptance of its appointment as an Appointed Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Appointed Agent, and the retiring Appointed Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Appointed Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Appointed Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Appointed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Appointed Agent. Any successor to Bank of America, N.A. by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

Each Lender acknowledges that it has, independently and without reliance upon any Appointed Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Appointed Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of any Appointed Agent; (b) no Appointed Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report or (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that the Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any

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other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold each Appointed Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees) incurred by any Appointed Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender and any action such Lender may take as a result of or any conclusion it may draw from any such Report.

The arranger, bookrunner, syndication agent and a documentation agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

if to any Loan Party, to the Borrower Agent at:

Nexeo Solutions, LLC
~~9303 New Trails Dr.~~**3 Waterway Square Place**, Suite ~~400~~**1000**
The Woodlands, TX ~~77381~~**77380**
Attention: Ross Crane, Executive Vice President and
Chief Financial Officer
Facsimile No.: 281-297-0999

if to Bank of America, N.A., as the Agent, an Issuing Bank or the Swingline Lender, at:

Bank of America, N.A.
CityPlace 1
185 Asylum Street
Hartford, Connecticut 06103
Attention: Robert Mahoney
Facsimile No.: 860-952-6830

if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

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(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or an Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender (including any Defaulting Lender) without the written consent of such Lender; it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default, mandatory prepayment or mandatory reduction of the Revolving Commitments, or the making of any Protective Advance, so long as in compliance with the provisions of Section 2.04, shall not constitute an increase of any Revolving Commitment of any Revolving Lender; provided that any change to the second proviso to the second

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sentence of Section 2.04(a) shall require the written consent of each Revolving Lender, (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (including any Defaulting Lender), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.13(c) providing for the default rate of interest, or to waive any obligations of the Borrowers to pay interest at such default rate, (D) change Section 2.18 in a manner that would alter the pro rata sharing of payments required thereby or order of payments specified therein without the written consent of each Lender directly and adversely affected thereby, except for intercreditor arrangements or amendments to Section 2.18 in connection with the establishment of any Permitted Foreign Facility in order to place any payment on such guarantees and other obligations immediately before the current subclause seventh of each of clauses (b)(i) and (b)(ii) of Section 2.18, but after the current subclause sixth of each of clauses (b)(i) and (b)(ii) of Section 2.18, which such intercreditor arrangement or amendments shall only require the consent of the Agent and the Borrower Agent, (E) increase the advance rates set forth in the definition of Borrowing Base without the written consent of the Super Majority Lenders, (F) change any of the provisions of this Section 9.02 or the definition of (1) "Required Lenders", "Super Majority Lenders" or any other provision of any Loan Document specifying the number or percentage of Revolving Lenders (or Revolving Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Revolving Lender, (2) "Required U.S. Lenders" without the written consent of each U.S. Lender or (3) "Required Canadian Lenders" without the written consent of each Canadian Lender, (G) release all or substantially all of the U.S. Loan Guarantors from their obligations under the U.S. Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 6.03, 6.05 or 10.11 hereof), without the written consent of each U.S. Lender, (H) release all or substantially all of the Canadian Loan Guarantors from their obligations under the Canadian Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 6.03, 6.05 or 10.11 hereof), without the written consent of each Canadian Lender (I) except as provided in clause (c) or (d) of this Section 9.02 or in any Collateral Document, release all or substantially all of the U.S. Collateral, without the written consent of each Lender, (J) except as provided in clause (c) or (d) of this Section 9.02 or in any Collateral Document, release all or substantially all of the Canadian Collateral, without the written consent of each Canadian Lender, (K) except for changes necessary to implement any Permitted Foreign Facility, make any change to the definition of "U.S. Borrowing Base", "Eligible U.S. Inventory", "Eligible U.S. Receivable", "Canadian Borrowing Base", "Eligible Canadian Inventory", "Eligible Canadian Receivable" or add any new categories of eligible assets, in each case, that would have the effect of increasing the amount of the U.S. Borrowing Base or the Canadian Borrowing Base, without the written consent of the Super Majority Lenders, (L) make any change to the definition of "Net Orderly Liquidation Value" or "Value", in each case, that would have the effect of increasing either Borrowing Base, without the written consent of the Super Majority Lenders, or (M) (1) subordinate the Obligations hereunder to any other Indebtedness or (2) except as provided by operation of applicable Law or in the ABL Intercreditor Agreement, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien, in each case without the prior written consent of all Lenders directly affected thereby; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, any Issuing Bank or any

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Swingline Lender hereunder without the prior written consent of the Agent, such Issuing Bank or such Swingline Lender, as the case may be.

Notwithstanding the provisions of (x) this clause (b) to the contrary, the terms and conditions of any Incremental Foreign Facility (and any amendment, modification, waiver or consent with respect thereto) shall only require the consent of the Agent, the Borrower Agent and the applicable Incremental Foreign Facility Lenders and (y) sub-clauses (D), (E), (F), (K), (L) and/or (M) of this clause (b) to the contrary, the Loan Documents may be amended (including, without limitation, amending Section 2.18 as described in sub-clause (D) of this clause (b)) with the written consent of only the Borrower Agent and the Agent, as shall be necessary or appropriate to implement any Permitted Foreign Facility and associated Guarantees, Liens and intercreditor terms either as a stand-alone facility or as an Incremental Foreign Facility, as the case may be, and in any case to the extent permitted under Applicable Law, rule and regulation.

In addition, the Agent may amend the Commitment Schedule without the consent of the Lenders to reflect assignments entered into pursuant to Section 9.04. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).

(c) The Lenders hereby irrevocably agree that the Liens granted to the Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the Termination Date, (ii) upon the sale or other disposition of the property constituting such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iv) subject to paragraph (b) of this Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) to the extent the property constituting such Collateral is owned by any Loan Guarantor, upon the release of such Loan Guarantor from its obligations under its Loan Guaranty in accordance with the provisions of this Agreement, (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to the Collateral Documents, and (vii) as required pursuant to the terms of the ABL Intercreditor Agreement; provided that the Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $5,000,000 during each fiscal year without consent of any Lender. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent required under the provisions of the Loan Documents. In connection with the foregoing, the Agent shall execute and deliver to any Loan Party, at such Loan Party's expense, all documents and any information that such Loan Party shall reasonably request to evidence such termination or release. Any such execution and delivery of documents pursuant to this Section 9.02(c) shall be without recourse to or warranty by the Agent.

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(d) Notwithstanding anything to the contrary contained in Section 9.02, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent and may be amended and waived with the consent of the Agent at the request of the Borrower Agent without the need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Revolving Lender", "each Lender", "each Revolving Lender directly affected thereby", "each Lender directly affected thereby" or similar words or phrases, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting Lender"), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) an Eligible Assignee which is reasonably satisfactory to the Company and the Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall pay the processing and recordation fee referred to in Section 9.04(b)(ii)(C), if applicable in accordance with the terms of such Section, (iii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iv) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Agent, each of the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of McGuireWoods LLP and Ogilvy Renault LLP, counsel for the Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation of the Loan Documents and related documentation, (ii) all reasonable documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of one firm of outside legal counsel to the Agent in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated), (iii) all reasonable documented out-of-pocket expenses incurred by the Agent, Issuing Banks or the Lenders, including the reasonable documented fees, charges and disbursements of any counsel for the Agent and for one law firm retained by the Lenders, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans of Letters of Credit, and (iv)

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subject to any other provisions of this Agreement and the Loan Documents, all reasonable documented out-of-pocket expenses incurred by the Agent in the administration of the Loan Documents. Expenses reimbursable by the Company under this Section include, without limiting the generality of the foregoing, subject to any other applicable provision of any Loan Document, reasonable documented out-of-pocket costs and expenses incurred in connection with:

(i) appraisals;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Agent or (notwithstanding any reference to "out-of-pocket" above in this Section 9.03) the internally allocated fees for each Person employed by the Agent with respect to each field examination;

(iii) lien and title searches, title insurance and endorsements to Title Insurance Policies;

(iv) taxes, fees and other charges for recording any Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens; and

(v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

Other than to the extent required to be paid on the Effective Date, all amounts due under this paragraph (a) shall be payable by the Company within ten (10) Business Days of receipt of an invoice relating thereto and setting forth such expenses in reasonable detail.

(b) Each Borrower shall indemnify the Agent, each Joint Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related reasonable and documented out-of-pocket fees, expenses (including the reasonable fees, disbursements and other charges of one counsel for all Indemnitees and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified Person and their related Persons taken as a whole, and if reasonably necessary, of a single separate firm of local counsel in any relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest (as reasonably determined by the Indemnitee affected by such conflict) where such Indemnitee informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory

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and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses or fees (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, its Affiliates or any of its Related Parties, (ii) result from a material breach of the obligations of any such Indemnitee or one of its Related Parties under the Loan Documents or (iii) disputes brought by and between and among Indemnitees (not involving an act or omission of the Borrowers, the Loan Parties or their Affiliates as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that the Agent, Issuing Banks and Swingline Lenders shall remain indemnified in respect of such disputes to the extent otherwise entitled to be so indemnified.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Agent, an Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Agent, such Issuing Bank or the Swingline Lenders, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent, any Issuing Bank or any Swingline Lender in its capacity as such.

(d) To the extent permitted by Applicable Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that the foregoing does not relieve any Loan Party of its obligations under Section 9.03(b) with respect to special, indirect, consequential or punitive damages awarded to a third party.

(e) All amounts due under this Section 9.03 shall be paid, unless otherwise specified, promptly after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04(a) (any attempted assignment or transfer not complying with the terms of this Section 9.04(a) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04(a)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company; provided that no consent of the Company shall be required if an Event of Default pursuant to Sections 7.01(a), (g) or (h) has occurred and is continuing or if such assignment is to a Lender or an Affiliate or branch of a Lender or an Approved Fund;

(B) the Agent; provided that no consent of the Agent shall be required if such assignment is to a Lender or an Affiliate or branch of a Lender or an Approved Fund;

(C) each applicable Swingline Lender; and

(D) each applicable Issuing Bank.

(ii) Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Loans or Commitments to any Purchasing Debt Affiliate shall also be subject to the requirements of Section 9.04(f).

(iii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate or branch of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or the principal amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall not be less than $5,000,000 unless each of the Company and the Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default specified in paragraphs (a), (g) or (h) of Section 7.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Agent); and

(D) the assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, (1) to the Agent an Administrative Questionnaire and (2) to the Borrower Agent (with a copy to the Agent) the tax forms required by Sections 2.17(e) and (f).

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The term "Related Funds" shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iv) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(v) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Agent, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire and tax forms required by Section 9.04(b)(iii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(a)(iv) or (v), 2.06(b)(iv) or (v), 2.07(b), 2.18(c) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(vii) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Subsidiary or the performance or observance by any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, as the case may be, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of any Borrower, the Borrower Agent, the Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the

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benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation, acting solely as a non-fiduciary agent (solely for tax purposes) of the Borrower, shall maintain a register for the recordation of the names and addresses of the Participants and principal amount (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the "Participant Register"). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender, each Loan Party and the Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. No Participant shall be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) or (f), as applicable, as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers,

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the Borrower Agent and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Commitments and/or Loans to any Purchasing Debt Affiliate in accordance with this Section 9.04(f); provided that:

(i) no Default or Event of Default has occurred or is continuing or would result therefrom;

(ii) no Loan or Commitment may be assigned to a Purchasing Debt Affiliate pursuant to this Section 9.04(f), if after giving effect to such assignment, Purchasing Debt Affiliates in the aggregate would own in excess of 10% of all Commitments then outstanding; and

(iii) no U.S. Loan or U.S. Commitment or Canadian Loan or Canadian Commitment may be assigned to a Purchasing Debt Affiliate pursuant to this Section 9.04(f), if after giving effect to such assignment, Purchasing Debt Affiliates in the aggregate would own in excess of 10% of all U.S. Commitments or Canadian Commitments, respectively, then outstanding;

Notwithstanding anything to the contrary in this Agreement, no Purchasing Debt Affiliate that becomes a Lender shall have any right to (A) attend (including by telephone or internet), or review any document, notes, models or other report or instrument prepared for or arising from, any meeting or discussions (or portion thereof), among the Agent or any other Lender or any counsel, consultant or advisor of the Agent or any Lender, to which representatives of the Loan Parties are not invited, (B) receive any information or material prepared by the Agent, any other Lender or any counsel, consultant or advisor of any of the foregoing or any communication by or among the Agent, one or more other Lenders or any counsel, consultant or advisor of any of the foregoing, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Commitments and Loans required to be delivered to Lenders pursuant to Article II), (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Agent, any other Lender or any officer, director, counsel, consultant or agent of any of the foregoing with respect to any duties or obligations or alleged duties or obligations of such Person under the Loan Documents, or (D) the benefit of any advice provided by counsel to the Agent or the other Lenders or to challenge the attorney-client privilege of the communications between the Agent, the other Lenders and such counsel.

(g) Notwithstanding anything in Section 9.04 or the definitions of "Required Lenders", "Required Canadian Lenders", "Required U.S. Lenders" or "Super Majority Lenders" to the contrary, for purposes of determining whether the applicable Required Lenders, the Super Majority Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any

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of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Commitments held by any Purchasing Debt Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Canadian Lenders, Required U.S. Lenders or Required Lenders (as applicable) or the Super Majority Lenders (or requisite vote of any Class of Lenders) have taken any actions.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Revolving Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time

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owing by such Revolving Lender or Affiliate to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by such Revolving Lender, irrespective of whether or not such Revolving Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Revolving Lender shall notify the Borrower Agent and the Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.08. The rights of each Revolving Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Revolving Lender may have.

NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Any party to this Agreement that cannot receive service of process in the United States hereby appoints an Affiliate domiciled in the United States that can receive service of process in the Unites States as its process agent.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Agent, each Issuing Bank and the each Lender (the "Subject Persons") agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by Applicable Law or compulsory legal process based on the advice of counsel (in which case each Subject Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by Applicable Law, to inform the Company promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Subject Person or any of its Affiliates (in which case such Subject Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by Applicable Law, to inform the Company promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by a Subject Person or any of its Affiliates or any Related Parties thereto in violation of this Agreement or any other confidentiality obligations owing to the Company or its Related Parties, (d) to the extent that such information is received by a Subject Person from a third party that is not, to such Subject Person's knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Company or any of its Related Parties, (e) to the extent that such information is independently developed by such Subject Person, (f) to the Subject Persons' Affiliates and to its and their respective employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement, the other Loan Documents and the Transactions (including in connection with protecting or enforcing the Subject Persons' rights with respect to the Loan Documents) and who are informed of the confidential nature of such information and are or have

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been advised of their obligation to keep information of this type confidential, (g) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect, actual or prospective, contractual counterparty to any Swap Agreement relating to the Company or any of its Subsidiaries, in each case who are instructed that they shall be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) to another Subject Person, (i) if the Company provides its prior written consent to the proposed disclosure, or (j) for purposes of establishing a "due diligence" defense; provided that the disclosure of any such information to any Lenders, Participants, Assignees or counterparties or to prospective Lenders, Participants, Assignees or counterparties referred to above shall be made subject to the acknowledgment and acceptance by such persons that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company). For the purposes of this Section 9.12, "Information" means all information received from any Loan Party relating to the Loan Parties or their businesses, the Sponsor or the Transactions other than any such information that is available to the Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein and acknowledges that the Collateral shall not include any Margin Stock. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Banks nor any Lender shall be obligated to extend credit to any Borrower in violation of any Requirement of Law.

Section 9.14 PATRIOT Act. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the PATRIOT Act, the Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow the Agent and Lenders to identify it in accordance with the PATRIOT Act. The Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers' management and owners, such as legal name, address social security number and date of birth.

Section 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. In addition, each Loan Party and each Lender hereby acknowledges that an Affiliate of the Agent was an initial purchaser of the Senior Subordinated Notes.

Section 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or with the PPSA or any other Applicable Law can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

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Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.17 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate, or the Bank of Canada Overnight Rate with respect to Canadian Loans, to the date of repayment, shall have been received by such Lender.

Section 9.18 Cumulative Effect; Conflict of Terms; Entire Agreement; Credit Inquiries; No Advisory or Fiduciary Responsibility. Each Loan Party hereby agrees and confirms that:

(a) The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document (other than the ABL Intercreditor Agreement), the provision herein shall govern and control.

(b) Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c) Each Loan Party hereby authorizes the Agent and the Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

(d) In connection with all aspects of each transaction contemplated by any Loan Document, the Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm's-length commercial transactions between the Borrowers and such Person; (ii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of the Agent, the Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for the Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) the Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and have no obligation to disclose any of such interests to the Borrowers or their Affiliates.

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Section 9.19 Confirmation, Ratification and Affirmation by Loan Parties. Each Loan Party hereby agrees and confirms that:

(a) The obligations of each Loan Guarantor contained in the U.S. Loan Guaranty shall remain in full force and effect and are hereby confirmed, renewed, affirmed and continued by this Agreement.

(b) All rights, benefits, interests, duties, liabilities and obligations of the parties to the Collateral Documents and the agreements, documents and instruments executed and delivered in connection therewith are hereby confirmed, renewed, affirmed and continued hereby. Without limitation of the foregoing, all security interests, pledges, assignments and other Liens previously granted by any Loan Guarantor, as a Grantor, pursuant to the Collateral Documents are hereby confirmed, renewed, affirmed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for all Secured Obligations with no change in the priority applicable thereto, in each case, subject only to Liens permitted under the Loan Documents, to the extent provided therein.

(c) Each Loan Guarantor acknowledges and stipulates that the U.S. Loan Guaranty and the Canadian Loan Guarantee, as applicable, and the Collateral Documents and each other Loan Document (including, without limitation, in each reference herein to the Loan Documents), each agreement regarding Banking Services in respect of Secured Banking Services Obligations and each Swap Agreement in respect of Secured Swap Obligations executed by such Loan Guarantor are legal, valid and binding obligations of such Loan Guarantor that are enforceable against such Loan Guarantor in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws affecting creditors' rights generally and by general principles of equity, as set forth in such Loan Documents, and the security interests and liens granted under the Collateral Documents and each other Loan Document by such Loan Guarantor in favor of the Agent, for the benefit of the Secured Parties, are and continue to be, duly perfected, security interests and liens having the priority set forth in the ABL Intercreditor Agreement, in each case, to the full extent provided by the terms of the Collateral Documents and each other Loan Document and subject only to Liens permitted under the Loan Documents, to the extent provided therein.

Section 9.20 INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE ABL INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE ABL INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND (C) AUTHORIZES AND INSTRUCTS THE AGENT TO ENTER INTO THE ABL INTERCREDITOR AGREEMENT AS ABL AGENT (AS DEFINED IN THE ABL INTERCREDITOR AGREEMENT) AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THIS AGREEMENT TO EXTEND CREDIT TO BORROWERS AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT.

Section 9.21 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be the

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Exchange Rate on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased (a) is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent and the Applicable Lenders against such loss or (b) is more than the amount originally due in the Original Currency, the Agent agrees to remit to the applicable Loan Parties the excess.

ARTICLE X
U.S. LOAN GUARANTY

Section 10.01 Guaranty. Each U.S. Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the "U.S. Guaranteed Obligations"). Each U.S. Loan Guarantor further agrees that the U.S. Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

Section 10.02 Guaranty of Payment. This U.S. Loan Guaranty is a guaranty of payment and not of collection. Each U.S. Loan Guarantor waives any right to require the Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the U.S. Guaranteed Obligations (each, a "U.S. Obligated Party"), or otherwise to enforce its payment against any collateral securing all or any part of the U.S. Guaranteed Obligations.

Section 10.03 No Discharge or Diminishment of U.S. Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each U.S. Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as expressly provided in Section 10.11), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the U.S. Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any U.S. Obligated Party, or their assets or any resulting release or discharge of any obligation of any U.S. Obligated Party; or (iv) the existence of any claim, setoff or other rights which any U.S. Loan Guarantor may have at any time against any U.S. Obligated Party, the Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each U.S. Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the U.S. Guaranteed Obligations or otherwise, or any

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provision of Applicable Law or applicable Regulation purporting to prohibit payment by any U.S. Obligated Party, of the U.S. Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any U.S. Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the U.S. Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the U.S. Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of each Borrower for all or any part of the U.S. Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iv) any action or failure to act by the Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the U.S. Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the U.S. Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such U.S. Loan Guarantor or that would otherwise operate as a discharge of any U.S. Loan Guarantor as a matter of law or equity (other than as expressly provided in Section 10.11).

Section 10.04 Defenses Waived. To the fullest extent permitted by Applicable Law, each U.S. Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any U.S. Loan Guarantor or the unenforceability of all or any part of the U.S. Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any U.S. Loan Guarantor or any law or regulation of any jurisdiction or any other event affecting any term of a U.S. Guaranteed Obligation, other than the termination of a U.S. Loan Guarantor's obligations hereunder as expressly provided in Section 10.11. Without limiting the generality of the foregoing, each U.S. Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any U.S. Obligated Party, or any other Person. The Agent may, at its election, foreclose on any U.S. Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such U.S. Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the U.S. Guaranteed Obligations, compromise or adjust any part of the U.S. Guaranteed Obligations, make any other accommodation with any U.S. Obligated Party or exercise any other right or remedy available to it against any U.S. Obligated Party, without affecting or impairing in any way the liability of such U.S. Loan Guarantor under this U.S. Loan Guaranty except to the extent the U.S. Guaranteed Obligations have been fully paid in cash. To the fullest extent permitted by Applicable Law, each U.S. Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to Applicable Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any U.S. Loan Guarantor against any U.S. Obligated Party or any security.

Section 10.05 Rights of Subrogation. No U.S. Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any U.S. Obligated Party, or any collateral, until the Loan Parties and the U.S. Loan Guarantors have fully performed all their obligations to the Agent, the Issuing Banks and the Lenders.

Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the U.S. Guaranteed Obligations is rescinded or must otherwise be restored or returned

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upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each U.S. Loan Guarantor's obligations under this U.S. Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the U.S. Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the U.S. Guaranteed Obligations shall nonetheless be payable by the U.S. Loan Guarantors forthwith on demand by the Lender.

Section 10.07 Information. Each U.S. Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Guaranteed Obligations and the nature, scope and extent of the risks that each U.S. Loan Guarantor assumes and incurs under this U.S. Loan Guaranty, and agrees that none of the Agent, any Issuing Bank or any Lender shall have any duty to advise any U.S. Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08 Maximum Liability. The provisions of this U.S. Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Loan Guarantor under this U.S. Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Loan Guarantor's liability under this U.S. Loan Guaranty, then, notwithstanding any other provision of this U.S. Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the U.S. Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor's "Maximum Liability"). This Section 10.08 with respect to the Maximum Liability of each U.S. Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under Applicable Law, and no U.S. Loan Guarantor nor any other Person or entity shall have any right or claim under this Section 10.08 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any U.S. Loan Guarantor hereunder shall not be rendered voidable under Applicable Law. Each U.S. Loan Guarantor agrees that the U.S. Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each U.S. Loan Guarantor without impairing this U.S. Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that nothing in this sentence shall be construed to increase any U.S. Loan Guarantor's obligations hereunder beyond its Maximum Liability. Notwithstanding the foregoing, nothing contained in this Agreement (including any provisions of this Article X to the contrary) shall limit the liability of the Company in respect of all of the Obligations under the Loan Documents.

Section 10.09 Contribution. In the event any U.S. Loan Guarantor (a "Paying U.S. Guarantor") shall make any payment or payments under this U.S. Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this U.S. Loan Guaranty, each other U.S. Loan Guarantor (each a "Non-Paying U.S. Guarantor") shall contribute to such Paying U.S. Guarantor an amount equal to such Non-Paying U.S. Guarantor's "Guarantor Percentage" of such payment or payments made, or losses suffered, by such Paying U.S. Guarantor. For purposes of this Article X, each Non-Paying U.S. Guarantor's "Guarantor Percentage" with respect to any such payment or loss by a Paying U.S. Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i)

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such Non-Paying U.S. Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying U.S. Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying U.S. Guarantor from any U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all U.S. Loan Guarantors hereunder (including such Paying U.S. Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any U.S. Loan Guarantor, the aggregate amount of all monies received by such U.S. Loan Guarantors from any U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any U.S. Loan Guarantor's several liability for the entire amount of the U.S. Guaranteed Obligations (up to such U.S. Loan Guarantor's Maximum Liability). Each of the U.S. Loan Guarantors covenants and agrees that its right to receive any contribution under this U.S. Loan Guaranty from a Non-Paying U.S. Guarantor shall be subordinate and junior in right of payment to the termination of a U.S. Loan Guarantor's obligations hereunder as expressly provided in Section 10.11. This provision is for the benefit of all of the Agent, the Issuing Banks, the. Lenders, the Borrowers and the U.S. Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.10 Liability Cumulative. The liability of each U.S. Loan Party as a U.S. Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each U.S. Loan Party to the Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such U.S. Loan Party is a party or in respect of any obligations or liabilities of the other U.S. Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.11 Termination; Release of U.S. Loan Guarantors and U.S. Borrowers. The U.S. Loan Guaranty of all U.S. Loan Guarantors shall terminate on the Termination Date. Notwithstanding anything in Section 9.02(b) to the contrary (i) a U.S. Loan Guarantor or a U.S. Borrower that is a U.S. Subsidiary shall automatically be released from its obligations hereunder and its U.S. Loan Guaranty and obligations as a U.S. Borrower shall be automatically released upon the consummation of any transaction permitted hereunder as a result of which such U.S. Loan Guarantor or U.S. Borrower ceases to be a U.S. Subsidiary of the Company and (ii) so long as no Event of Default has occurred and is continuing, (A) if a U.S. Loan Guarantor or a U.S. Borrower is or becomes an Excluded Subsidiary, then such U.S. Loan Guarantor shall be automatically released from its obligations hereunder and its U.S. Loan Guaranty and obligations as a U.S. Borrower shall be automatically released upon notification thereof from the Borrower Agent to the Agent. In connection with any such release, the Agent shall execute and deliver to any U.S. Loan Guarantor or U.S. Borrower that is a U.S. Subsidiary, at such U.S. Loan Guarantor's or U.S. Borrower's expense, all documents that such U.S. Loan Guarantor or U.S. Borrower shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.11 shall be without recourse to or warranty by the Agent.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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Exhibit B to Amendment No. 3 to Credit Agreement

[See attached]

U.S. ACQUISITION LOAN NOTE

August     , 2013

FOR VALUE RECEIVED, the undersigned (each a “U.S. Acquisition Sub-Facility Borrower”), hereby promises to pay to [                            ] (the “Lender”) or its registered assigns, at the office of Bank of America, N.A. (the “Agent”) at 200 Glastonbury Blvd., Glastonbury, Connecticut 06033, in accordance with the provisions of the Credit Agreement (as hereinafter defined), in the lawful currency in which such U.S. Acquisition Sub-Facility Loan was denominated, in immediately available funds, the principal amount of each U.S. Acquisition Sub-Facility Loan from time to time made by the Lender to such U.S. Acquisition Sub-Facility Borrower and to pay interest from the date of such U.S. Acquisition Sub-Facility Loan on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided under that certain Credit Agreement dated as of March 31, 2011, as amended as of October 16, 2012, as further amended as of May 8, 2013 and as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation, NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company and NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation, the Lenders parties thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”).  Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Principal of and interest on this promissory note from time to time outstanding shall be due and payable as provided in the Credit Agreement.  This promissory note is issued pursuant to and evidences U.S. Acquisition Sub-Facility Loans under the Credit Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of the U.S. Acquisition Sub-Facility Borrowers.  For the avoidance of doubt, (i) the U.S. Acquisition Sub-Facility and the obligations of the U.S. Acquisition Sub-Facility Borrowers (in their capacities as such) thereunder are part of, and not in addition to, the U.S. Revolving Commitment and the obligations of the U.S. Acquisition Sub-Facility Borrowers (in their capacities as such) thereunder and (ii) this U.S. Acquisition Loan Note does not evidence or constitute an increase of the obligations of the Company under the Revolving Promissory Notes, dated as of March 31, 2011 in favor of the Lenders named therein.  The Credit Agreement contains provisions for acceleration of the maturity of this promissory note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this promissory note is hereby authorized by each undersigned U.S. Acquisition Sub-Facility Borrower to record on a schedule annexed to this promissory note (or on a supplemental schedule) the amounts owing with respect to U.S. Acquisition Sub-Facility Loans, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this promissory note or any obligations of such U.S. Acquisition Sub-Facility Borrower hereunder or under any other Loan Documents.

Each U.S. Acquisition Sub-Facility Borrower, as applicable, and all endorsers, sureties and guarantors of this promissory note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this promissory note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this promissory note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  The U.S. Acquisition Sub-Facility Borrowers jointly and severally agree to pay, and to save the holder of this promissory note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this promissory note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this promissory note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under applicable law.  If any such excess amount is inadvertently paid by one or more of the undersigned U.S. Acquisition Sub-Facility Borrowers or inadvertently received by the holder of this promissory note, such excess shall be returned to such U.S. Acquisition Sub-Facility Borrower or credited as a payment of principal, in accordance with the Credit Agreement.  It is the intent hereof that the U.S. Acquisition Sub-Facility Borrowers not pay or contract to pay, and that holder of this promissory note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the U.S. Acquisition Sub-Facility Borrowers under applicable law.

[U.S. Acquisition Loan Note]

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

NEXEO SOLUTIONS HOLDINGS, LLC,
as a U.S. Acquisition Sub-Facility Borrower

By:
Name:
Title:

NEXEO SOLUTIONS SUB HOLDING CORP.,
as a U.S. Acquisition Sub-Facility Borrower

By:
Name:
Title:

[U.S. Acquisition Loan Note]

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

NEXEO SOLUTIONS, LLC,
as a U.S. Acquisition Sub-Facility Borrower

By:
Name:
Title:

[U.S. Acquisition Loan Note]

Annex 1 to

Amendment No. 3 to Credit Agreement

GUARANTOR CONSENT AND REAFFIRMATION

August 5, 2013

Reference is made to (i) Amendment No. 3 to Credit Agreement, dated as of the date hereof, attached as Exhibit A hereto (the “Amendment”), among Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), Nexeo Solutions Canada Corp., a Canadian corporation (the “Canadian Borrower” and together with the Company, collectively, the “Borrowers”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), Bank of America, N.A., as the Agent, and the Lenders party thereto and (ii) the Credit Agreement, dated as of March 31, 2011, as amended as of October 16, 2012 and as further amended as of May 8, 2013 (as amended, and as otherwise amended, restated supplemented or modified from time to time prior to the date hereof, the “Original Credit Agreement”), among the Borrowers, Holdings, Sub Holdco, the Agent, General Electric Capital Corporation, as co-collateral agent, and each lender from time to time party thereto.  Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Amendment.

Each Loan Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment Effective Date, be deemed to be a reference to the Amended Credit Agreement in effect in accordance with the terms of the Amendment.

Each Loan Guarantor hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed, and remain in full force and effect.

After giving effect to the Amendment, each Loan Guarantor reaffirms each Lien granted by it to the Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Loan Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Consent by facsimile, PDF format or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Consent.

This Consent is a Loan Document and shall be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name:
Title:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:
Name:
Title:

NEXEO SOLUTIONS FINANCE CORPORATION

By:
Name:
Title:

[Guarantor Consent and Reaffirmation — Amendment No. 3 to Credit Agreement]

Exhibit A to Guarantor Consent and Reaffirmation

Amendment No. 3 to Credit Agreement

[See attached]